                                CREDIT AGREEMENT

                                     among

                            SOFTWARE SPECTRUM, INC.
                                  as Borrower,

                              TEXAS COMMERCE BANK
                             NATIONAL ASSOCIATION,
                                   as Agent,

                                      and
                            the lenders named herein


                                  13 May 1996





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
                               TABLE OF CONTENTS


ARTICLE 1 - Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
       Section 1.1        Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
       Section 1.2        Other Definitional Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
       Section 1.3        Accounting Terms and Determinations . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
       Section 1.4        Time of Day . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

ARTICLE 2 - Revolving Credit Facility . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
       Section 2.1        Revolving Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
       Section 2.2        Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
       Section 2.3        Repayment of Revolving Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
       Section 2.4        Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
       Section 2.5        Revolving Commitment Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
       Section 2.6        Reduction or Termination of Revolving Commitments
                          and Extension of Revolving Termination Date . . . . . . . . . . . . . . . . . . . . . . . .  18
       Section 2.7        Letters of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
            (a)           Commitment to Issue . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
            (b)           Letter of Credit Request Procedure  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
            (c)           Letter of Credit Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
            (d)           Funding of Drawings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
            (e)           Reimbursements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
            (f)           Reimbursement Obligations Absolute  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
            (g)           Issuer Responsibility . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

ARTICLE 3 - Term Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
       Section 3.1        Term Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
       Section 3.2        Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
       Section 3.3        Repayment of Term Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
       Section 3.4        Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

ARTICLE 4 - Interest and Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
       Section 4.1        Interest Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
       Section 4.2        Determinations of Margins and Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
       Section 4.3        Payment Dates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
       Section 4.4        Default Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
       Section 4.5        Conversions and Continuations of Accounts . . . . . . . . . . . . . . . . . . . . . . . . .  25
       Section 4.6        Computations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

ARTICLE 5 - Administrative Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
       Section 5.1        Borrowing Procedure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
       Section 5.2        Minimum Amounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
       Section 5.3        Certain Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
       Section 5.4        Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
            (a)           Mandatory . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27





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
                          (i)     Revolving Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                          (ii)    Term Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
            (b)           Optional  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
       Section 5.5        Method of Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
       Section 5.6        Pro Rata Treatment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
       Section 5.7        Sharing of Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
       Section 5.8        Non-Receipt of Funds by the Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
       Section 5.9        Withholding Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
       Section 5.10       Withholding Tax Exemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
       Section 5.11       Participation Obligations Absolute; Failure to Fund Participation.    . . . . . . . . . . .  30
       Section 5.12       Release of Collateral.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
       Section 5.13       Collateral Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

ARTICLE 6 - Yield Protection and Illegality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
       Section 6.1        Additional Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
       Section 6.2        Limitation on Libor Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
       Section 6.3        Illegality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
       Section 6.4        Treatment of Affected Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
       Section 6.5        Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
       Section 6.6        Capital Adequacy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

ARTICLE 7 - Conditions Precedent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
       Section 7.1        Initial Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
            (a)           Resolutions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
            (b)           Incumbency Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
            (c)           Articles of Incorporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
            (d)           Bylaws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
            (e)           Governmental Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
            (f)           Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
            (g)           Collateral Documents and Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
            (h)           Termination of Prior Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
            (i)           Insurance Policies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
            (j)           Opinion of Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
            (k)           Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
            (l)           Borrowing Base Report . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
            (m)           Pro Forma . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
            (n)           Projections . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
            (o)           Egghead Acquisition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
            (p)           Letter of Direction and Funds Flow Memorandum . . . . . . . . . . . . . . . . . . . . . . .  37
            (q)           Attorneys' Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
       Section 7.2        All Loans and Letters of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
            (a)           No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
            (b)           Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
            (c)           Additional Documentation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

ARTICLE 8 - Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38





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
       Section 8.1        Corporate Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
       Section 8.2        Financial Statements; ProForma; Projections.    . . . . . . . . . . . . . . . . . . . . . .  38
            (a)           Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
            (b)           Pro Forma and Projections . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
       Section 8.3        Corporate Action; No Breach . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
       Section 8.4        Operation of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
       Section 8.5        Litigation and Judgments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
       Section 8.6        Rights in Properties; Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
       Section 8.7        Enforceability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
       Section 8.8        Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
       Section 8.9        Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
       Section 8.10       Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
       Section 8.11       Margin Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
       Section 8.12       ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
       Section 8.13       Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
       Section 8.14       Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
       Section 8.15       Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
       Section 8.16       Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
       Section 8.17       Investment Company Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
       Section 8.18       Public Utility Holding Company Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
       Section 8.19       Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
       Section 8.20       Solvency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
       Section 8.21       Benefit Received  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
       Section 8.22       Transaction Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

ARTICLE 9 - Positive Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
       Section 9.1        Reporting Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
            (a)           Annual Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
            (b)           Quarterly Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
            (c)           Compliance Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
            (d)           Borrowing Base Report . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
            (e)           Annual Projections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
            (f)           Management Letters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
            (g)           Notice of Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
            (h)           Notice of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
            (i)           ERISA Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
            (j)           Reports to Other Creditors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
            (k)           Notice of Material Adverse Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
            (l)           Proxy Statements, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
            (m)           General Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
       Section 9.2        Maintenance of Existence; Conduct of Business . . . . . . . . . . . . . . . . . . . . . . .  46
       Section 9.3        Maintenance of Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
       Section 9.4        Taxes and Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
       Section 9.5        Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
       Section 9.6        Inspection Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
       Section 9.7        Keeping Books and Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47





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
       Section 9.8        Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
       Section 9.9        Compliance with Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
       Section 9.10       Further Assurances and Collateral Matters . . . . . . . . . . . . . . . . . . . . . . . . .  47
            (a)           Further Assurance and Exceptions to Perfection  . . . . . . . . . . . . . . . . . . . . . .  47
            (b)           Granting Subsidiary Pledge  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
            (c)           Borrower Pledge of Subsidiary Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
            (d)           Post-Closing Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
       Section 9.11       ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

ARTICLE 10 - Negative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
       Section 10.1       Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
       Section 10.2       Limitation on Liens and Restrictions on Subsidiaries  . . . . . . . . . . . . . . . . . . .  50
       Section 10.3       Mergers, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
       Section 10.4       Restrictions on Dividends and other Distributions . . . . . . . . . . . . . . . . . . . . .  52
       Section 10.5       Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
       Section 10.6       Limitation on Issuance of Capital Stock . . . . . . . . . . . . . . . . . . . . . . . . . .  54
       Section 10.7       Transactions With Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
       Section 10.8       Disposition of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
       Section 10.9       Lines of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
       Section 10.10      Transaction Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

ARTICLE 11 - Financial Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
       Section 11.1       Consolidated Net Worth  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
       Section 11.2       Funded Debt to EBITDA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
       Section 11.3       Fixed Charge Coverage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55

ARTICLE 12 - Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
       Section 12.1       Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
       Section 12.2       Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
            (a)           Acceleration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
            (b)           Termination of Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
            (c)           Judgment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
            (d)           Foreclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
            (e)           Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
       Section 12.3       Cash Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
       Section 12.4       Performance by the Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
       Section 12.5       Setoff  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

ARTICLE 13 - The Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
       Section 13.1       Appointment, Powers and Immunities  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
       Section 13.2       Rights of Agent as a Bank . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
       Section 13.3       Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
       Section 13.4       Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
       Section 13.5       Independent Credit Decisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
       Section 13.6       Several Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
       Section 13.7       Successor Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62

       Section 13.8       Agent Fee.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63

ARTICLE 14 - Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
       Section 14.1       Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
       Section 14.2       Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
       Section 14.3       Limitation of Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
       Section 14.4       No Duty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
       Section 14.5       No Fiduciary Relationship . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
       Section 14.6       Equitable Relief  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
       Section 14.7       No Waiver; Cumulative Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
       Section 14.8       Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
            (a)           Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
            (b)           Participations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
            (c)           Assignments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
            (d)           Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
            (e)           Pledge to Federal Reserve . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
       Section 14.9       Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
       Section 14.10      Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
       Section 14.11      Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
       Section 14.12      Maximum Interest Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
       Section 14.13      Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
       Section 14.14      Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
       Section 14.15      Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
       Section 14.16      Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
       Section 14.17      Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
       Section 14.18      Non-Application of Chapter 15 of Texas Credit Code  . . . . . . . . . . . . . . . . . . . .  70
       Section 14.19      Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
       Section 14.20      Independence of Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
       Section 14.21      Waiver of Jury Trial  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70

                               INDEX TO EXHIBITS


               Exhibit                       Description of Exhibit
               -------                       ----------------------

                 "A"                            Revolving Note
                 "B"                            Term Note
                 "C"                            Borrowing Base Report
                 "D"                            Guaranty
                 "E"                            Borrower Security Agreement
                 "F"                            Borrower Pledge Agreement
                 "G"                            Subsidiary Security Agreement
                 "H"                            Assignment and Acceptance
                 "I"                            Compliance Certificate




                               INDEX TO SCHEDULES

            Schedule                     Description of Schedule
            --------                     -----------------------

             1.1 (a)                       Approved Foreign Account Debtors;
                                           Approved Account Debtors and
                                           Concentration Account Debtors
             8.14                          List of Subsidiaries
             10.1                          Debt
             10.2                          Existing Liens
             10.5                          Existing Investments

                                CREDIT AGREEMENT



         THIS CREDIT AGREEMENT (the "Agreement"), dated as of May 3, 1996, is among SOFTWARE SPECTRUM, INC., a corporation duly organized and validly existing under the laws of the State of Texas (the "Borrower"), each of the banks or other lending institutions which is or which may from time to time become a signatory hereto or any successor or assignee thereof (individually, a "Bank" and, collectively, the "Banks") and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, individually as a Bank and as agent for itself and the other Banks (in its capacity as agent, together with its successors in such capacity, the "Agent").


                                R E C I T A L S:


         The Borrower has requested that the Banks extend credit to the Borrower in the form of a revolving credit facility and a term loan facility. The Banks are willing to extend such credit to the Borrower upon the terms and conditions hereinafter set forth.

         NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:


                                   ARTICLE 1

                                  Definitions

         Section 1.1 Definitions. As used in this Agreement, the following terms have the following meanings:

         "Account" means either a Base Rate Account or a Libor Account.

         "Acquisitions" means the Egghead Acquisition and the Essentially Acquisition.

         "Additional Costs" has the meaning specified in Section 6.1.

         "Adjusted EBITDA" means, for any period after June 30, 1996, the sum of the following calculated for such period: (a) EBITDA plus (b) all Nonrecurring Charges deducted in determining Net Income for such period. The term "Nonrecurring Charges" means, for any period, the actual amount of the nonrecurring cash charges to the earnings of Borrower and the Subsidiaries for such period arising in connection with, or as a result of, the Acquisitions (e.g., transition costs, costs of temporary workers and the cost arising as a result of the Borrower's obligations under the Asset Purchase Agreement and the fulfilment agreement executed in connection therewith); provided that for purposes of this definition: (a) such charges shall not exceed in the aggregate, for all periods of calculation, Two Million Five Hundred Thousand





CREDIT AGREEMENT - PAGE 1

Dollars ($2,500,000) and (b) for any period after the anniversary of the Closing Date, such charges shall at all times equal zero.

         "Adjusted Debt Ratio" has the meaning specified in Section 5.12.

         "Adjusted Libor Rate" means, for any Libor Account for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined by the Agent to be equal to the Libor Rate for such Libor Account for such Interest Period divided by 1 minus the Reserve Requirement for such Libor Account for such Interest Period.

         "Adjustment Date" has the meaning specified in Section 4.2.

         "Affiliate" means, as to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; (b) that directly or indirectly beneficially owns or holds five percent (5%) or more of any class of voting stock of such Person; or (c) five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Person in question. The term "control" means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, in no event shall the Agent or any Bank be deemed an Affiliate of the Borrower or any Subsidiaries.

         "Agent" has the meaning set forth in the introductory paragraph of this Agreement.

         "Agreement" has the meaning set forth in the introductory paragraph of this Agreement.

         "Annual Projections" means Borrower's forecasted profit and loss statements prepared on a line of business basis and otherwise consistent with Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

         "Annualized EBITDA" has the meaning set forth in Section 11.2.

         "Applicable Lending Office" means for each Bank and each Type of Account, the lending office of such Bank (or of an Affiliate of such Bank) designated for such Account below its name on the signature pages hereof or such other office of such Bank (or of an Affiliate of such Bank) as such Bank may from time to time specify to the Borrower and the Agent as the office by which its Loans subject to Accounts of such Type are to be made and maintained.

         "Applicable Rate" has the meaning set forth in Section 4.1.

         "Approved Account Debtor" has the meaning set forth in the Eligible Account definition.

         "Approved Foreign Account Debtor" has the meaning set forth in the Eligible Account definition.





CREDIT AGREEMENT - PAGE 2

         "Asset Purchase Agreement" means that certain Asset Purchase Agreement dated as of March 23, 1996 among Egghead, Inc., DJ&J Software Corporation and Borrower, as the same may be amended or otherwise modified in accordance with the provisions hereof.

         "Assignment and Acceptance" means an assignment and acceptance entered into by a Bank and its assignee and accepted by the Agent pursuant to Section 14.8, in substantially the form of Exhibit "H" hereto.

         "Average Funded Debt" has the meaning specified in Section 5.12.

         "Bank" has the meaning set forth in the introductory paragraph of this Agreement.

         "Base Margin" has the meaning specified in Section 4.2.

         "Base Rate" means, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% or (b) the Prime Rate in effect on such day. For purposes hereof, "Prime Rate" shall mean the rate of interest per annum then most recently publicly announced from time to time by Texas Commerce as its prime rate in effect at its Principal Office; each change in the Prime Rate shall be effective on the date such change is publicly announced as effective. "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as released on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so released for any day which is a Business Day, the arithmetic average (rounded upwards to the next 1/100th of 1%), as determined by the Agent, of the quotations for the day of such transactions received by the Agent from three federal funds brokers of recognized standing selected by it. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability of the Agent to obtain sufficient quotations in accordance with the terms thereof, the Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively. The Base Rate may not be any Bank's best or favored rate and the Banks may make other Loans to other Persons at rates lower than the Base Rate.

         "Base Rate Account" means a portion of a Loan that bears interest at a rate based upon the Base Rate.

         "Borrower" has the meaning set forth in the introductory paragraph of this Agreement.

         "Borrower Pledge Agreement" means the pledge agreement between the Borrower and the Agent for the benefit of itself and the Banks, in substantially the form of Exhibit "F", as the same may be amended or otherwise modified.





CREDIT AGREEMENT - PAGE 3

         "Borrower Security Agreement" means the security agreement between the Borrower and Agent for the benefit of itself and the Banks, in substantially the form of Exhibit "E", as the same may be amended or otherwise modified.

         "Borrowing Base" means, at any time, an amount equal to the sum of (a) the sum of (i) eighty-five percent (85%) of the aggregate amount of Eligible Accounts plus (ii) one hundred percent (100%) of the market value of the assets held in or pursuant to the Collateral Account minus (b) the outstanding principal balance of the Term Loans.

         "Business Day" means (a) any day excluding Saturday, Sunday, and any day which either is a legal holiday under the laws of the State of Texas or is a day on which banking institutions located in the State of Texas are closed, and (b), with respect to all borrowings, payments, Conversions, Continuations, Interest Periods, and notices in connection with Loans subject to Libor Accounts, any day which is a Business Day described in clause (a) above and which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

         "Calculation Period" has the meaning specified in Section 4.2.

         "Capital Expenditures" means, for any period, all expenditures of the Borrower and its Subsidiaries which are classified as capital expenditures in accordance with GAAP including all such expenditures associated with Capital Lease Obligations but excluding any such expenditures made on the Closing Date in connection with the Acquisitions.

         "Capital Lease Obligations" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP. For purposes of this Agreement, the amount of such Capital Lease Obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

         "Closing Date" means May 13, 1996.

         "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated and rulings issued thereunder.

         "Collateral" means the property in which Liens have been granted pursuant to the Borrower Security Agreement, the Borrower Pledge Agreement and the Subsidiary Security Agreements whether such Liens are now existing or hereafter arise.

         "Collateral Account" means the deposit, brokerage or investment account or accounts established at the Agent in the name of Agent pursuant to
Section 5.13 over which the Borrower shall have no right of withdrawal except as provided in Section 5.13.

         "Commercial Letter of Credit" means a Letter of Credit issued to facilitate payment under a contract for the sale of goods.





CREDIT AGREEMENT - PAGE 4

         "Commitment Fee Rate" means the per annum rate determined in accordance with Section 4.2.

         "Commitment Percentage" means, as to any Bank, the percentage equivalent of a fraction the numerator of which is the amount of the Commitments of such Bank and the denominator of which is the aggregate amount of the Commitments of all of the Banks.

         "Commitments" means, as to each Bank, such Bank's Revolving Commitment and Term Commitment.

         "Compliance Certificate" means a certificate in substantially the form of Exhibit "I" properly completed and executed by the chief financial officer of the Borrower.

         "Concentration Account Debtor" has the meaning specified in the Eligible Account definition.

         "Consolidated Net Worth" has the meaning specified in Section 11.1.

         "Continue", "Continuation", and "Continued" shall refer to the continuation pursuant to Section 4.5 of a Libor Account as a Libor Account from one Interest Period to the next Interest Period.

         "Convert", "Conversion", and "Converted" shall refer to a conversion pursuant to Section 4.5 or Article 6 of one Type of Account into the other Type of Account.

         "Debt" means as to any Person at any time (without duplication): (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments; (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than one hundred twenty (120) days or that are past due by more than one hundred twenty (120) days but are being contested in good faith by appropriate proceedings diligently pursued; (d) all Capital Lease Obligations of such Person; (e) all Debt or other obligations of others Guaranteed by such Person; (f) all obligations secured by a Lien existing on property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person or are non-recourse to the credit of such Person; (g) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds, and similar instruments; and (h) all liabilities of such Person in respect of unfunded vested benefits under any Plan.

         "Default" means an Event of Default or the occurrence of an event or condition which with notice or lapse of time or both would become an Event of Default.

         "Default Rate" means, in respect of any principal of any Loan, any Reimbursement Obligation, or any other amount payable by the Borrower under any Loan Document which is not paid when due (whether at stated maturity, by acceleration, or otherwise), a rate per annum during the period commencing on the due date until such amount is paid in full equal to the sum of two





CREDIT AGREEMENT - PAGE 5
percent (2%) plus the Applicable Rate for Base Rate Accounts as in effect from time to time (provided, that if such amount in default is principal of a Loan subject to a Libor Account and the due date is a day other than the last day of an Interest Period therefor, the "Default Rate" for such principal shall be, for the period from and including the due date and to but excluding the last day of the Interest Period therefor, two percent (2%) plus the interest rate for such Loan for such Interest Period as provided in Section 4.1 hereof, and, thereafter, the rate provided for above in this definition).

         "Dollars" and "$" mean lawful money of the United States of America.

         "EBITDA" means, for any period, the total of the following each calculated for Borrower and the Subsidiaries without duplication on a consolidated basis for such period: (a) Net Income; plus (b) any provision for (or less any benefit from) income or franchise taxes included in determining Net Income; plus (c) Interest Expense deducted in determining Net Income; plus
(d) amortization and depreciation expense deducted in determining Net Income.

         "Egghead Acquisition" means the acquisition by Borrower of the assets of the corporate, educational and governmental products division of Egghead Inc. pursuant to the Asset Purchase Agreement.

         "Eligible Accounts" means the aggregate of all accounts receivable of the Borrower and a Granting Subsidiary that satisfy the following conditions:
(a) are due and payable within one hundred twenty (120) days if owed by a Person or Persons that are citizens of or organized under the laws of the United States or any State thereof or within ninety (90) days if owed by an Approved Foreign Account Debtor (as defined below); (b) have been outstanding less than one hundred twenty (120) days past the original date of invoice if owed by a Person or Persons that are citizens of or organized under the laws of the United States or any State thereof or less than ninety (90) days past the original date of invoice if owed by an Approved Foreign Account Debtor; (c) have arisen in the ordinary course of business from (i) the sale by the Borrower or a Granting Subsidiary of goods in which the Borrower or a Granting Subsidiary had sole ownership where such goods have been shipped or delivered to the account debtor or (ii) the performance of services by the Borrower or a Granting Subsidiary; (d) represent complete bona fide transactions which require no further act under any circumstances on the part of the Borrower or a Granting Subsidiary to make such accounts receivable payable by the account debtor; (e) the goods of sale which gave rise to such accounts receivable were shipped or delivered to the account debtor on an absolute sale basis and not on consignment, a sale or return basis, a guaranteed sale basis, a bill and hold basis, or on the basis of any similar understanding; (f) the goods of sale which gave rise to such accounts receivable were not, at the time of sale thereof, subject to any Lien, except the security interest in favor of the Agent created by the Loan Documents; (g) are not subject to any provision prohibiting assignment or requiring notice of or consent to such assignment;
(h) are subject to a perfected, first priority security interest in favor of the Agent unless the security interest of the Agent therein is released in accordance with the provisions of Section 5.12 and are not subject to any other Lien; (i) are not subject to any asserted claim relating to a setoff, counterclaim, defense, allowance, dispute, or adjustment other than normal discounts for prompt payment, and the goods of sale which gave rise to such accounts receivable have not been returned, rejected, repossessed, lost, or damaged; (j) the account debtor is not





CREDIT AGREEMENT - PAGE 6
insolvent or the subject of any bankruptcy or insolvency proceeding and has not made an assignment for the benefit of creditors, suspended normal business operations, dissolved, liquidated, terminated its existence, ceased to pay its debts as they become due, or suffered a receiver or trustee to be appointed for any of its assets or affairs; (k) are not evidenced by chattel paper or an instrument of any kind; (l) are owed by a Person or Persons that are citizens of or organized under the laws of the United States or any State thereof and are not owed by any Person located outside of the United States of America unless (i) supported by a letter of credit issued by a bank acceptable to the Agent or (ii) owed by an Approved Foreign Account Debtor; (m) if any accounts receivable are owed by a Governmental Authority, all requirements arising under law or contract applicable to the assignment thereof (e.g.,with respect to the United States of America or any agency or department thereof, the requirements under the Federal Assignment of Claims Act) shall have been complied with unless the security interest of the Agent in the Collateral shall have been released; (n) are not owed by an Affiliate of the Borrower or a Granting Subsidiary; provided that for purposes of this clause (n) any mutual fund or manager of a mutual fund who holds five percent (5%) or more but less than ten percent (10%) of the capital stock of Borrower shall not be deemed an Affiliate of Borrower; (o) are payable in Dollars; (p) the accounts receivable comply with all applicable laws, rules and regulations, including, without limitation, usury laws; (q) the Borrower's or the applicable Granting Subsidiary's performance of the contracts to which the accounts receivable relate are not assured by an performance completion or other bond and no portion of the Borrower's or the applicable Granting Subsidiary's performance thereunder has been subcontracted to a third party; and (s) the accounts receivable are not Excluded Accounts. The term "Excluded Account" means an account that has been identified by the Agent (by a notice to the Borrower) as being unacceptable for inclusion in the Borrowing Base because the Agent has determined that the account debtor obligated on such account is not creditworthy or that the Agent might not otherwise be able to receive the full amount of the account within a reasonable period of time and at a reasonable cost of collection if it sought to realize on its security interest therein, such determination to be made in the Agent's judgment, in good faith and based on information which, in its judgment, supports such determination. Accounts receivable owed by an account debtor (other than a Concentration Account Debtor, as defined below) to the extent that such accounts receivable exceed in the aggregate an amount equal to ten percent (10%) of the aggregate of all accounts receivable of the Borrower and the Granting Subsidiaries at said date shall be excluded from Eligible Accounts (but only to the extent of the excess). Accounts receivable owed by a Concentration Account Debtor to the extent that such accounts receivable exceed in the aggregate an amount equal to twenty percent (20%) of the aggregate of all accounts receivable of the Borrower and the Granting Subsidiaries at such date shall be excluded from Eligible Accounts (but only to the extent of the excess). No account receivable owed by an account debtor to the Borrower or a Granting Subsidiary shall be included as an Eligible Account if more than twenty percent (20%) of the balances then outstanding on accounts receivable owed by such account debtor and its Affiliates to the Borrower or such Granting Subsidiary are ineligible as a result of the operation of clause (b) of this definition unless such account debtor is an Approved Account Debtor (as defined below). The accounts receivable of an Approved Account Debtor shall not be subject to the twenty percent (20%) rule set forth in the forgoing sentence. The amount of any Eligible Accounts owed by an account debtor to the Borrower or a Granting Subsidiary shall be reduced by the amount of all "contra accounts" owed by the Borrower or such Granting Subsidiary to such account debtor. The term "Approved Account Debtor" means a Person identified on





CREDIT AGREEMENT - PAGE 7

Schedule 1.1(a) in Section II thereof, any Person whose senior unsecured debt is rated in one of the four highest rating categories of Standard and Poor's Corporation or Moody's Investors Service, Inc or any other Person approved in writing by Agent as an Approved Account Debtor at the request of Borrower made from time to time. The term "Approved Foreign Account Debtor" means a Person identified on Schedule 1.1(a) in Section I thereof or any other Person approved in writing by Agent as an Approved Foreign Account Debtor at the request of Borrower made from time to time. The term "Concentration Account Debtor" means a Person identified on Schedule 1.1(a) in Section III thereof or any other Person approved in writing by Agent as a Concentration Account Debtor at the request of Borrower made from time to time. The Agent may revoke an account debtor's designation as an Approved Account Debtor, an Approved Foreign Account Debtor or a Concentration Account Debtor if the Agent has determined that the account debtor is no longer entitled to such designation based on a deterioration of such account debtor's creditworthiness.

         "Eligible Assignee" means one or more commercial bank, savings and loan association, savings bank, finance company, insurance company, pension fund, mutual fund, or other financial institution (whether a corporation, partnership, or other entity) which is qualified to make Loans hereunder and has a combined capital and surplus of at least One Hundred Million Dollars ($100,000,000).

         "Environmental Laws" means any and all federal, state, and local laws, regulations, and requirements pertaining to health, safety, or the environment, as such laws, regulations, and requirements may be amended or supplemented from time to time.

         "Environmental Liabilities" means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs, and expenses, (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any Environmental Law, permit, order, or agreement with any Governmental Authority or other Person, arising from environmental, health, or safety conditions or the Release or threatened Release of a Hazardous Material into the environment.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereunder.

         "ERISA Affiliate" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower or is under common control (within the meaning of Section 414(c) of the Code) with the Borrower.

         "Essentially Acquisition" means the acquisition by Software Spectrum
(NZ) Limited and Borrower of certain assets pursuant to the Purchase and Sale Agreement.





CREDIT AGREEMENT - PAGE 8

         "Event of Default" has the meaning specified in Section 12.1.

         "Excess Cash Flow" means, for any Fiscal Year, the total of the following for the Borrower and its Subsidiaries on a consolidated basis, each calculated for such period (without duplication): (a) EBITDA; less (b) any cash income or franchise taxes included in the determination of Net Income; less (c) the unfinanced portion of Capital Expenditures (including those funded with advances under the Revolving Loan); less (d) scheduled amortization of Debt actually paid; less (e) the aggregate of all voluntary prepayments of the Term Loans made in accordance with Section 5.4; less (f) Interest Expense; less (g) dividends and other distributions paid on the capital stock of the Borrower; less (h) all repurchases by Borrower of its capital stock; provided that, the aggregate amount subtracted from EBITDA pursuant to clauses (g) and (h) of this definition shall not exceed Two Million Five Hundred Thousand Dollars ($2,500,000) for any Fiscal Year.

         "Federal Funds Effective Rate" has the meaning set forth in the definition of Base Rate.

         "Fiscal Quarters" means the four (4) periods falling in each Fiscal Year, each such period three calendar months in duration with the first such period in any Fiscal Year beginning on the first day of April and the last such period in any Fiscal Year ending on the last day of March.

         "Fiscal Year" means twelve (12) month period beginning on the first day of April and ending on the last day of March of the following year.

         "Foreign Loan and Guaranty Amount" has the meaning set forth in
Section 10.1.

         "Foreign Loan and Guaranty Limit" has the meaning set forth in Section 10.1

         "Foreign Subsidiary" means any Subsidiary which is organized under the laws of a country or province other than the United States or a State thereof.

         "Foreign Venture" means a joint venture or partnership organized outside the United States of America in which the Borrower or a Subsidiary has an ownership interest (but which is not a Subsidiary) that is engaged in the same or similar lines of business as the Borrower and the Subsidiaries.

         "Funded Debt" means, at the time of determination, the sum of all the Debt of the Borrower and the Subsidiaries (determined on a consolidated basis) of the type described in clauses (a), (b), (d), and (g) of the definition of Debt. Funded Debt in any event shall not include Debt owed by a Subsidiary to the Borrower or another Subsidiary.

         "Funded Debt to EBITDA Ratio" means the ratio of Funded Debt to Adjusted EBITDA or to Annualized EBITDA as determined and calculated in accordance with Section 11.2.

         "GAAP" means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their





CREDIT AGREEMENT - PAGE 9
respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

         "Governmental Authority" means any nation or government, any state or political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

         "Granting Subsidiary" means any Subsidiary wholly and directly owned by Borrower which is organized under the laws of the United States or one of the States thereof.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "Guaranty" means the guaranty of a Granting Subsidiary in favor of the Agent and the Banks, in substantially the form of Exhibit "D" hereto, as the same may be amended or otherwise modified from time to time.

         "Hazardous Material" means any substance, product, waste, pollutant, material, chemical, contaminant, constituent, or other material which is or becomes listed, regulated, or addressed under any Environmental Law.

         "Interest Expense" means, for any period, the aggregate of all interest paid or accrued by Borrower and the Subsidiaries, including all interest, fees and costs payable with respect to the Obligations or other Debt and the interest portion of Capital Leases Obligations, all as determined in accordance with GAAP on a consolidated basis.

         "Interest Period" means with respect to any Libor Accounts, each period commencing on the date such Account is established or Converted from a Base Rate Account or the last day of the next preceding Interest Period with respect to such Libor Account, and ending on the numerically corresponding day in the first, second or third calendar month thereafter, as the Borrower may select as provided in Section 4.5 or 5.1, except that each such Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (a) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the





CREDIT AGREEMENT - PAGE 10
next succeeding Business Day (or if such succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); (b) any Interest Period in existence under a Loan which would otherwise extend beyond the Termination Date applicable to such Loan shall end on the Termination Date applicable to such Loan; (c) no more than six (6) Interest Periods shall be in effect at the same time; (d) no Interest Period for any Libor Account shall have a duration of less than one (1) month and, if the Interest Period would otherwise be a shorter period, the related Libor Account shall not be available hereunder; and (e) no Interest Period in respect of Term Loans may extend beyond a principal repayment date thereof unless, after giving effect thereto, the aggregate principal amount of such Loans, as the case may be, subject to Libor Accounts having Interest Periods that end after such principal payment date shall be equal to or less than such Loans to be outstanding hereunder after such principal payment date.

         "LC Fee Rate" has the meaning specified in Section 4.2.

         "Letter of Credit Liabilities" means, at any time, the aggregate face amounts of all outstanding Letters of Credit and all unreimbursed drawings under Letters of Credit.

         "Letters of Credit" has the meaning specified in Section 2.7(a).

         "Libor Account" means a portion of a Loan that bears interest at a rate based upon the Adjusted Libor Rate.

         "Libor Rate" means, for any Libor Account for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) offered to Texas Commerce or one of its Affiliates at approximately 11:00 a.m. London time (or as soon thereafter as practicable) two Business Days prior to the first day of such Interest Period by leading banks in the London interbank market of Dollar deposits in immediately available funds having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Libor Account applicable to Texas Commerce to which such Interest Period relates. If Texas Commerce is not participating in a Libor Account during any Interest Period therefor (pursuant to Section 6.4 or for any other reason), the Adjusted Libor Rate for such Account for such Interest Period shall be determined by reference to the amount of the Account which Texas Commerce would have been allocated if it had been participating in such Account.

         "Libor Rate Margin" has the meaning specified in Section 4.2.

         "Lien" means any lien, mortgage, security interest, tax lien, financing statement, pledge, charge, hypothecation, assignment, preference, priority, or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise.

         "Loans" means Revolving Loans and Term Loans.

         "Loan Documents" means this Agreement, the Notes, the Borrower Security Agreement, the Borrower Pledge Agreement, the Guaranties, the Subsidiary Security Agreements, the Letters of Credit, applications for Letters of Credit and all other promissory notes, security agreements,





CREDIT AGREEMENT - PAGE 11
deeds of trust, assignments, guaranties, letters of credit, and other instruments, agreements, and other documentation executed and delivered pursuant to or in connection with this Agreement, as such instruments, agreements, and other documentation may be amended or otherwise modified.

         "Material Adverse Effect" means (a) a material adverse effect on the business, condition (financial or otherwise), operations, prospects, or properties of the Borrower and the Subsidiaries taken as a whole or (b) a material adverse effect on the validity, perfection, priority, or ability of the Agent to enforce the Agent's Lien on the Collateral or of the ability of the Agent or any Bank to enforce a material provision of the Loan Documents. In determining whether any individual event could reasonably be expected to result in a Material Adverse Effect, notwithstanding that such event does not itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events could reasonably be expected to result in a Material Adverse Effect.

         "Maximum Rate" means, at any time and with respect to any Bank, the maximum rate of nonusurious interest under applicable law that such Bank may charge the Borrower. The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges contracted for, charged, or received in connection with the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to the Borrower at the time of such change in the Maximum Rate. For purposes of determining the Maximum Rate under Texas law, the applicable rate ceiling shall be the indicated rate ceiling described in, and computed in accordance with, Article 5069-1.04, Vernon's Texas Civil Statutes.

         "Multiemployer Plan" means a multiemployer plan defined as such in
Section 3(37) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

         "Net Income" means, for any period and any Person, such Person's consolidated net income (or loss) determined in conformity with GAAP, but excluding: (a) the income of any other Person (other than its subsidiaries) in which such Person or any of its subsidiaries has an ownership interest, unless received by such Person or its subsidiary in a cash distribution; (b) any after-tax gains attributable to fixed asset dispositions; provided that, in connection with any fixed asset disposition in the ordinary course of business, if the gain realized therefrom is in an amount equal to or less than Fifty Thousand Dollars ($50,000), then such gain shall not be excluded from the calculation of net income during such period but if the gain from any such fixed asset disposition exceeds Fifty Thousand Dollars ($50,000), the total amount of the related after-tax gain shall be excluded from the calculation of net income; and (c) to the extent not included in clauses (a) and (b) above, any after-tax extraordinary, non-cash, or nonrecurring gains.

         "Notes" means the Revolving Notes and the Term Notes.

         "Obligated Party" means the Granting Subsidiaries or any other Person (exclusive of the Borrower) who is or becomes party to any agreement that guarantees or secures payment and performance of the Obligations or any part thereof.





CREDIT AGREEMENT - PAGE 12

         "Obligation" means all obligations, indebtedness, and liabilities of the Borrower to the Agent and the Banks, or any of them, arising pursuant to any of the Loan Documents, pursuant to any interest rate swap, interest rate caps, interest rate collars, or other similar agreements entered into by Agent or any Bank with the Borrower or any Subsidiary enabling Borrower or a Subsidiary to fix or limit its interest expense or pursuant to any foreign exchange, currency hedging, commodity hedging, or other agreement entered into by Agent or any Bank with the Borrower or any Subsidiary enabling Borrower or a Subsidiary to limit the market risk of holding currency in either the cash or futures markets, whether now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, the obligation of the Borrower to repay the Loans, the Reimbursement Obligations, interest on the Loans and Reimbursement Obligations, and all fees, costs, and expenses (including attorneys' fees and expenses) provided for in the Loan Documents or such agreements enabling the Borrower to fix or limit its interest expense or limit its market risk of holding currency.

         "Outstanding Revolving Credit" means, at any time of determination, the sum of (a) the aggregate amount of Revolving Loans then outstanding; plus
(b) the aggregate amount of Letter of Credit Liabilities (or when calculated with respect to a Bank, including the Agent as a Bank, such Bank's participation or other interest in such Letter of Credit Liabilities).

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

         "Person" means any individual, corporation, business trust, association, company, partnership, joint venture, Governmental Authority, or other entity.

         "Plan" means any employee benefit plan established or maintained by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

         "Principal Office" means the principal office of the Agent, located at 1111 Fannin, Houston, Texas.

         "Pro Forma" means the unaudited consolidated balance sheet of Borrower and the Subsidiaries as of the March 31, 1996 after giving effect to the Transactions.

         "Prohibited Transaction" means any transaction set forth in Section 406 or 407 of ERISA or Section 4975(c)(1) of the Code for which there does not exist a statutory or administrative exemption.

         "Purchase and Sale Agreement" means that certain Purchase and Sale Agreement dated April 2, 1996 among Borrower, Software Spectrum (NZ) Limited, Essentially Group Limited, Essentially Group (NZ) Limited, Essentially Software (Wellington) Limited, The McNabb Family Trust, McNabb No. 2 Family Trust, McNabb No. 3 Family Trust, RMAD Trust, David Colvin and Gary McNabb, as the same may be amended or otherwise modified in accordance with the provisions hereof.





CREDIT AGREEMENT - PAGE 13

         "Quarterly Payment Date" means the last day of March, June, September, and December of each year, the first of which shall be the first such day after the date of this Agreement.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

         "Regulatory Change" means, with respect to any Bank, any change after the date of this Agreement in United States federal, state, or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives, or requests applying to a class of banks including such Bank of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof.

         "Reimbursement Obligation" means the obligation of the Borrower to reimburse the Agent for any demand for payment or other drawing under a Letter of Credit.

         "Release" means, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, disbursement, leaching, or migration of Hazardous Materials into the indoor or outdoor environment or into or out of property owned by such Person, including, without limitation, the movement of Hazardous Materials through or in the air, soil, surface water, ground water, or property in violation of Environmental Laws.

         "Remedial Action" means all actions required to (a) cleanup, remove, treat, or otherwise address Hazardous Materials in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials so that they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

         "Required Banks" means Banks having (a) sixty-six and two-thirds percent (66 2/3%) or more of the Commitments or (b), if the Term Commitments have terminated or have otherwise been fulfilled, sixty-six and two-thirds percent (66 2/3%) or more of the Revolving Commitments and the aggregate outstanding principal amount of the Term Loans or (c) if all Commitments have terminated, sixty-six and two-thirds percent (66 2/3%) or more of the outstanding principal amount of the Loans and direct or participation interest in the Letters of Credit.

         "Reportable Event" means any of the events set forth in Section 4043 of ERISA.

         "Reserve Requirement" means, for any Libor Account for any Interest Period therefor, the average maximum rate at which reserves (including any marginal, supplemental, or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency Liabilities" as such term is used in Regulation D. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against any category of liabilities which includes deposits by reference to which the Adjusted Libor Rate is





CREDIT AGREEMENT - PAGE 14
to be determined or any category of extensions of credit or other assets which include Libor Accounts.

         "Revolving Commitment" means, as to each Bank, the obligation of such Bank to make advances of funds and purchase participation interests in Letters of Credit in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set forth opposite the name of such Bank on the signature pages hereto under the heading "Revolving Commitment", as the same may be reduced or terminated pursuant to Section 2.6 or 12.2. The aggregate amount of the Revolving Commitments of all Banks equals Sixty Million Dollars ($60,000,000).

         "Revolving Loans" means, as to any Bank, the advances made by such Bank pursuant to Section 2.1.

         "Revolving Notes" means the promissory notes provided for by Section
2.2 and all amendments or other modifications thereof.

         "Revolving Termination Date" means May 3, 1999, such earlier date on which the Revolving Commitments terminate as provided in this Agreement or such later date on which the Revolving Commitments terminates as provided in Section 2.6.

         "Standby Letter of Credit"means a Letter of Credit that is not a Commercial Letter of Credit.

         "Subsidiary" means any corporation (or other entity) of which at least a majority of the outstanding shares of stock (or other ownership interests) having by the terms thereof ordinary voting power to elect a majority of the board of directors (or similar governing body) of such corporation (or other entity) (irrespective of whether or not at the time stock (or other ownership interests) of any other class or classes of such corporation (or other entity) shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Borrower or one or more of the Subsidiaries or by the Borrower and one or more of the Subsidiaries.

         "Subsidiary Security Agreements" means the security agreement between a Granting Subsidiary and the Agent for the benefit of itself and the Banks, in substantially the form of Exhibit "G", as the same may be amended or otherwise modified.

         "Term Commitment" means, as to each Bank, the obligation of such Bank to make an advance of funds under Section 3.1 in an aggregate principal amount up to but not exceeding the amount set forth opposite the name of such Bank on the signature pages hereto under the heading "Term Commitment", as the same may be terminated pursuant to Section 12.2. The aggregate amount of the Term Commitments of all Banks equals Thirty Million Dollars ($30,000,000).

         "Term Loan" means, as to any Bank, the advance made by such Bank pursuant to Section 3.1.





CREDIT AGREEMENT - PAGE 15

         "Term Loan Termination Date" means March 31, 2001, or such earlier date on which the Term Commitments terminate as provided in this Agreement.

         "Term Notes" means the promissory notes provided for by Section 3.2 and all amendments and other modifications thereto.

         "Termination Date" means, either the Term Loan Termination Date or the Revolving Loan Termination Date.

         "Texas Commerce" means Texas Commerce Bank National Association in its individual capacity and not as Agent.

         "Transaction" means the Acquisitions (including the Borrower's issuance of its capital stock in connection therewith) and the advance of funds on the Closing Date under the Loan Documents.

         "Transaction Documents" means Asset Purchase Agreement, the Purchase and Sale Agreement and all other agreements, instruments and other documentation executed and delivered in connection with the Acquisitions, as any of the forgoing may be amended or otherwise modified in accordance with the provisions of this Agreement.

         "Type" means either type of Account (i.e., either a Base Rate Account or Libor Account).

         "UCC" means the Uniform Commercial Code as in effect in the State of Texas.

         Section 1.2 Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words "hereof", "herein", and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all Article and Section references pertain to this Agreement. Terms used herein that are defined in the UCC, unless otherwise defined herein, shall have the meanings specified in the UCC.

         Section 1.3 Accounting Terms and Determinations. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Agent and the Banks hereunder shall be prepared, in accordance with GAAP, on a basis consistent with those used in the preparation of the financial statements referred to in Section 8.2 hereof. All calculations made for the purposes of determining compliance with the provisions of this Agreement shall be made by application of GAAP, on a basis consistent with those used in the preparation of the financial statements referred to in Section 8.2 hereof. To enable the ready and consistent determination of compliance by the Borrower with its obligations under this Agreement, the Borrower will not change the manner in which either the last day of its Fiscal Year or the last days of the first three Fiscal Quarters of its Fiscal Year is calculated. In the event any changes in accounting principles required by GAAP or recommended by the Borrower's certified public accountants and implemented by the Borrower occur and such changes result in a change in the





CREDIT AGREEMENT - PAGE 16
method of the calculation of financial covenants, standards, or terms under this Agreement, then the Borrower, the Agent, and the Banks agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such changes with the desired result that the criteria for evaluating such covenants, standards, or terms shall be the same after such changes as if such changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Agent, the Borrower, and the Banks, all financial covenants, standards, and terms in this Agreement shall continue to be calculated or construed as if such changes had not occurred.

         Section 1.4 Time of Day. Unless otherwise indicated, all references in this Agreement to times of day shall be references to Texas time.

                                   ARTICLE 2

                           Revolving Credit Facility

         Section 2.1 Revolving Commitments. Subject to the terms and conditions of this Agreement, each Bank severally agrees to make one or more Revolving Loans to the Borrower from time to time from and including the Closing Date to but excluding the Revolving Termination Date in an aggregate principal amount at any time outstanding up to but not exceeding the amount of such Bank's Revolving Commitment as then in effect; provided, however, (a) the Outstanding Revolving Credit applicable to a Bank (including the Agent as a Bank) shall not at any time exceed such Bank's Revolving Commitment and (b) the Outstanding Revolving Credit shall not at any time exceed the lesser of (i) the aggregate Revolving Commitments or (ii) the Borrowing Base. Subject to the foregoing limitations, and the other terms and provisions of this Agreement, the Borrower may borrow, prepay, and reborrow hereunder the amount of the Revolving Commitments and may establish Base Rate Accounts and Libor Accounts thereunder and, until the Revolving Termination Date, the Borrower may Continue Libor Accounts established under the Revolving Loans or Convert Accounts established under the Revolving Loans of one Type into Accounts of the other Type. Accounts of each Type under the Revolving Loan made by each Bank shall be established and maintained at such Bank's Applicable Lending Office for Revolving Loans of such Type.

         Section 2.2 Notes. The Revolving Loans made by a Bank shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit "A" hereto, dated the date hereof, payable to the order of such Bank in a principal amount equal to its Revolving Commitment as originally in effect and otherwise duly completed.

         Section 2.3 Repayment of Revolving Loans. The Borrower shall pay to the Agent for the account of the Banks the outstanding principal amount of all of the Revolving Loans on the Revolving Termination Date.





CREDIT AGREEMENT - PAGE 17

         Section 2.4 Use of Proceeds. The proceeds of the Revolving Loans shall be used by the Borrower for working capital in the ordinary course of business, including, without limitation, the satisfaction of Reimbursement Obligations in accordance with subsection 2.7(b), and other general corporate purposes.

         Section 2.5 Revolving Commitment Fee. The Borrower agrees to pay to the Agent for the account of each Bank a commitment fee on the daily average unused amount of such Bank's Revolving Commitment for the period from and including the Closing Date to and including the Revolving Termination Date, at a rate equal to the Commitment Fee Rate as determined in accordance with subsection 4.2(b). For the purpose of calculating the commitment fee hereunder, the Revolving Commitments shall be deemed utilized by all outstanding Revolving Loans and all Letter of Credit Liabilities. Accrued commitment fees under this Section 2.5 shall be payable in arrears on each Quarterly Payment Date and on the Revolving Termination Date.

         Section 2.6 Reduction or Termination of Revolving Commitments and Extension of Revolving Termination Date. The Borrower shall have the right to terminate or reduce in part the unused portion of the Revolving Commitments at any time and from time to time, provided that: (a) the Borrower shall give notice of each such termination or reduction as provided in Section 5.3; and
(b) each partial reduction shall be in an aggregate amount at least equal to Five Million Dollars ($5,000,000). The Revolving Commitments may not be reinstated after they have been terminated or reduced. The Banks shall have no obligation or commitment to extend the Revolving Termination Date but during April of each year that the Revolving Commitments are outstanding, at the request of Borrower, the Banks will conduct a review of Borrower and the Subsidiaries to determine whether to extend the Revolving Termination Date to a date one year from the then current Revolving Termination Date. The Banks' determination as to the extension of the Revolving Termination Date shall be made by the Banks in their sole, independent discretion and shall be effective only after an amendment to the definition of Revolving Termination Date is executed by Borrower, Agent and all the Banks.

         Section 2.7      Letters of Credit.

                 (a) Commitment to Issue. The Borrower may utilize the Revolving Commitments by requesting that the Agent issue, and the Agent, subject to the terms and conditions of this Agreement, shall issue, letters of credit for the Borrower's or one of its Subsidiaries' account (such letters of credit being hereinafter referred to as the "Letters of Credit"); provided, however, (i) the aggregate amount of outstanding Letter of Credit Liabilities shall not at any time exceed Thirty Million Dollars ($30,000,000); (ii) the Outstanding Revolving Credit shall not at any time exceed the lesser of (A) the aggregate Revolving Commitments or (B) the Borrowing Base;
         (iii) the Outstanding Revolving Credit applicable to a Bank shall not at any time exceed such Bank's Revolving Commitment; (iv) the aggregate amount of outstanding Letter of Credit Liabilities applicable to Commercial Letters of Credit shall not at any time exceed Five Million Dollars ($5,000,000); (v) each Commercial Letter of Credit shall be in a minimum face amount of One Hundred Thousand Dollars ($100,000); and (vi) the aggregate amount of outstanding Letter of Credit Liabilities applicable to all Letters of Credit other than Commercial Letters of Credit shall not at any time exceed Twenty-Five Million Dollars





CREDIT AGREEMENT - PAGE 18

         ($25,000,000). Upon the date of issue of a Letter of Credit, the Agent shall be deemed, without further action by any party hereto, to have sold to each other Bank, and each other Bank shall be deemed, without further action by any party hereto, to have purchased from the Agent a participation to the extent of such Bank's Commitment Percentage in such Letter of Credit and the related Letter of Credit Liabilities.

                 (b) Letter of Credit Request Procedure. The Borrower shall give the Agent at least five (5) Business Days irrevocable prior notice (effective upon receipt) specifying the date of each Letter of Credit and the nature of the transactions to be supported thereby. Upon receipt of such notice the Agent shall promptly notify each other Bank of the contents thereof and of such Bank's Commitment Percentage of the amount of the proposed Letter of Credit. Each Letter of Credit shall have an expiration date that does not extend beyond a date which is thirty (30) days prior to the Revolving Termination Date, shall be payable in Dollars, must support a transaction entered into in the ordinary course of the Borrower's business, must be satisfactory in form and substance to the Agent, and shall be issued pursuant to such documentation as the Agent may require, including, without limitation, the Agent's standard form letter of credit request and reimbursement agreement; provided, that, in the event of any conflict between the terms of such agreement and the other Loan Documents, the terms of the other Loan Documents shall control.

                 (c) Letter of Credit Fees. The Borrower will pay to the Agent for the account of each Bank a letter of credit fee on such Bank's Commitment Percentage of the amount available for drawings under each Letter of Credit, such letter of credit fee (i) to be paid in advance on the date of the issuance of the Letter of Credit and on each Quarterly Payment Date thereafter until the date of expiration or termination thereof (each such date herein a "Payment Date") and (ii) to be calculated for the period from and including one Payment Date to and excluding the next at a rate equal to (A) with respect to Standby Letters of Credit, the LC Fee Rate in effect on the date of payment (as determined in accordance with Section 4.2) and (B) with respect to Commercial Letters of Credit, one half (1/2) of the LC Fee Rate in effect on the date of payment (as determined in accordance with Section 4.2). After receiving any payment of any letter of credit fees under this clause (c), the Agent will promptly pay to each Bank the letter of credit fees then due such Bank. With respect to each Letter of Credit, the Borrower will also pay to the Agent for its account only and on the date of the issuance of the Letter of Credit an issuance fee equal to one eighth of one percent (0.125%) of the maximum amount available to be drawn under the Letter of Credit, plus the Agent's reasonable expenses incurred in issuing the Letter of Credit.

                 (d) Funding of Drawings. Upon receipt from the beneficiary of any Standby Letter of Credit of any demand for payment or other drawing under such Letter of Credit, the Agent shall promptly notify the Borrower and each Bank as to the amount to be paid as a result of such demand or drawing and the respective payment date. Not later than 11:00 a.m. on the applicable payment date, each Bank will make available to the Agent, at the Principal Office, in immediately available funds, an amount equal to such Bank's Commitment Percentage of the amount to be paid as a result of such demand or drawing





CREDIT AGREEMENT - PAGE 19
         even if the conditions to a Loan under Article 7 have not been satisfied. Upon receipt from the beneficiary of any Commercial Letter of Credit of any demand for payment or other drawing under such Commercial Letter of Credit, the Agent shall promptly notify the Borrower as to the amount to be paid as a result of such demand or drawing and the respective payment date. Prior to each Quarterly Payment Date the Agent shall notify each Bank as to the amount which has been paid by the Agent as a result of demands for payments or other drawings under Commercial Letters of Credit since the prior Quarterly Payment Date (or since the Closing Date with respect to the first Quarterly Payment Date hereunder) for which the Agent has not received reimbursement under Section 2.7(e) (the "Unreimbursed Commercial Draws"). Not later than 11:00 a.m. on the applicable Quarterly Payment Date, each Bank will make available to the Agent, at the Principal Office, in immediately available funds, an amount equal to such Bank's Commitment Percentage of the Unreimbursed Commercial Draws even if the conditions to a Loan under Article 7 have not been satisfied.

                 (e) Reimbursements. The Borrower shall be irrevocably and unconditionally obligated to immediately reimburse the Agent for any amounts paid by the Agent upon any demand for payment or drawing under any Letter of Credit, without presentment, demand, protest, or other formalities of any kind. All payments on the Reimbursement Obligations shall be made to the Agent at the Principal Office for the account of the Agent in Dollars and in immediately available funds, without setoff, deduction, or counterclaim not later than 3:00 p.m.
         on the date of the corresponding payment under the Letter of Credit by the Agent. Subject to the other terms and conditions of this Agreement, such reimbursement may be made by the Borrower requesting a Revolving Loan in accordance with Section 5.1 the proceeds of which shall be credited against the Borrower's Reimbursement Obligations. The Agent will pay to each Bank such Bank's Commitment Percentage of all amounts received from the Borrower for application in payment, in whole or in part, to the Reimbursement Obligation in respect of any Letter of Credit, but only to the extent such Bank has made payment to the Agent in respect of such Letter of Credit pursuant to clause (d) of this Section 2.7.

                 (f) Reimbursement Obligations Absolute. The Reimbursement Obligations of the Borrower under this Agreement shall be absolute, unconditional, and irrevocable, and shall be performed strictly in accordance with the terms of the Loan Documents under all circumstances whatsoever and the Borrower hereby waives any defense to the payment of the Reimbursement Obligations based on any circumstance whatsoever, including without limitation, in either case, the following circumstances: (i) any lack of validity or enforceability of any Letter of Credit or any other Loan Document; (ii) any amendment or waiver of or any consent to departure from any Loan Document; (iii) the existence of any claim, set-off, counterclaim, defense, or other rights which the Borrower, any Obligated Party, or any other Person may have at any time against any beneficiary of any Letter of Credit, the Agent, any Bank, or any other Person, whether in connection with any Loan Document or any unrelated transaction; (iv) any statement, draft, or other documentation presented under any Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; or (v) payment by the Agent under any Letter of Credit against





CREDIT AGREEMENT - PAGE 20
         presentation of a draft or other document that does not comply with the terms of such Letter of Credit; provided, that Reimbursement Obligations with respect to a Letter of Credit may be subject to avoidance by the Borrower if the Borrower proves in a final nonappealable judgment that it was damaged and that such damage arose directly from the Agent's willful misconduct or gross negligence in determining whether the documentation presented under the Letter of Credit in question complied with the terms thereof or in performing any other express obligation Agent may have under this Agreement or any other Loan Document in making any payment pursuant to any Letter of Credit.

                 (g) Issuer Responsibility. In determining whether to pay under any Letter of Credit, Agent shall be responsible only to determine that the documents and certificates (if any) required to be delivered under the Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit. The Borrower assumes all risks of the acts or omissions of any beneficiary of any Letter of Credit with respect to its use of such Letter of Credit. Except as expressly set forth in this Agreement, neither the Agent, any Bank, nor any of their respective officers or directors shall have any responsibility or liability to the Borrower or any other Person for: (a) the failure of any draft to bear any reference or adequate reference to any Letter of Credit, or the failure of any documents to accompany any draft at negotiation, or the failure of any Person to surrender or to take up any Letter of Credit or to send documents apart from drafts as required by the terms of any Letter of Credit, or the failure of any Person to note the amount of any instrument on any Letter of Credit, (b) errors, omissions, interruptions, or delays in transmission or delivery of any messages;
         (c) the validity, sufficiency, or genuineness of any draft or other document, or any endorsement(s) thereon, even if any such draft, document, or endorsement should in fact prove to be in any and all respects invalid, insufficient, fraudulent, or forged or any statement therein is untrue or inaccurate in any respect; or (d) the payment by the Agent to the beneficiary of any Letter of Credit against presentation of any draft or other document that does not comply with the terms of the Letter of Credit. The Borrower shall have a claim against the Agent, and the Agent shall be liable to the Borrower, to the extent of any direct, but not indirect, consequential or punitive, damages suffered by the Borrower which the Borrower proves in a final nonappealable judgment were caused by (i) the Agent's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit complied with the terms thereof or (ii) the Agent's willful failure to pay under any Letter of Credit after presentation to it of documentation strictly complying with the terms and conditions of such Letter of Credit. The Agent may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.





CREDIT AGREEMENT - PAGE 21

                                   ARTICLE 3

                                   Term Loan


         Section 3.1 Term Commitments. Subject to the terms and conditions of this Agreement, each Bank severally agrees to make an advance of funds to the Borrower in the amount of its Term Commitment on the Closing Date. The Borrower may establish Base Rate Accounts or Libor Accounts thereunder and, until the Term Loan Termination Date, the Borrower may Continue Libor Accounts established under the Term Loans or Convert Accounts established under the Term Loans of one Type into Accounts of another Type. Accounts of each Type established under the Term Loans made by each Bank shall be made and maintained at such Bank's Applicable Lending Office for Accounts of such Type.

         Section 3.2 Notes. The Term Loan made by a Bank shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit "B" hereto, dated the date hereof, payable to the order of such Bank in a principal amount equal to its Term Commitment as originally in effect and otherwise duly completed.

         Section 3.3 Repayment of Term Loans. The Borrower shall pay to the Agent for the account of the Banks the aggregate outstanding principal amount of all of the Term Loans as follows:

                 (a) Fifteen (15) consecutive quarterly installments due and payable on each Quarterly Payment Date as follows:

- --------------------------------------------------------------------
                          Payment Date                     Amount
- --------------------------------------------------------------------
                          June 30, 1997                  $1,500,000
- --------------------------------------------------------------------
                       September 30, 1997                $1,500,000
- --------------------------------------------------------------------
                        December 31, 1997                $1,500,000
- --------------------------------------------------------------------
                         March 31, 1998                  $1,500,000
- --------------------------------------------------------------------
                          June 30, 1998                  $1,687,500
- --------------------------------------------------------------------
                       September 30, 1998                $1,687,500
- --------------------------------------------------------------------
                        December 31, 1998                $1,687,500
- --------------------------------------------------------------------
                         March 31, 1999                  $1,687,500
- --------------------------------------------------------------------
                          June 30, 1999                  $2,062,500
- --------------------------------------------------------------------
                       September 30, 1999                $2,062,500
- --------------------------------------------------------------------
                        December 31, 1999                $2,062,500
- --------------------------------------------------------------------





CREDIT AGREEMENT - PAGE 22

- --------------------------------------------------------------------
                         March 31, 2000                  $2,062,500
- --------------------------------------------------------------------
                          June 30, 2000                  $2,250,000
- --------------------------------------------------------------------
                       September 30, 2000                $2,250,000
- --------------------------------------------------------------------
                        December 31, 2000                $2,250,000
- --------------------------------------------------------------------


                 (b) one final installment in the amount of all outstanding principal of the Term Loans due and payable on the Term Loan Termination Date.

         Section 3.4 Use of Proceeds. The proceeds of Term Loans shall be used by the Borrower to finance the Acquisitions.

                                   ARTICLE 4

                               Interest and Fees

         Section 4.1 Interest Rate. Subject to Section 14.12, the Borrower shall pay to the Agent for the account of each Bank interest on the unpaid principal amount of each Loan made by such Bank for the period commencing on the date of such Loan to but excluding the date such Loan is due, at a fluctuating rate per annum equal to the Applicable Rate. The term "Applicable Rate" means (i) during the period that such Loans or portions thereof are subject to a Base Rate Account, the Base Rate plus the Base Margin and (ii) during the period that such Loans or portions thereof are subject to a Libor Account, the Adjusted Libor Rate plus the Libor Rate Margin;

         Section 4.2 Determinations of Margins and Fees. The margins identified in Section 4.1 and the fees payable under Section 2.5 and subsection 2.7(c) shall be defined and determined as follows:

                 (a) "Base Margin" shall mean (i) during the period commencing on the Closing Date and ending on but not including the first Adjustment Date (as defined below), one-quarter of one percent (0.25%) per annum and (ii) during each period, from and including one Adjustment Date to but excluding the next Adjustment Date (herein a "Calculation Period"), the percent per annum set forth in the table below in this Section 4.2 under the heading "Base Margin" opposite the Funded Debt to EBITDA Ratio which corresponds to the Funded Debt to EBITDA Ratio set forth in, and as calculated in accordance with, the applicable Compliance Certificate.

                 (b) "Commitment Fee Rate" shall mean (i) during the period commencing on the Closing Date and ending on but not including the first Adjustment Date, two-tenths of one percent (0.20%) per annum and (ii) during each Calculation Period, the percent per annum set forth in the table below under the heading "Commitment Fee" opposite the Funded Debt to EBITDA Ratio which corresponds to the Funded Debt to EBITDA Ratio set forth in, and as calculated in accordance with, the applicable Compliance Certificate.





CREDIT AGREEMENT - PAGE 23

                 (c) "LC Fee Rate" shall mean (i) during the period commencing on the Closing Date and ending on but not including the first Adjustment Date, one and three-eights of one percent (1.375%) per annum and (ii) during each Calculation Period, the percent per annum set forth in the table below under the heading "LC Fee" opposite the Funded Debt to EBITDA Ratio which corresponds to the Funded Debt to EBITDA Ratio set forth in, and as calculated in accordance with, the applicable Compliance Certificate.

                 (d) "Libor Rate Margin" shall mean (i) during the period commencing on the Closing Date and ending on but not including the first Adjustment Date, one and three-eighths of one percent (1.375%) per annum and (ii) during each Calculation Period, the percent per annum set forth in the table below under the heading Libor Margin opposite the Funded Debt to EBITDA Ratio which corresponds to the Funded Debt to EBITDA Ratio set forth in, and as calculated in accordance with, the applicable Compliance Certificate.


=================================================================================================================
                     Funded Debt to EBITDA                        Base Margin     Commitment Fee     Libor Margin
                     ---------------------                        -----------     --------------     ------------
                                                                                                      and LC Fee
                                                                                                     ------------
- -----------------------------------------------------------------------------------------------------------------
  Greater than or equal to 3.00                                      0.75%            0.25%             2.00%
- -----------------------------------------------------------------------------------------------------------------
  Greater than or equal to 2.50 but less than 3.00                   0.50%            0.25%             1.625%
- -----------------------------------------------------------------------------------------------------------------
  Greater than or equal to 2.00 but less than 2.50                   0.25%            0.20%             1.375%
- -----------------------------------------------------------------------------------------------------------------
  Greater than or equal to 1.50 but less than 2.00                   0.00%            0.20%             1.125%
- -----------------------------------------------------------------------------------------------------------------
  Greater than or equal to 1.00 but less than 1.50                   0.00%            0.125%            1.00%
- -----------------------------------------------------------------------------------------------------------------
  Less than 1.00                                                     0.00%            0.125%            0.75%
- -----------------------------------------------------------------------------------------------------------------

Upon delivery of the Compliance Certificate pursuant to subsection 9.1(c) in connection with the financial statements of the Borrower and the Subsidiaries required to be delivered pursuant to Section 9.1(b) at the end of each Fiscal Quarter commencing with such Compliance Certificate delivered at the end of the Fiscal Quarter ending on September 30, 1996, the Base Margin, the Libor Rate Margin (for Interest Periods commencing after the applicable Adjustment Date), the Commitment Fee Rate and the LC Fee Rate shall automatically be adjusted in accordance with the Funded Debt to EBITDA Ratio set forth therein and the table set forth above, such automatic adjustment to take effect as of the first Business Day after the receipt by the Agent of the related Compliance Certificate pursuant to Section 9.1(c) (each such Business Day when such margins or fees change pursuant to this sentence or the next following sentence, herein an "Adjustment Date"). If the Borrower fails to deliver such Compliance Certificate which so sets forth the Funded Debt to EBITDA Ratio within the period of time required by subsection 9.1(c): (i) the Base Margin shall automatically be adjusted to three-quarters of one percent (0.75%) per annum; (ii) the Libor Rate Margin (for Interest Periods commencing after the applicable Adjustment Date) shall automatically be adjusted to two percent (2.00%) per annum; (iii) the Commitment Fee Rate shall automatically be adjusted to one-quarter of one percent (0.25%); and (iv) the LC Fee Rate shall automatically be adjusted two percent (2%) per annum, such automatic adjustments to take effect as of the first Business Day after the last day on which the Borrower was required to deliver the applicable Compliance Certificate in accordance with Section 9.1(c) and to remain in effect until subsequently adjusted in accordance herewith upon the delivery of a Compliance Certificate.





CREDIT AGREEMENT - PAGE 24

         Section 4.3 Payment Dates. Accrued interest on the Loans shall be due and payable as follows: (i) in the case of Loans subject to Base Rate Accounts, on each Quarterly Payment Date and on the applicable Termination Date; (ii) in the case of Loans subject to Libor Accounts and with respect to each such Account, on the last day of the Interest Period with respect thereto and on the applicable Termination Date.

         Section 4.4 Default Interest. Notwithstanding the foregoing, the Borrower will pay to the Agent for the account of each Bank interest at the applicable Default Rate on any principal of any Loan made by such Bank, any Reimbursement Obligation, and (to the fullest extent permitted by law) any other amount payable by the Borrower under any Loan Document to or for the account of the Agent or such Bank, that is not paid in full when due (whether at stated maturity, by acceleration, or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Interest payable at the Default Rate shall be payable from time to time on demand.

         Section 4.5 Conversions and Continuations of Accounts. Subject to Section 5.2, the Borrower shall have the right from time to time to Convert all or part of any Base Rate Account in existence under a Loan into a Libor Account under the same Loan or to Continue Libor Accounts in existence under a Loan as Libor Accounts under the same Loan, provided that: (a) the Borrower shall give the Agent notice of each such Conversion or Continuation as provided in Section 5.3; (b) a Libor Account may only be Converted on the last day of the Interest Period therefore; and (c) except for Conversions into Base Rate Accounts, no Conversions or Continuations shall be made while a Default has occurred and is continuing.

         Section 4.6 Computations. Interest and fees payable by the Borrower hereunder and under the other Loan Documents shall be computed as follows: (i) with respect to Libor Accounts on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which payable unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be; (ii) with respect to Base Rate Accounts (A) if based on the Prime Rate, on the basis of a year of 365/366 days and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which payable or (B) if based on the Federal Funds Effective Rate on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which payable unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be.


                                   ARTICLE 5

                             Administrative Matters


         Section 5.1 Borrowing Procedure. The Borrower shall give the Agent, and the Agent will give the Banks, notice of each borrowing under any Commitment in accordance with Section 5.3. Not later than 1:00 p.m. on the date specified for each borrowing under the





CREDIT AGREEMENT - PAGE 25
applicable Commitment (or, with respect to the borrowing under the Term Commitments on the Closing Date, not later than 4:00 p.m. on the Closing Date) each Bank will make available to the Agent the amount of the Loan to be made by it on such date, at the Principal Office, in immediately available funds, for the account of the Borrower. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by (a) depositing the same, in immediately available funds, in an account of the Borrower (designated by the Borrower) maintained with the Agent at the Principal Office or (b) wire transferring such funds to a Person or Persons designated by the Borrower in writing.

         Section 5.2      Minimum Amounts.  Except for prepayments pursuant to
Article 6, each borrowing under a Loan and each prepayment of principal of a Loan shall be in an amount at least equal to the amount set forth below for the applicable Loan or any larger amounts in the increments set forth below:

                  -------------------------------------------
                    Revolving Loan               Term Loan
                  -------------------------------------------
                       $500,000                  $1,000,000
                  -------------------------------------------
                                   Increments
                  -------------------------------------------
                       $100,000                   $100,000
                  -------------------------------------------


Except for Conversions pursuant to Article 6, each Libor Account applicable to a Loan shall be in a minimum principal amount of One Million Dollars ($1,000,000) or any larger amount in increments of Five Hundred Thousand Dollars ($500,000).

         Section 5.3 Certain Notices. Notices by the Borrower to the Agent of terminations or reductions of Commitments, of borrowings and prepayments of Loans, and of Conversions and Continuations of Accounts shall be irrevocable and shall be effective only if received by the Agent not later than 10:00 a.m. (a) on the Business Day of the borrowing, prepayment or repayment of Loans subject to Base Rate Accounts or of the Conversion into Base Rate Accounts and (b) with respect to any other repayments, terminations, reductions, borrowings, Conversions, Continuations, or prepayments, on the Business Day which is the number of Business Days prior to the day of the relevant action specified below:


- ------------------------------------------------------------------------------------------------------------
                                   Action                                      Number of Business Days Prior
                                                                                         to Action
- ------------------------------------------------------------------------------------------------------------
 Termination or reduction of Commitments                                                     5
- ------------------------------------------------------------------------------------------------------------
 Borrowing of Loans, prepayment of Revolving Loans, or repayment of Loans                    3
 subject to Libor Accounts, Conversions into or Continuations as Libor
 Accounts
- ------------------------------------------------------------------------------------------------------------





CREDIT AGREEMENT - PAGE 26

Any notices of the type described in this Section 5.3 which are received by the Agent after 10:00 a.m. on a Business Day shall be deemed to be received and shall be effective on the next Business Day. Each such notice of termination or reduction shall specify the applicable Commitments to be affected and the amount of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation, or prepayment shall: (a) specify the Loans to be borrowed or prepaid or the Accounts to be Converted or Continued; (b) the amount (subject to Section 5.2 hereof) to be borrowed, Converted, Continued, or prepaid; (c) in the case of a Conversion, the Type of Account to result from such Conversion; (d) in the case of a borrowing the Type of Account or Accounts to be applicable to such borrowing and the amounts thereof; (e) in the event a Libor Account is selected, the duration of the Interest Period therefor; and
(f) the date of borrowing, Conversion, Continuation, or prepayment (which shall be a Business Day). The Agent shall notify the Banks of the contents of each such notice on the date of its receipt of the same or, if received on or after 10:00 a.m. on a Business Day, on the next Business Day. In the event the Borrower fails to select the Type of Account applicable to a Loan, or the duration of any Interest Period for any Libor Account, within the time period and otherwise as provided in this Section 5.3, such Account (if outstanding as a Libor Account) will be automatically Converted into a Base Rate Account on the last day of the preceding Interest Period for such Account or (if outstanding as a Base Rate Account) will remain as, or (if not then outstanding) will be made as, a Base Rate Account. The Borrower may not borrow any Loans subject to a Libor Account, Convert any Base Rate Accounts into Libor Accounts, or Continue any Libor Account as a Libor Account if the Applicable Rate for such Libor Accounts would exceed the Maximum Rate.

         Section 5.4      Prepayments.

                 (a)      Mandatory.

                          (i)     Revolving Loans.  If at any time the
                 Outstanding Revolving Credit exceeds the Borrowing Base, the Borrower shall, within one (1) Business Day after the occurrence thereof, prepay the outstanding Revolving Loans by the amount of the excess together with any amount due under
                 Section 6.5 or if no Revolving Loans are outstanding and the Outstanding Revolving Credit exceeds the Borrowing Base, immediately pledge to the Agent cash or cash equivalents in an amount equal to the excess as security for the Obligations.

                          (ii) Term Loans. If on any date the Borrowing Base is a negative number, the Borrower shall, within one (1) Business Day after the occurrence thereof, prepay the Term Loans in an aggregate principal amount sufficient to cause the
                 Borrowing Base to equal or exceed zero.   Within one hundred
                 twenty (120) days after the end of each Fiscal Year beginning with the Fiscal Year ending March 31, 1997, Borrower shall prepay the Term Loans in an amount equal to twenty-five percent (25%) of the Excess Cash Flow for such prior Fiscal Year calculated on the basis of the audited financial statement for such Fiscal Year delivered to Agent pursuant to
                 Section 9.1(a). Each prepayment under this subsection 5.4(a)(ii) shall be accompanied with accrued and unpaid interest on the amount prepaid to the date of prepayment and any amounts payable under Section





CREDIT AGREEMENT - PAGE 27

                 6.5 and shall be applied to the installments of principal due under the Term Loans in the inverse order of maturity.

                 (b) Optional. Subject to Section 5.2 and the provisions of this clause (b), the Borrower may, at any time and from time to time without premium or penalty upon prior notice to the Agent as specified in Section 5.3, prepay or repay any Loan in full or in part. Any optional prepayment of the Term Loan shall be accompanied with accrued interest on the amount prepaid to the date of prepayment and any partial prepayments thereof shall be applied to the principal installments due in the inverse order of maturity. Loans subject to a Libor Account may be prepaid or repaid only on the last day of the Interest Period applicable thereto unless (i) the Borrower pays to the Agent for the account of the applicable Banks any amounts due under
         Section 6.5 as a result of such prepayment or repayment or (ii) after giving effect to such prepayment or repayment the aggregate principal amount of the Libor Accounts applicable to the Loan being prepaid or repaid having Interest Periods that end after such payment date shall be equal to or less than the principal amount of such Loan after such prepayment or repayment.

         Section 5.5 Method of Payment. Except as otherwise expressly provided herein, all payments of principal, interest, and other amounts to be made by the Borrower or any Obligated Party under the Loan Documents shall be made to the Agent at the Principal Office for the account of each Bank's Applicable Lending Office in Dollars and in immediately available funds, without setoff, deduction, or counterclaim, not later than 1:00 p.m. on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). The Borrower and each Obligated Party shall, at the time of making each such payment, specify to the Agent the sums payable under the Loan Documents to which such payment is to be applied (and in the event that the Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Agent may apply such payment and any proceeds of any Collateral to the Obligations in such order and manner as it may elect in its sole discretion, subject to Section 5.6 hereof). Each payment received by the Agent under any Loan Document for the account of a Bank shall be paid to such Bank by 3:00 p.m. on the date the payment is deemed made to the Agent in immediately available funds, for the account of such Bank's Applicable Lending Office. Whenever any payment under any Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest and commitment fee, as the case may be.

         Section 5.6 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each Loan shall be made by the Banks, each payment of commitment fees under Section 2.5 and letter of credit fees under subsection 2.7(c) shall be made for the account of the Banks, and each termination or reduction of the Commitments shall be applied to the Commitments of the Banks, pro rata according to their respective Commitment Percentages; (b) the making, Conversion, and Continuation of Accounts of a particular Type (other than Conversions provided for by Section 6.4) shall be made pro rata among the Banks holding Accounts of such Type according to their respective Commitment Percentages; (c) each payment and prepayment of principal of or interest on Loans or Reimbursement Obligations by the Borrower shall be made to the Agent for the account of the Agent or the Banks holding such Loans or Reimbursement Obligations (or





CREDIT AGREEMENT - PAGE 28
participation interests therein) pro rata in accordance with the respective unpaid principal amounts of such Loans or participation interests held by the Agent or such Banks; (d) proceeds of Collateral shall be shared by the Agent and the Banks pro rata in accordance with the respective unpaid principal amounts of and interest on the Obligations then due the Agent and the Banks; and (e) the Banks (other than the Agent) shall purchase from the Agent participations in the Letters of Credit to the extent of their respective Commitment Percentages. If at any time payment, in whole or in part, of any amount distributed by the Agent hereunder is rescinded or must otherwise be restored or returned by Agent as a preference, fraudulent conveyance, or otherwise under any bankruptcy, insolvency, or similar law, then each Person receiving any portion of such amount agrees, upon demand, to return the portion of such amount it has received to the Agent.

         Section 5.7 Sharing of Payments. If a Bank shall obtain payment of any principal of or interest on any of the Obligations due to such Bank hereunder directly (and not through the Agent) through the exercise of any right of set-off, banker's lien, counterclaim, or similar right, or otherwise, it shall promptly purchase from the other Banks participations in the Obligations held by the other Banks in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Banks shall share the benefit of such payment pro rata in accordance with the unpaid principal of and interest on the Obligations then due to each of them. To such end, all of the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if all or any portion of such excess payment is thereafter rescinded or must otherwise be restored. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any Bank so purchasing a participation in the Obligations held by the other Banks may exercise all rights of set-off, banker's lien, counterclaim, or similar rights with respect to such participation as fully as if such Bank were a direct holder of Obligations in the amount of such participation. Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

         Section 5.8 Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified by a Bank or the Borrower (the "Payor") prior to the date on which such Bank is to make payment to the Agent hereunder or the Borrower is to make a payment to the Agent for the account of one or more of the Banks, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, (a) the recipient of such payment shall, on demand, pay to the Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Effective Rate for such period and (b) the Agent shall be entitled to offset against any and all sums to be paid to such recipient, the amount calculated in accordance with the foregoing clause (a).

         Section 5.9 Withholding Taxes. All payments by the Borrower of amounts payable under any Loan Document shall be payable without deduction for or on account of any present





CREDIT AGREEMENT - PAGE 29
or future taxes, duties, or other charges levied or imposed by the United States of America or by the government of any jurisdiction outside the United States of America or by any political subdivision or taxing authority of or in any of the foregoing through withholding or deduction with respect to any such payments (but excluding any tax imposed on or measured by the net income or profit of a Bank pursuant to the laws of the jurisdiction in which it is organized or in which the principal office or Applicable Lending Office of such Bank is located or any subdivision thereof or therein). If any such taxes, duties, or other charges are so levied or imposed, the Borrower will make additional payments in such amounts so that every net payment of amounts payable by it under any Loan Document, after withholding or deduction for or on account of any such present or future taxes, duties, or other charges, will not be less than the amount provided for herein or therein, provided that the Borrower may withhold to the extent required by law and shall have no obligation to pay such additional amounts to any Bank to the extent that such taxes, duties, or other charges are levied or imposed by reason of the failure or inability of such Bank to comply with the provisions of Section 5.10. The Borrower shall furnish promptly to the Agent for distribution to each affected Bank, as the case may be, official receipts evidencing any such withholding or reduction.

         Section 5.10 Withholding Tax Exemption. Each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 (or a successor form), certifying in either case that such Bank is entitled to receive payments from the Borrower under any Loan Document without deduction or withholding of any United States federal income taxes. Each Bank which so delivers a Form 1001 or 4224 further undertakes to deliver to the Borrower and the Agent two (2) additional copies of such form (or a successor form) on or before the date such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, in each case certifying that such Bank is entitled to receive payments from the Borrower under any Loan Document without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law, or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the Borrower and the Agent that it is not capable of receiving such payments without any deduction or withholding of United States federal income tax.

         Section 5.11 Participation Obligations Absolute; Failure to Fund Participation. The obligations of a Bank to fund its participation in the Letters of Credit in accordance with the terms hereof shall be absolute, unconditional, and irrevocable and shall be performed strictly in accordance with the terms of the Loan Documents under all circumstances whatsoever, including without limitation, the following circumstances: (a) any lack of validity of any Loan Document; (b) the occurrence of any Default; (c) the existence of any claim, set-off, counterclaim, defenses, or other rights which such Bank, the Borrower, any Obligated Party, or any other Person may have; (d) the occurrence of any event that has or could reasonably be expected to have a Material Adverse Effect; (e) the failure of any condition to a Loan under
Article 7 to be satisfied; (f) the fact that after giving effect to the funding of the participation the Outstanding Revolving Credit





CREDIT AGREEMENT - PAGE 30
may exceed the Borrowing Base; or (g) any other circumstance whatsoever, whether or not similar to any of the foregoing; provided that, the obligations of a Bank to fund its participation in a Letter of Credit may be subject to avoidance by a Bank if such Bank proves in a final nonappealable judgment that it was damaged and that such damage arose directly from the Agent's willful misconduct or gross negligence in determining whether (i) the conditions set forth in Article 7 to the issuance of the Letter of Credit in question were satisfied at the time of such issuance or (ii) the documentation presented under the Letter of Credit in question complied with the terms thereof. If a Bank fails to fund its participation in a Letter of Credit as required hereby, such Bank shall, subject to the foregoing proviso, remain obligated to pay to the Agent the amount it failed to fund on demand together with interest thereon in respect of the period commencing on the date such amount should have been funded until the date the amount was actually funded to the Agent at a rate per annum equal to the Federal Funds Effective Rate for such period and the Agent shall be entitled to offset against any and all sums to be paid to such Bank hereunder the amount due the Agent under this sentence.

         Section 5.12 Release of Collateral. Agent and each Bank agrees that if as of the end of any Fiscal Quarter beginning with the Fiscal Quarter ending December 31, 1996, the Adjusted Debt Ratio calculated as of such Fiscal Quarter end and as calculated for the previous Fiscal Quarter end is less than
2.0 to 1.0 for each such Fiscal Quarter end, then Borrower shall notify Agent and within sixty (60) days of Agent's receipt of such notice if no Default exists, Agent shall release all the Liens on the Collateral and it shall not be necessary for the Agent to obtain any further consent or agreement from any Bank for such release. The term "Adjusted Debt Ratio" means, as of any Fiscal Quarter end, the ratio of Average Funded Debt to Adjusted EBITDA, both calculated for the Fiscal Quarter then ending. "Average Funded Debt" means for any period, the daily average balance of Funded Debt for such period.

         Section 5.13 Collateral Account. No assets are required to be held in or subject to the Collateral Account on the Closing Date. However, in order to create additional availability under the Borrowing Base or to otherwise comply with its obligations under Section 5.4(a)(i), the Borrower has the option of creating (or shall create if required under Section 5.4(a)(i)) the Collateral Account and deposit cash or other assets therein. The cash deposited in the Collateral Account may be invested by the Agent as directed by Borrower in accordance with the Agent's standard investment agreements and
Section 10.5 hereof. All interest and other income earned on the assets held in or subject to the Collateral Account shall be redeposited therein. As long as the Outstanding Revolving Credit is supported through the Borrowing Base by the value of the assets held in the Collateral Account or as long as a Default exists, the Agent shall have no obligation to release its Lien in the Collateral Account or the assets held therein or pursuant thereto except as may otherwise be provided in Section 5.12 or as provided in the next sentence. If at any time the Borrowing Base exceeds the Outstanding Revolving Credit and no Default exists, within five (5) days of Agent's receipt of Borrower's written request, the Agent shall release from the Collateral Account and the Liens relating thereto, so much of the assets held in the Collateral Account that have a market value equal to the amount of the excess and it shall not be necessary for the Agent to obtain any further consent or agreement from any Bank for such release.





CREDIT AGREEMENT - PAGE 31

                                   ARTICLE 6

                        Yield Protection and Illegality


         Section 6.1      Additional Costs.

                 (a) The Borrower shall pay directly to each Bank from time to time such amounts as such Bank may determine to be necessary to compensate it for any reasonable costs incurred by such Bank which such Bank determines are attributable to its making or maintaining of any Loans subject to Libor Accounts or Letters of Credit hereunder or its obligation to make any of such Loans hereunder or issue or participate in any Letter of Credit, or any reduction in any amount receivable by such Bank hereunder in respect of any such Loans or Letters of Credit or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which:

                      (i) changes the basis of taxation of any amounts payable to such Bank under this Agreement or its Notes in respect of any of such Loans (other than franchise taxes and taxes imposed on the overall net income of such Bank or its Applicable Lending Office for any of such Loans by the United States of America or the jurisdiction in which such Bank has its Principal Office or such Applicable Lending Office);

                      (ii) imposes or modifies any reserve, special deposit, minimum capital, capital ratio, or similar requirement relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Bank (including any of such Loans or any deposits referred to in the definition of "Libor Rate" in
                 Section 1.1 hereof); or

                    (iii) imposes any other condition affecting this Agreement or the Notes or any of such extensions of credit or liabilities or commitments.

         Each Bank will notify the Borrower (with a copy to the Agent) of any event occurring after the date of this Agreement which will entitle such Bank to compensation pursuant to this subsection 6.1(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and will designate a different Applicable Lending Office for the Loans affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Bank, violate any law, rule, or regulation or be in any way disadvantageous to such Bank. Each Bank will furnish the Borrower with a certificate setting forth the basis and the amount of each request of such Bank for compensation under this subsection 6.1(a). If any Bank requests compensation from the Borrower under this subsection 6.1(a), the Borrower may, by notice to such Bank (with a copy to the Agent) suspend the obligation of such





CREDIT AGREEMENT - PAGE 32

         Bank to issue or participate in Letters of Credit or to make Loans subject to Libor Accounts or Continue Libor Accounts as Libor Accounts or Convert Base Rate Accounts into Libor Accounts until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 6.4 hereof shall be applicable with respect to such Libor Accounts).

                 (b) Without limiting the effect of the foregoing provisions of this Section 6.1, in the event that, by reason of any Regulatory Change, any Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank which includes deposits by reference to which the interest rate on the Loans subject to Libor Accounts is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank which includes Loans subject to Libor Accounts or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Bank so elects by notice to the Borrower (with a copy to the Agent), the obligation of such Bank to make Loans subject to Libor Accounts or Continue Libor Accounts as Libor Accounts or Convert Base Rate Accounts into Libor Accounts hereunder shall be suspended until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 6.4 hereof shall be applicable).

                 (c) Determinations and allocations by any Bank for purposes of this Section 6.1 of the effect of any Regulatory Change on its costs of maintaining its obligation to make Loans or issue or participate in Letters of Credit or of making or maintaining Loans or issuing or participating in Letters of Credit or on amounts receivable by it in respect of Loans or Letters of Credit, and of the additional amounts required to compensate such Bank in respect of any Additional Costs, shall, absent manifest error, be conclusive, provided that such determinations and allocations are made on a reasonable basis.

         Section 6.2 Limitation on Libor Accounts. Anything herein to the contrary notwithstanding, if with respect to any Libor Accounts under a Loan for any Interest Period therefor:

                 (a) The Agent determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "Libor Rate" in Section 1.1 hereof are not being provided in the relative amounts or for the relative maturities for purposes of determining the rate of interest for the Loans subject to such Libor Accounts as provided in this Agreement; or

                 (b) Required Banks determine (which determination shall be conclusive) and notify the Agent that the relevant rates of interest referred to in the definition of "Adjusted Libor Rate" in
         Section 1.1 hereof on the basis of which the rate of interest for such Loans for such Interest Period is to be determined do not accurately reflect the cost to the Banks of making or maintaining such Loans for such Interest Period;





CREDIT AGREEMENT - PAGE 33
then the Agent shall give the Borrower prompt notice thereof specifying the relevant Libor Account and the relevant amounts or periods, and so long as such condition remains in effect, the Banks shall be under no obligation to make additional Loans subject to a Libor Account or to Convert Base Rate Accounts into Libor Accounts and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Libor Accounts, either prepay the Loans subject to such Libor Accounts or Convert such Libor Accounts into Base Rate Accounts in accordance with the terms of this Agreement. Determinations made under this Section 6.2 shall be made on a reasonable basis.

         Section 6.3 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to (a) honor its obligation to make Loans subject to a Libor Account hereunder or (b) maintain Loans subject to a Libor Account hereunder, then such Bank shall promptly notify the Borrower (with a copy to the Agent) thereof and such Bank's obligation to make or maintain Loans subject to a Libor Account and to Convert Base Rate Accounts into Libor Accounts hereunder shall be suspended until such time as such Bank may again make and maintain Loans subject to a Libor Account (in which case the provisions of Section 6.4 hereof shall be applicable).

         Section 6.4 Treatment of Affected Loans. If the Accounts applicable to a Loan of any Bank (hereinafter called "Affected Accounts") are to be Converted pursuant to Section 6.1 or 6.3 hereof, the Bank's Affected Accounts shall be automatically Converted into Base Rate Accounts on the last day(s) of the then current Interest Period(s) (or, in the case of a Conversion required by subsection 6.1(b) or Section 6.3 hereof, on such earlier date as such Bank may specify to the Borrower with a copy to the Agent) and, unless and until such Bank gives notice as provided below that the circumstances specified in Section 6.1 or 6.3 hereof which gave rise to such Conversion no longer exist: (a) to the extent that such Bank's Affected Accounts have been so Converted, all payments and prepayments of principal which would otherwise be applied to such Bank's Affected Accounts shall be applied instead to its Base Rate Accounts; and (b) all Accounts which would otherwise be established or Continued by such Bank as Libor Accounts shall be made as or Converted into Base Rate Accounts and all Accounts of such Bank which would otherwise be Converted into Libor Accounts shall be Converted instead into (or shall remain as) Base Rate Accounts. If such Bank gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 6.1 or 6.3 hereof which gave rise to the Conversion of such Bank's Affected Accounts pursuant to this Section 6.4 no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist) at a time when Libor Accounts are outstanding, such Bank's Base Rate Accounts shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Libor Accounts to the extent necessary so that, after giving effect thereto, all Accounts held by the Banks holding Libor Accounts and by such Bank are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Commitment Percentages.

         Section 6.5 Compensation. The Borrower shall pay to the Agent for the account of each Bank, upon the request of such Bank, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost, or expense incurred by it as a result of:





CREDIT AGREEMENT - PAGE 34

                 (a) Any payment or prepayment of a Loan subject to a Libor Account or Conversion of a Libor Account for any reason (including, without limitation, the acceleration of the outstanding Loans pursuant to subsection 12.2(a)) on a date other than the last day of an Interest Period for the applicable Libor Account; or

                 (b) Any failure by the Borrower for any reason (including, without limitation, the failure of any conditions precedent specified in Article 7 to be satisfied) to borrow or prepay a Loan subject to a Libor Account, or Convert a Base Rate Account to a Libor Account on the date for such borrowing, Conversion, or prepayment specified in the relevant notice of borrowing, prepayment, or Conversion under this Agreement.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which otherwise would have accrued on the principal amount so paid or Converted or not borrowed for the period from the date of such payment, Conversion, or failure to borrow to the last day of the Interest Period for such Libor Account (or, in the case of a failure to borrow, the Interest Period for such Libor Account which would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Libor Account provided for herein over
(ii) the interest component of the amount such Bank would have bid in the London interbank market for Dollar deposits of leading banks and amounts comparable to such principal amount and with maturities comparable to such period.

         Section 6.6 Capital Adequacy. If after the date hereof, any Bank shall have determined that any Regulatory Change has or would have the effect of reducing the rate of return on such Bank's (or its parent's) capital as a consequence of its obligations hereunder or the transactions contemplated hereby to a level below that which such Bank (or its parent) could have achieved but for such adoption, implementation, change, or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within ten
(10) Business Days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its parent) for such reduction. A certificate of such Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive, provided that the determination thereof is made on a reasonable basis. In determining such amount or amounts, such Bank may use any reasonable averaging and attribution methods.


                                   ARTICLE 7

                              Conditions Precedent


         Section 7.1 Initial Loan. The obligation of each Bank to make its initial Loan and the obligations of the Agent to issue the initial Letter of Credit are subject to the condition precedent that the Agent shall have received on or before the day of any such Loan or Letter of Credit all of the following, each dated (unless otherwise indicated) the date hereof, in form and substance satisfactory to the Agent:





CREDIT AGREEMENT - PAGE 35

                 (a) Resolutions. Resolutions of the Board of Directors (or other similar authorizing documents) of the Borrower and each Granting Subsidiary certified by its Secretary or an Assistant Secretary (or other similar officer) which authorize its execution, delivery, and performance of the Loan Documents to which it is or is to be a party.

                 (b) Incumbency Certificate. A certificate of incumbency certified by the Secretary or an Assistant Secretary (or similar officer) of the Borrower and each Granting Subsidiary certifying the name of each of its officers (i) who are authorized to sign the Loan Documents to which it is or is to be a party (including the certificates contemplated herein) together with specimen signatures of each such officers and (ii) who will, until replaced by other officers duly authorized for that purpose, act as its representative for the purposes of signing documentation and giving notices and other communications in connection with the Loan Documents.

                 (c) Articles of Incorporation. The articles of incorporation (or similar governing document) of the Borrower and each directly owned Subsidiary of Borrower (other than Software Spectrum Limited) certified by the Secretary of State of the state of its incorporation (or the other appropriate governmental officials of its jurisdiction of organization) and dated a current date.

                 (d) Bylaws. The bylaws (or similar governing document) of the Borrower and each directly owned Subsidiary of Borrower (other than Software Spectrum Limited) certified by its Secretary or an Assistant Secretary.

                 (e) Governmental Certificates. Certificates of the appropriate government officials of the state of incorporation (or the other appropriate governmental officials of its jurisdiction of organization) of the Borrower and each directly owned Subsidiary of Borrower (other than Software Spectrum Limited) as to its existence and good standing and certificates of the appropriate government officials of each jurisdiction in which the Borrower and each such Subsidiary is required to qualify to do business and where failure to so qualify could reasonably be expected to have a Material Adverse Effect, as to the Borrower's and each such Subsidiary's qualification to do business and good standing in such jurisdiction, all dated a current date.

                 (f)      Notes.  The Notes executed by the Borrower.

                 (g) Collateral Documents and Collateral. The Borrower Security Agreement and the Borrower Pledge Agreement executed by the Borrower, the Subsidiary Security Agreements and the Guaranties executed by the Granting Subsidiaries; certificates representing the capital stock of the Subsidiaries (other than Software Spectrum B.V.) pledged pursuant to the Borrower Pledge Agreement together with undated stock powers duly executed in blank (other than the stock of Software Spectrum Limited), UCC, tax and judgment Lien search reports listing all documentation on file against the Borrower and the Granting Subsidiaries in each jurisdiction in which the Borrower, any Granting Subsidiary or any Collateral (other than inventory held by third parties) is located or registered; and, except as set forth in
         Section 9.10 (d), such executed documentation as





CREDIT AGREEMENT - PAGE 36
         the Agent may deem necessary to perfect or protect its Liens, including, without limitation, financing statements under the UCC and other applicable documentation under the laws of any jurisdiction with respect to the perfection of Liens (except with respect to inventory held by third parties).

                 (h) Termination of Prior Liens. Duly executed UCC-3 termination statements, mortgage releases, and such other documentation as shall be necessary to terminate or release all Liens other than those permitted by Section 10.2.

                 (i) Insurance Policies. Certificates of insurance summarizing the insurance policies of the Borrower and the Granting Subsidiaries required by this Agreement and reflecting the Agent as additional insured under such policies and as loss payee with respect to all policies covering Collateral.

                 (j) Opinion of Counsel. Favorable opinions of legal counsel to the Borrower and the Granting Subsidiaries, as to such matters as the Agent may reasonably request.

                 (k) Fees. The fees due on the Closing Date as described in the letters dated April 16, 1996 from Chase Securities, Inc. and Texas Commerce to the Borrower.

                 (l) Borrowing Base Report. An initial Borrowing Base Report in the form of Exhibit "C" hereto together with the accounts receivable aging required thereby.

                 (m)      Pro Forma.  The Pro Forma.

                 (n) Projections. The Borrower's forecasted consolidated balance sheet, profit and loss statement and capitalization statement prepared on a basis consistent with Borrower's historical financial statements (together with appropriate supporting details and a statement of underlying assumptions) for the period commencing on the date hereof and concluding on the Term Loan Termination Date.

                 (o) Egghead Acquisition. Evidence of the expiration of the applicable waiting period without adverse action under the Hart-Scott-Rodino Anti-Trust Improvements Act relating to the Egghead Acquisition, evidence that all other conditions precedent to the Egghead Acquisition have been satisfied and evidence that the Egghead Acquisition will close simultaneously with the initial advance under the Term Loan.

                 (p) Letter of Direction and Funds Flow Memorandum. A letter of direction from Borrower addressed to Agent, with respect to the disbursement of the proceeds of the Term Loan, the initial advance under the Revolving Loan and any Letter of Credit to be issued on the Closing Date and containing a certification as to the sources and uses of funds utilized to consummate the Egghead Acquisition.

                 (q) Attorneys' Fees and Expenses. Evidence that the costs and expenses (including attorneys' fees) referred to in Section 14.1, to the extent incurred, shall have been paid in full by the Borrower.





CREDIT AGREEMENT - PAGE 37

         Section 7.2 All Loans and Letters of Credit. The obligation of each Bank to make any Loan (including the initial Loan) and the obligation of the Agent to issue any Letter of Credit is subject to the following additional conditions precedent:

                 (a) No Default. No Default shall have occurred and be continuing, or would result from such Loan or Letter of Credit;

                 (b) Representations and Warranties. All of the representations and warranties contained in Article 8 hereof and in the other Loan Documents shall be true and correct on and as of the date of such Loan or Letter of Credit with the same force and effect as if such representations and warranties had been made on and as of such date except to the extent that such representations and warranties relate specifically to another date; and

                 (c) Additional Documentation. The Agent shall have received such additional approvals, opinions, or documents as the Agent may reasonably request.

Each notice of borrowing by the Borrower hereunder, and each request for the issuance of a Letter of Credit, shall constitute a representation and warranty by the Borrower that the conditions precedent set forth in subsections 7.2(a) and (b) have been satisfied (both as of the date of such notice and, unless the Borrower otherwise notifies the Agent prior to the date of such borrowing or Letter of Credit, as of the date of such borrowing or Letter of Credit).

                                   ARTICLE 8

                         Representations and Warranties


         To induce the Agent and the Banks to enter into this Agreement, the Borrower represents and warrants to the Agent and the Banks that after giving effect to the Transactions:

         Section 8.1 Corporate Existence. The Borrower and each Subsidiary (a) is a corporation or other entity (as reflected on Schedule 8.14) duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to own its assets and carry on its business as now being or as proposed to be conducted, and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect. The Borrower and each Subsidiary has the corporate power and authority to execute, deliver, and perform their respective obligations under the Transaction Documents and Loan Documents to which it is or may become a party.

         Section 8.2      Financial Statements; ProForma; Projections.

                 (a) Financial Statements. The Borrower has delivered to the Agent and the Banks audited consolidated financial statements of the Borrower and the Subsidiaries as at and for the Fiscal Year ended March 31, 1995 and unaudited consolidated financial statements of the





CREDIT AGREEMENT - PAGE 38

Borrower and the Subsidiaries for the nine (9) month period ended December 31, 1995. Such financial statements, have been prepared in accordance with GAAP, and present fairly, on a consolidated basis, the financial condition of the Borrower and the Subsidiaries as of the respective dates indicated therein and the results of operations for the respective periods indicated therein.
Neither the Borrower nor any of the Subsidiaries has any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments except as referred to or reflected in such financial statements. There has been no material adverse change in the business, condition (financial or otherwise), operations, prospects, or properties of the Borrower and the Subsidiaries taken as a whole since the effective date of the most recent financial statements referred to in this Section.

                 (b) Pro Forma and Projections. The Pro Forma and the projections described in Section 7.1(n) were prepared by Borrower based on the most recent financial statements of Borrower, Egghead, Inc. and Essentially Group Limited, in light of the past operations of Borrower, Egghead, Inc. and Essentially Group Limited and were prepared in accordance with GAAP (except without footnotes, disclosures and accounting policy that may be required in accordance with GAAP), with only such adjustments thereto as would be required in accordance with GAAP. The projections described in Section 7.1(n) represent, as of the date thereof, the good faith estimate of Borrower and its senior management concerning the projected performance of Borrower's business based on the supporting details and assumptions set forth in such projections after giving effect to the Transactions.

         Section 8.3 Corporate Action; No Breach. The execution, delivery, and performance by the Borrower and each Subsidiary of the Transaction Documents and Loan Documents to which each is or may become a party and compliance with the terms and provisions hereof and thereof have been duly authorized by all requisite action on the part of the Borrower and each Subsidiary and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) the articles of incorporation, bylaws or other governing documents of the Borrower or any of the Subsidiaries,
(ii) any applicable law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator or (iii) any material agreement or instrument to which the Borrower or any Subsidiary is a party or by which any of them or any of their property is bound or subject, or (b) constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien (except as provided herein) upon any of the revenues or assets of the Borrower or any Subsidiary. The Borrower's capital stock issued in connection with the Essentially Acquisition will be duly authorized, validly issued, fully paid and nonassessable. The issuance and sale of such stock is exempt from the registration and qualification requirements of applicable federal, state and foreign securities laws.

         Section 8.4 Operation of Business. The Borrower and each of the Subsidiaries possess all licenses, permits, franchises, patents, copyrights, trademarks, and tradenames, or rights thereto, necessary to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted except those that the failure to so possess could not reasonably be expected to have a Material Adverse Effect, and the Borrower and each of its Subsidiaries are not in violation of any valid rights of others with respect to any of the foregoing except violations that could not reasonably be expected to have a Material Adverse Effect.





CREDIT AGREEMENT - PAGE 39

         Section 8.5 Litigation and Judgments. Except as disclosed in the Borrower's most recent Annual Report on Form 10K filed prior to the Closing Date under the Securities Exchange Act of 1934, as amended, there is no action, suit, investigation, or proceeding before or by any Governmental Authority or arbitrator pending, or to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary, that would, if adversely determined, have a Material Adverse Effect. There are no outstanding judgments against the Borrower or any Subsidiary.

         Section 8.6 Rights in Properties; Liens. The Borrower and each Subsidiary have good title to or valid leasehold interests in their respective properties and assets, real and personal, including the properties, assets, and leasehold interests reflected in the financial statements described in Section 8.2, and none of the properties, assets, or leasehold interests of the Borrower or any Subsidiary is subject to any Lien, except as permitted by Section 10.2.

         Section 8.7      Enforceability.   The Transaction Documents and Loan
Documents to which the Borrower or any Subsidiary is a party, when delivered, shall constitute the legal, valid, and binding obligations of the Borrower or the Subsidiary, as applicable, enforceable against the Borrower or the applicable Subsidiary in accordance with their respective terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors' rights and general principles of equity.

         Section 8.8 Approvals. All authorizations, approvals, and consents of, and all filings or registrations with, any Governmental Authority or third party necessary for the execution, delivery, or performance by the Borrower or any Subsidiary of the Transaction Documents and Loan Documents to which each is or may become a party or for the validity or enforceability thereof have been obtained or made except for the consent described in Section 9.10(d)(ii). The waiting period applicable to the Egghead Acquisition under the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976 has expired without any adverse action.

         Section 8.9 Debt. The Borrower and the Subsidiaries have no Debt, except as permitted by Section 10.1.

         Section 8.10 Taxes. The Borrower and each Subsidiary have filed all material tax returns (federal, state, and local) required to be filed, including all income, franchise, employment, property, and sales tax returns, and have paid all of their respective liabilities for taxes, assessments, governmental charges, and other levies that are due and payable other than those being contested in good faith by appropriate proceedings diligently pursued for which adequate reserves have been established. The Borrower knows of no pending investigation of the Borrower or any Subsidiary by any taxing authority or of any pending but unassessed tax liability of the Borrower or any Subsidiary.

         Section 8.11 Margin Securities. Neither the Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T, U, or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan will





CREDIT AGREEMENT - PAGE 40
be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

         Section 8.12 ERISA. The Borrower and each Subsidiary are in compliance with all applicable provisions of ERISA except for such events of noncompliance that will not have a Material Adverse Effect. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan. No notice of intent to terminate a Plan has been filed, nor has any Plan been terminated. No circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings. Neither the Borrower nor any ERISA Affiliate has completely or partially withdrawn from a Multiemployer Plan. The Borrower and each ERISA Affiliate have met their minimum funding requirements under ERISA with respect to all of their Plans except for those instances of noncompliance with such requirements that will not have a Material Adverse Effect. The present value of all vested benefits under each Plan do not exceed the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with ERISA, by an amount that will have a Material Adverse Effect. Neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA.

         Section 8.13 Disclosure. All factual information furnished by or on behalf of the Borrower in writing to the Agent or any Bank (including, without limitation, all information contained in the Transaction Documents and the Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents or any transaction contemplated herein or therein is, and all other such factual information hereafter furnished by or on behalf of the Borrower to the Agent or any Bank, will be true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information not misleading in any material respect at such time in light of the circumstances under which such information was provided; provided, however, that the representations and warranties in this Section 8.13 are made only to the best of the knowledge of Borrower with respect to any information provided to Borrower by any selling party under the Transaction Documents.

         Section 8.14 Subsidiaries. As of the Closing Date, the Borrower has no Subsidiaries other than those listed on Schedule 8.14 hereto. Schedule
8.14 sets forth the type of each Subsidiary listed thereon, the jurisdiction of incorporation or organization of each such Subsidiary, the percentage of the Borrower's ownership of the outstanding voting stock (or other ownership interests) of each such Subsidiary and with respect to each such Subsidiary that is a corporation, the authorized, issued, and outstanding capital stock of each such Subsidiary. All of the outstanding capital stock of each Subsidiary listed on Schedule 8.14 has been validly issued, is fully paid, and is nonassessable. There are no outstanding subscriptions, options, warrants, calls, or rights (including preemptive rights) to acquire, and no outstanding securities or instruments convertible into, capital stock of any Subsidiary listed on Schedule 8.14. No certificates have been issued to evidence the capital stock Borrower owns of Software Spectrum B.V.





CREDIT AGREEMENT - PAGE 41

         Section 8.15 Agreements. Neither the Borrower nor any Subsidiary is a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction that could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument to which it is a party other than defaults which will not have a Material Adverse Effect.

         Section 8.16 Compliance with Laws. Neither the Borrower nor any Subsidiary is in violation of any law, rule, regulation, order, or decree of any Governmental Authority or arbitrator other than violations which will not have a Material Adverse Effect.

         Section 8.17 Investment Company Act. Neither the Borrower nor any Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         Section 8.18 Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         Section 8.19 Environmental Matters. Except for those matters which will not have a Material Adverse Effect:

                 (a) The Borrower, each Subsidiary, and all of their respective properties, assets, and operations are in full compliance with all Environmental Laws. The Borrower is not aware of, nor has the Borrower received written notice of, any past, present, or future conditions, events, activities, practices, or incidents which may interfere with or prevent the compliance or continued compliance of the Borrower and the Subsidiaries with all Environmental Laws;

                 (b) The Borrower and each Subsidiary have obtained all permits, licenses, and authorizations that are required under applicable Environmental Laws, and all such permits are in good standing and the Borrower and its Subsidiaries are in compliance with all of the terms and conditions of such permits;

                 (c) No Hazardous Materials have been used, generated, stored, transported, disposed of on, or Released from any of the properties or assets of the Borrower or any Subsidiary, and to the knowledge of Borrower, no Hazardous Materials are present at such properties, except in compliance with Environmental Laws. The use which the Borrower and the Subsidiaries make and intend to make of their respective properties and assets will not result in the use, generation, storage, transportation, accumulation, disposal, or Release of any Hazardous Material on, in, or from any of their properties or assets except in compliance with Environmental Laws;

                 (d) Neither the Borrower nor any of the Subsidiaries nor any of their respective currently or previously owned or leased properties or operations is subject to any





CREDIT AGREEMENT - PAGE 42
         outstanding or, to the best of its knowledge, threatened order from or agreement with any Governmental Authority or other Person or subject to any judicial or administrative proceeding with respect to (i) failure to comply with Environmental Laws, (ii) Remedial Action, or
         (iii) any Environmental Liabilities arising from a Release or threatened Release;

                 (e) Neither the Borrower nor any of the Subsidiaries is a treatment, storage, or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., regulations thereunder or any comparable provision of state law. The Borrower and the Subsidiaries are in compliance with all applicable financial responsibility requirements of all Environmental Laws;

                 (f) Neither the Borrower nor any of the Subsidiaries has filed or failed to file any notice required under applicable Environmental Law reporting a Release; and

                 (g) No Lien arising under any Environmental Law has attached to any property or revenues of the Borrower or the Subsidiaries.

         Section 8.20 Solvency. Borrower and each Granting Subsidiary, both individually and on a consolidated basis: (a) owns and will own assets the fair saleable value of which are (i) greater than the total amount of its liabilities (including contingent liabilities) and (ii) greater than the amount that will be required to pay probable liabilities of then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to it; (b) has capital that is not unreasonably small in relation to its business as presently conducted; and (c) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due.

         Section 8.21 Benefit Received. Borrower and the Subsidiaries will receive reasonably equivalent value in exchange for the obligations incurred under the Transaction Documents and Loan Documents to which each is a party. Borrower and Subsidiaries will derive substantial benefit from the consummation of the Transaction in an amount at least equal to its obligations under the Transaction Documents and Loan Documents to which it is a party.

         Section 8.22 Transaction Documents. As of the Closing Date, the Transaction Documents are in full force and effect, have not been amended in any material respect (except for such amendments disclosed to the Agent), no party thereto has failed to perform any material obligation thereunder and no defenses exist to the performance by the parties thereto of their obligations thereunder. Each of the representations and warranties given by Borrower or a Subsidiary under the Transaction Documents are true and correct in all material respects as of the date hereof and as of the Closing Date (but without giving effect to the transactions contemplated by the Transaction Documents except where such representations or warranties expressly speak as of a time after such transactions have been given effect) and such representations and warranties are hereby incorporated herein by this reference as of such dates with the same effect as though set forth in their entirety herein. To the best of Borrower's knowledge, the representations and warranties made by each of the selling parties in the Transaction Documents were true and correct when made and as of the Closing Date (but without giving effect to the transactions contemplated





CREDIT AGREEMENT - PAGE 43
by the Transaction Documents except where such representations or warranties expressly speak as of a time after such transactions have been given effect).

                                   ARTICLE 9

                               Positive Covenants


         The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Bank has any Commitment hereunder, the Borrower will perform and observe the following positive covenants:

         Section 9.1 Reporting Requirements. The Borrower will furnish to the Agent and each Bank:

                 (a) Annual Financial Statements. As soon as available, and in any event within ninety (90) days after the end of each Fiscal Year of the Borrower, beginning with the Fiscal Year ending on March 31, 1996, (i) a copy of the annual audit report of the Borrower and the Subsidiaries for such Fiscal Year containing, on a consolidated basis, balance sheets and statements of income, retained earnings, and cash flow as at the end of such Fiscal Year and for the Fiscal Year then ended, in each case setting forth in comparative form the figures for the preceding Fiscal Year, all in reasonable detail and audited and certified by independent certified public accountants of recognized standing acceptable to the Agent, to the effect that such report has been prepared in accordance with GAAP;

                 (b) Quarterly Financial Statements. As soon as available, and in any event within forty-five (45) days after the end of each Fiscal Quarter: (i) a copy of an unaudited financial report of the Borrower and the Subsidiaries as of the end of such period and for the Fiscal Quarter then ended containing, on a consolidated basis, a balance sheet and statements of income, retained earnings, and cash flow, in each case setting forth in comparative form the figures for the corresponding Fiscal Quarter of the preceding Fiscal Year, all in reasonable detail certified by the chief financial officer of the Borrower to have been prepared in accordance with GAAP and to fairly present (subject to year-end audit adjustments) the financial condition and results of operations of the Borrower and the Subsidiaries, on a consolidated basis, at the date and for the periods indicated therein and (ii) a copy of an unaudited financial report of each Foreign Subsidiary as of the end of such period and for the Fiscal Quarter then ending containing a balance sheet and statement of income in reasonable detail certified by the chief financial officer of Borrower to have been prepared in accordance with the generally accepted accounting principles established in the jurisdiction of the applicable Foreign Subsidiary's organization and to fairly present (subject to year-end audit adjustments) the financial condition and results of the operation of the applicable Foreign Subsidiary at the date and for the periods indicated therein;





CREDIT AGREEMENT - PAGE 44

                 (c) Compliance Certificate. Within forty-five (45) days after the end of each Fiscal Quarter of each Fiscal Year, or with respect to the last Fiscal Quarter of each Fiscal Year, within ninety
         (90) days of the end of such Fiscal Quarter, a Compliance Certificate;

                 (d) Borrowing Base Report. As soon as available, and in any event within thirty (30) days after the end of each month, a Borrowing Base Report, in substantially the form of Exhibit "C" hereto, certified by the chief financial officer or treasurer of the Borrower together with the accounts receivable aging required thereby;

                 (e) Annual Projections. As soon as available and in any event within forty-five (45) days after the beginning of each Fiscal Year of the Borrower, the Borrower will deliver Annual Projections on a Fiscal Quarter by Fiscal Quarter basis for the current Fiscal Year and a proforma projection of the Borrower's compliance with the financial covenants in this Agreement for the same period;

                 (f) Management Letters. Promptly upon receipt thereof, a copy of any management letter or written report submitted to the Borrower or any Subsidiary by independent certified public accountants with respect to the business, condition (financial or otherwise), operations, prospects, or properties of the Borrower or any Subsidiary;

                 (g) Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any Governmental Authority or arbitrator affecting the Borrower or any Subsidiary which, if determined adversely to the Borrower or such Subsidiary, could reasonably be expected to have a Material Adverse Effect;

                 (h) Notice of Default. As soon as possible and in any event within five (5) Business Days after an officer of the Borrower has knowledge of the occurrence of each Default, a written notice setting forth the details of such Default and the action that the Borrower has taken and proposes to take with respect thereto;

                 (i) ERISA Reports. If requested by the Agent, promptly after the filing or receipt thereof, copies of all reports, including annual reports, and notices which the Borrower or any Subsidiary files with or receives from the PBGC or the U.S. Department of Labor under ERISA; and as soon as possible and in any event within five (5) Business Days after the Borrower or any Subsidiary knows or has reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC or the Borrower or any Subsidiary has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, a certificate of the chief financial officer of the Borrower setting forth the details as to such Reportable Event or Prohibited Transaction or Plan termination and the action that the Borrower proposes to take with respect thereto;

                 (j) Reports to Other Creditors. Promptly after the furnishing thereof, copies of any statement or report furnished to any other party pursuant to the terms of any indenture, loan, or credit or similar agreement and not otherwise required to be furnished to the Agent and the Banks pursuant to any other clause of this Section;





CREDIT AGREEMENT - PAGE 45

                 (k) Notice of Material Adverse Effect. As soon as possible and in any event within five (5) Business Days after an officer of the Borrower has knowledge of the occurrence thereof, written notice of any matter that could reasonably be expected to have a Material Adverse Effect;

                 (l) Proxy Statements, Etc. As soon as available, one copy of each financial statement, report, notice or proxy statement sent by the Borrower or any Subsidiary to its stockholders generally and one copy of each regular, periodic, or special report, registration statement, or prospectus filed by the Borrower or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency; and

                 (m) General Information. Promptly, such other information concerning the Borrower or any Subsidiary as the Agent or any Bank may from time to time reasonably request.

         Section 9.2 Maintenance of Existence; Conduct of Business. The Borrower will, and will cause each Subsidiary to, preserve and maintain (i) its corporate existence (except as permitted by Section 10.3) and (ii) all of its leases, privileges, licenses, permits, franchises, qualifications, and rights that are necessary or desirable in the ordinary conduct of its business. The Borrower will, and will cause each Subsidiary to, conduct its business in an orderly and efficient manner in accordance with good business practices.

         Section 9.3 Maintenance of Properties. The Borrower will, and will cause each Subsidiary to, maintain, keep, and preserve all of its material properties necessary in the conduct of its business in good working order and condition (exclusive of ordinary wear and tear).

         Section 9.4 Taxes and Claims. The Borrower will, and will cause each Subsidiary to, pay or discharge at or before maturity or before becoming delinquent (a) all taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its property, and (b) all valid and lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its property; provided, however, that neither the Borrower nor any Subsidiary shall be required to pay or discharge any tax, levy, assessment, or governmental charge which is being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves have been established.

         Section 9.5 Insurance. The Borrower will, and will cause each Subsidiary to, maintain insurance with financially sound and reputable insurance companies in such amounts and covering such risks as are usually carried by corporations engaged in similar businesses and owning similar properties in the same general areas in which the Borrower and the Subsidiaries operate, provided that in any event the Borrower will maintain and cause each Subsidiary to maintain workmen's compensation insurance (or alternate comparable coverage as required by law), property insurance, comprehensive general liability insurance and products liability insurance reasonably satisfactory to the Agent. Each general liability insurance policy shall name the Agent as additional insured, each insurance policy covering Collateral shall name the Agent as loss payee





CREDIT AGREEMENT - PAGE 46
and shall provide that such policy will not be canceled or materially changed without thirty (30) days prior written notice to the Agent.

         Section 9.6 Inspection Rights. At any reasonable time and from time to time prior to a Default upon two (2) Business Day's prior notice and at any reasonable time after the occurrence and during the continuance of a Default, the Borrower will, and will cause each Subsidiary to, permit representatives of the Agent and each Bank to examine, copy, and make extracts from its books and records, to visit and inspect its properties, and to discuss its business, operations, and financial condition with its officers, employees, and independent certified public accountants.

         Section 9.7 Keeping Books and Records. The Borrower will, and will cause each Subsidiary to, maintain proper books of record and account in which full, true, and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.

         Section 9.8 Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply with all applicable laws (including, without limitation, all Environmental Laws), rules, regulations, orders, and decrees of any Governmental Authority or arbitrator other than such noncompliance which will not have a Material Adverse Effect.

         Section 9.9 Compliance with Agreements. The Borrower will, and will cause each Subsidiary to, comply with all agreements, contracts, and instruments binding on it or affecting its properties or business (including without limitation the Transaction Documents) other than such noncompliance which will not have a Material Adverse Effect.

         Section 9.10     Further Assurances and Collateral Matters.

         (a) Further Assurance and Exceptions to Perfection. The Borrower will, and will cause each Subsidiary to, execute and deliver such further documentation and take such further action as may be requested by the Agent to carry out the provisions and purposes of the Loan Documents and to create, preserve, and perfect the Liens of the Agent for the benefit of itself and the Banks in the Collateral; provided that prior to the occurrence of a Default neither Borrower nor any Granting Subsidiary shall be required to:

                 (i) obtain any landlord or mortgage waivers or subordinations except from the landlords of their inventory distribution centers (other than the inventory distribution center located in Elmhurst, Illinois if no inventory is located at such center by June 30, 1996); or

                 (ii) obtain any documentation from any third party in possession of any inventory or otherwise perfect or protect the Agent's Lien therein as long as the aggregate book value of such inventory of Borrower and the Granting Subsidiaries does not exceed Two Million Five Hundred Thousand Dollars ($2,500,000) in the aggregate; or

                 (iii) obtain the consent or authorization from any third party who has entered into a reseller, volume licensing, maintenance or similar agreement with Borrower or a





CREDIT AGREEMENT - PAGE 47

         Granting Subsidiary or who may otherwise have intellectual property rights in any inventory of Borrower or a Granting Subsidiary.

         If a Default occurs, the Borrower shall notify the Agent and shall take such action as the Agent may request to perfect and protect the Liens of the Agent in the applicable Collateral. If a Default has not occurred but the book value of inventory of Borrower and the Granting Subsidiaries held by third parties exceeds Two Million Five Hundred Thousand Dollars ($2,500,000) in the aggregate, then the Borrower shall notify the Agent and shall take such action as the Agent may request to perfect and protect the Liens of the Agent in the inventory at each location where the book value of the inventory at such location equals or exceeds Five Hundred Thousand Dollars ($500,000).

         (b) Granting Subsidiary Pledge. Upon the creation or acquisition of any Granting Subsidiary, the Borrower shall cause such Granting Subsidiary to execute and deliver a Guaranty, a Subsidiary Security Agreement and such other documentation as the Agent may request to cause such Granting Subsidiary to evidence, perfect, or otherwise implement the guaranty and security for repayment of the Obligations contemplated by a Guaranty and Subsidiary Security Agreement.

         (c) Borrower Pledge of Subsidiary Stock. If any Subsidiary is created or acquired after the Closing Date, the Borrower shall execute and deliver to the Agent an amendment to the Borrower Pledge Agreement describing as collateral thereunder the stock of or other ownership interests in the new Subsidiary and the Borrower shall deliver the certificates representing such stock or other interests to the Agent together with undated stock or other powers duly executed in blank; provided, however, that with respect to any Foreign Subsidiary such Collateral shall include no more than sixty-six and two-thirds percent (66 2/3%) of the outstanding stock or other ownership interests of such Foreign Subsidiary.

         (d)     Post-Closing Matters.  Borrower shall:

                   (i) use all reasonable efforts to provide Agent by June 30,1996 landlord waivers or subordinations in form and substance acceptable to the Agent from the landlord of each of Borrower's and any Granting Subsidiaries' inventory distribution centers (excluding the inventory distribution center located in Elmhurst, Illinois if no inventory is located at such center by June 30, 1996);

                 (ii) use all reasonable efforts to provide Agent by June 30,1996 the required consents of the applicable Governmental Authorities in Ireland to the pledge by Borrower of the capital stock of Software Spectrum Limited;

                 (iii) use all reasonable efforts to provide Agent by June 30, 1996, the stock certificates of Software Spectrum Limited which have been pledged to Agent under the Borrower Pledge Agreement, the articles of incorporation or similar governing document of Software Spectrum Limited certified by the appropriate governmental officials of Ireland, the bylaws or similar governing document of Software Spectrum Limited certified by its secretary or assistant secretary and certificates of the appropriate governmental





CREDIT AGREEMENT - PAGE 48
         authorities of Ireland as to the existence and good standing of Software Spectrum Limited; and

                 (iv) except as provided in clause (ii) of this Section 9.10(d) provide Agent by May 31, 1996 such documentation as the Agent may reasonably request (A) to ensure that the Borrower Pledge Agreement creates in favor of Agent an enforceable first priority pledge of the Collateral described therein under the laws of each jurisdiction in which each issuer of the capital stock pledged thereunder is organized and (B) to protect and enforce such pledge; and

                 (v) provide Agent by May 31, 1996 legal opinions from counsel in each jurisdiction in which the Foreign Subsidiaries are organized as to such matters as the Agent may reasonably request.

         Section 9.11 ERISA. The Borrower will, and will cause each Subsidiary to, comply with all minimum funding requirements and all other requirements of ERISA, if applicable, so as not to give rise to any liability which will have a Material Adverse Effect.

                                   ARTICLE 10

                               Negative Covenants


         The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Bank has any Commitment hereunder, the Borrower will perform and observe the following negative covenants:

         Section 10.1 Debt. The Borrower will not, and will not permit any Subsidiary to, incur, create, assume, or permit to exist any Debt, except:

                 (a) Debt to the Agent and Banks pursuant to the Loan Documents and existing Debt described on Schedule 10.1;

                 (b) Intercompany Debt owed by a Subsidiary to Borrower or owed by a Subsidiary to its parent incurred in accordance with the restrictions set forth in Section 10.5; provided that (i) the obligations of each obligor of such Debt must be subordinated in right of payment to any liability such obligor may have for the Obligations from and after such time as any portion of the Obligations shall become due and payable (whether at stated maturity, by acceleration or otherwise) and (ii) such Debt must be incurred in the ordinary course of business and on terms customary for intercompany borrowings among Borrower and the Subsidiaries or must be made on such other terms and provisions as the Agent may reasonably require;

                 (c) Debt not to exceed One Million Dollars ($1,000,000) in the aggregate at any time outstanding secured by purchase money Liens permitted by Section 10.2;





CREDIT AGREEMENT - PAGE 49

                 (d) Capital Lease Obligations permitted to be incurred in accordance with the restrictions resulting from the financial covenants of this Agreement;

                 (e) Guaranties incurred in the ordinary course of business with respect to surety and appeal bonds, performance and return-of-money bonds, and other similar obligations not exceeding at any time outstanding One Million Dollars ($1,000,000) in aggregate liability;

                 (f) Guarantees of (i) trade accounts payable owed by the Subsidiaries and arising in the ordinary course of business and (ii) Debt of Subsidiaries and Foreign Ventures; provided that: (A) the Debt guaranteed is otherwise permitted hereunder; (B) no Default exists or would result from such Guarantee; and (C) the sum of the aggregate outstanding principal amount of the Debt of Foreign Subsidiaries and Foreign Ventures guaranteed plus the aggregate outstanding principal amount of the loans, advances and other extensions of credit made to Foreign Subsidiaries and Foreign Ventures by Borrower and the Subsidiaries (such sum the "Foreign Loan and Guaranty Amount") shall not at any time exceed the sum of (i) Thirty Million Dollars ($30,000,000) minus (ii) the outstanding face amount of all Letters of Credit issued to secure Debts of Foreign Subsidiaries (the sum of clause (i) and (ii), herein the "Foreign Loan and Guaranty Limit");

                 (g) Debt arising in connection with foreign exchange or currency hedging transactions entered into in the ordinary course of business to enable Borrower or a Subsidiary to limit the market risk of holding currency in either the cash or futures market;

                 (h) Debt arising in connection with interest rate swap, cap, collar or similar agreements entered into in the ordinary course of business to fix or limit Borrower's or any Subsidiaries' interest expense;

                 (i) Debt of Subsidiaries the principal amount of which is secured in full by Letters of Credit; and


                 (j) Debts, other than the Debts specifically described in clauses (a) through (i) of this Section 10.1, which in the aggregate do not exceed Five Million Dollars ($5,000,000) at any time outstanding.

         Section 10.2 Limitation on Liens and Restrictions on Subsidiaries. The Borrower will not, and will not permit any Subsidiary to, incur, create, assume, or permit to exist any Lien upon any of its property, assets, or revenues, whether now owned or hereafter acquired, except the following, none of which shall encumber the Collateral other than those Liens described in clauses (b), (d), (e) and (h):

                 (a)      Existing Liens disclosed on Schedule 10.2 hereto;

                 (b) Liens in favor of the Agent for the benefit of itself and the Banks pursuant to the Loan Documents;





CREDIT AGREEMENT - PAGE 50

                 (c) Encumbrances consisting of minor easements, zoning restrictions, or other restrictions on the use of real property that do not (individually or in the aggregate) materially affect the value of the assets encumbered thereby or materially impair the ability of the Borrower or the Subsidiaries to use such assets in their respective businesses, and none of which is violated in any material respect by existing or proposed structures or land use;

                 (d) Liens (other than Liens relating to Environmental Liabilities or ERISA) for taxes, assessments, or other governmental charges that are not delinquent or which are being contested in good faith and for which adequate reserves have been established;

                 (e) Liens of mechanics, materialmen, warehousemen, carriers, landlords, or other similar statutory Liens securing obligations that are not yet due and are incurred in the ordinary course of business or which are being contested in good faith and for which adequate reserves have been established;

                 (f) Liens resulting from good faith deposits to secure payments of workmen's compensation or other social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, and contracts (other than for payment of Debt);

                 (g) Liens for purchase money obligations and Capital Lease Obligations which do not encumber the Collateral; provided that:
         (i) the Debt secured by any such Lien is permitted under Section 10.1; and (ii) any such Lien encumbers only the asset so purchased;

                 (h) Liens related to any attachment or judgment not constituting an Event of Default; and

                 (i) Liens arising from filing UCC financing statements regarding leases permitted by this Agreement.

Neither the Borrower nor any Subsidiary shall enter into or assume any agreement (other than the Loan Documents) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired; provided that, in connection with the creation of purchase money Liens, the Borrower or the Subsidiary may agree that it will not permit any other Liens to encumber the asset subject to such purchase money Lien. Except as provided herein, the Borrower will not and will not permit any Subsidiaries directly or indirectly to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to: (1) pay dividends or make any other distribution on any of such Subsidiary's capital stock owned by the Borrower or any Subsidiary; (2) subject to subordination provisions, pay any Debt owed to the Borrower or any other Subsidiary; (3) make loans or advances to the Borrower or any other Subsidiary; or (4) transfer any of its property or assets to the Borrower or any other Subsidiary.





CREDIT AGREEMENT - PAGE 51

         Section 10.3 Mergers, Etc. The Borrower will not, and will not permit any Subsidiary to, become a party to a merger or consolidation, or purchase or otherwise acquire all or a substantial part of the business or assets of any Person or any shares or other evidence of beneficial ownership of any Person, or wind-up, dissolve, or liquidate itself; provided that, (i) the Borrower and the Subsidiaries may acquire assets or shares or other evidence of beneficial ownership of a Person in accordance with the restrictions set forth in subsection 10.5; (ii) any Subsidiary may merge into or consolidate with Borrower or any other Subsidiary if the surviving Person assumes the obligations of the applicable Subsidiary under the Loan Documents and is solvent as contemplated under Section 8.20 hereunder after giving effect to such merger or consolidation, except that a Granting Subsidiary may not be merged into or consolidated with a Foreign Subsidiary; and (iii) the Borrower or any Subsidiary (the "Acquiring Company") may acquire all or substantially all of the assets of any Subsidiary (a "Transferring Subsidiary") if the Acquiring Company assumes all the Transferring Subsidiary's liabilities, including without limitation, all liabilities of the Transferring Subsidiary under the Loan Documents to which it is a party and if all of the capital stock of the Transferring Subsidiary is owned directly or indirectly by the Acquiring Company(and, following such assignment and assumption, such Transferring Subsidiary may wind up, dissolve and liquidate).

         Section 10.4 Restrictions on Dividends and other Distributions. The Borrower will not and will not permit any Subsidiary to directly or indirectly declare, order, pay, make or set apart any sum for (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of the Borrower or any Subsidiary now or hereafter outstanding, except a dividend payable solely in shares of stock; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of the Borrower or any Subsidiary now or hereafter outstanding; or (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options, or other rights to acquire shares of any class of stock of the Borrower or any of its Subsidiaries now or hereafter outstanding; except that (i) Subsidiaries of the Borrower may make, declare, and pay dividends and make other distributions to Borrower or to other Subsidiaries with respect to their common or ordinary stock in the ordinary course of business and to allow Borrower to pay dividends permitted hereunder; and (ii) Borrower may make, declare and pay cash dividends out of earned surplus in accordance with applicable law and may purchase and set apart sums to purchase any of its capital stock as long as Borrower shall have sufficient funds to make the mandatory Excess Cash Flow payments required hereby and no Default exists or would otherwise result therefrom.

         Section 10.5 Investments. The Borrower will not, and will not permit any Subsidiary to, make or permit to remain outstanding any advance, loan, other extension of credit, or capital contribution to or investment in any Person, or purchase or own any stock, bonds, notes, debentures, or other securities of any Person, or be or become a joint venturer with or partner of any Person, except:

                 (a) readily marketable direct obligations of the United States of America or any agency thereof with maturities of one year or less from the date of acquisition and any other securities issued or guaranteed as to timely payment by any governmental agency of the United States of America;





CREDIT AGREEMENT - PAGE 52

                 (b) fully insured certificates of deposit with maturities of one year or less from the date of acquisition issued by any commercial bank operating in the United States of America having capital and surplus in excess of Fifty Million Dollars ($50,000,000);

                 (c) commercial paper or bonds of a domestic issuer if at the time of purchase such paper or bonds are rated in one of the two highest rating categories of Standard and Poor's Corporation or Moody's Investors Service, Inc.;

                 (d) loans and advances to employees for business expenses incurred in the ordinary course of business;

                 (e) existing investments described on Schedule 10.5 hereto;

                 (f) loans, advances and other extensions of credit to Granting Subsidiaries made in accordance with the restrictions set forth in Section 10.1 (b); provided that, at the time any such loan, advance or other extension of credit is made, no Default exists or would result therefrom;

                 (g) loans, advances and other extensions of credit to Foreign Subsidiaries and Foreign Ventures made in accordance with the restrictions set forth in Section 10.1(b); provided that, (i) at the time of any such advance, loan or other extension of credit, no Default exists or would result therefrom and (ii) at no time shall the Foreign Loan and Guaranty Amount exceed the Foreign Loan and Guaranty Limit (both as defined in Section 10.1(f));

                 (h) capital contributions and investments in Granting Subsidiaries as long as at the time a capital contribution or investment is made, no Default exists or would result therefrom and Borrower complies with its obligations under Section 9.10 hereof and under Section 2.4 of the Borrower Pledge Agreement;

                 (i) capital contributions and equity investments in Foreign Subsidiaries and Foreign Ventures; provided that, (i) at the time any such capital contribution or investment is made, no Default exists or would result therefrom; (ii) at no time shall the aggregate book value of all equity investments and capital contributions in Foreign Subsidiaries and Foreign Ventures exceed an amount equal to fifteen percent (15%) of the Borrower's Consolidated Net Worth; and
         (iii) Borrower complies with its obligations under Section 9.10 hereof and under Section 2.4 of the Borrower Pledge Agreement;

                 (j) investments by Foreign Subsidiaries which are held or made outside the United States of America of the same or similar quality as the investments described in clauses (a), (b) and (c) of this Section 10.5;

                 (k)      Guarantees permitted by Section 10.1;

                 (l) purchases by Borrower of its capital stock permitted by section 10.4; and





CREDIT AGREEMENT - PAGE 53

                 (m) advances, loans, other extensions of credit or capital contributions to and investments in any Person, other than those described in clause (a) through (l) of this Section 10.5, with an aggregate outstanding book value of not more than One Hundred Thousand Dollars ($100,000) at any time.

         Section 10.6 Limitation on Issuance of Capital Stock. Except as permitted by Section 10.4 and except for issuances, sales, assignments or other disposition to Borrower, or to a Subsidiary which is the parent of the issuer, the Borrower will not permit any Subsidiary to, at any time issue, sell, assign, or otherwise dispose of (a) any of its capital stock, (b) any securities exchangeable for or convertible into or carrying any rights to acquire any of its capital stock, or (c) any option, warrant, or other right to acquire any of its capital stock.

         Section 10.7 Transactions With Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate of the Borrower or such Subsidiary, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arms-length transaction with a Person not an Affiliate of the Borrower or such Subsidiary.

         Section 10.8 Disposition of Assets. The Borrower will not, and will not permit any Subsidiary to, sell, lease, assign, transfer, or otherwise dispose of any of its assets, except (a) dispositions of inventory in the ordinary course of business; (b) dispositions of unnecessary, obsolete or worn out equipment; and (c) other dispositions of assets if the aggregate book value of the assets disposed of does not exceed One Million Dollars ($1,000,000) in the aggregate during any twelve (12) month period.

         Section 10.9 Lines of Business. The Borrower will not, and will not permit any Subsidiary to, engage in any line or lines of business activity other than the businesses in which they are engaged on the date hereof and any businesses which are similar or related to those currently engaged in by the Borrower and the Subsidiaries.

         Section 10.10 Transaction Documents. Borrower shall not and shall not permit any Subsidiary to amend, supplement or otherwise modify in any material respect or waive any material rights under the Transaction Documents as they exist on the Closing Date and Borrower shall, and shall cause the Subsidiaries, at all times to diligently pursue and enforce all material rights and material claims under the Transaction Documents, including, without limitation, any material right to any indemnification. If Borrower or Agent requests that a Bank consent to a material modification to a Transaction Document or a waiver of any material right thereunder, such Bank will be deemed to have consented to such modification or waiver unless it shall have notified the Borrower and Agent that it does not consent within ten (10) Business Days of its receipt of the written request for the consent.





CREDIT AGREEMENT - PAGE 54

                                   ARTICLE 11

                              Financial Covenants


         The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Bank has any Commitment hereunder, the Borrower will perform and observe the following financial covenants:

         Section 11.1 Consolidated Net Worth. The Borrower will at all times maintain Consolidated Net Worth (as defined below) in an amount not less than the sum of (a) ninety percent of the Borrower's Consolidated Net Worth as of March 31, 1996; plus (b) fifty percent (50%) of the Borrower's Net Income for each Fiscal Quarter to have completely elapsed since March 31, 1996; plus
(c) one hundred percent (100%) of the net cash proceeds of any sale of equity securities or other contributions to the capital of the Borrower received by Borrower since March 31, 1996, calculated without duplication. If Net Income for a Fiscal Quarter is zero or less, no adjustment to the requisite level of Consolidated Net Worth shall be made. The phrase "Consolidated Net Worth" means, at any particular time, all amounts which, in conformity with GAAP, would be included as stockholders' equity on a consolidated balance sheet of the Borrower and the Subsidiaries.

         Section 11.2 Funded Debt to EBITDA. The Borrower shall not permit the ratio of its outstanding Funded Debt to its Annualized EBITDA to exceed:
(a) 4.00 to 1.00 for the Fiscal Quarter ending September 30, 1996; (b) 4.00 to
1.00 for the Fiscal Quarter ending December 31, 1996; and (c) 4.00 to 1.00 for the Fiscal Quarter ending March 31, 1997. For each of the calculations set forth above, outstanding Funded Debt shall be calculated as of the last day of the applicable Fiscal Quarter. The term "Annualized EBITDA" means, as of any Fiscal Quarter end, a Dollar amount calculated by determining the Adjusted EBITDA for the period from June 30, 1996 through the applicable Fiscal Quarter end and multiplying the amount thereof by (i) four (4) for the Fiscal Quarter ending September 30, 1996 or (ii) two (2) for the Fiscal Quarter ending December 31, 1996 or (iii) four thirds (4/3) for the Fiscal Quarter ending March 31,1997. As of the end of each subsequent Fiscal Quarter, the Borrower shall not permit the ratio of its Funded Debt outstanding on the last day of such Fiscal Quarter to Adjusted EBITDA for the four (4) Fiscal Quarters then ending to exceed (i) 4.00 to 1.00 for the Fiscal Quarter ending September 30, 1997 and (ii) 3.50 to 1.00 for each Fiscal Quarter thereafter.

         Section 11.3     Fixed Charge Coverage.    The Borrower shall not
permit the ratio of Cash Flow to Fixed Charges to be less than the following as of the applicable Fiscal Quarter end: (a) 1.2 to 1.00 computed on the basis of the Cash Flow and Fixed Charges for the period from June 30, 1996 through September 30, 1996;(b) 1.2 to 1.00 computed on the basis of the Cash Flow and Fixed Charges for the period from





CREDIT AGREEMENT - PAGE 55

June 30, 1996 through December 31, 1996; and (c) 1.2 to 1.00 computed on the basis of the Cash Flow and Fixed Charges for the period from June 30, 1996 through March 31, 1997. As of the end of each subsequent Fiscal Quarter, the Borrower shall not permit the ratio of Cash Flow to Fixed Charges to be less than 1.20 to 1.00 computed on the basis of the Cash Flow and Fixed Charges for the four (4) Fiscal Quarters then ended. The phrase "Cash Flow" means, for any period, the total of the following for the Borrower and the Subsidiaries calculated on a consolidated basis without duplication for such period: (A) Adjusted EBITDA; minus (B) any provision for (or plus any benefit from) cash income or franchise taxes included in determine Net Income. The phrase "Fixed Charges" means, for any period, the total of the following for the Borrower and the Subsidiaries calculated on a consolidated basis without duplication for such period: (A) Interest Expense; plus (B) scheduled amortization of Debt paid or payable (excluding, to the extent included, nonpermanent principal repayments under the Revolving Loans); plus (C) the Calculated Amount of Capital Expenditures; plus (D) cash dividends and other cash distributions made by Borrower on account of its capital stock. The phrase "Calculated Amount of Capital Expenditures" means (A) for the period ending September 30, 1996, the quotient obtained by dividing by three (3) the sum of the following: (i) the actual Capital Expenditures for the period from June 30, 1996 through September 30, 1996; plus (ii) the budgeted amount of Capital Expenditures for the period from September 30, 1996 through March 31, 1997 as set forth in the projections delivered on the Closing Date under Section 7.1(n) and (B) for any other period, the actual Capital Expenditures for such period.


                                   ARTICLE 12

                                    Default


         Section 12.1 Events of Default. Each of the following shall be deemed an "Event of Default":

                 (a) The Borrower shall fail to pay (i) when due any principal payable under any Loan Document or any part thereof; (ii) within three (3) Business Days of the date due any interest or fees payable under the Loan Documents or any part thereof; and (iii) within five (5) Business Days of the date due any other Obligation or any part thereof.

                 (b) Any representation, warranty, or certification made or deemed made by the Borrower or any Obligated Party (or any of their respective officers) in any Loan Document or in any certificate, report, notice, or financial statement furnished at any time in connection with any Loan Document shall be false, misleading, or erroneous in any material respect when made or deemed to have been made.

                 (c) The Borrower shall fail to perform, observe, or comply with any covenant, agreement, or term contained in clause (i) of the first sentence of Section 9.2, Sections 9.5 or 9.6, Article 10 or Article 11 of this Agreement or Sections 2.4 or 2.5 of the Borrower Pledge Agreement or Article IV of the Borrower Security Agreement.
         Any Granting Subsidiary shall fail to perform, observe, or comply with any covenant, agreement, or term contained in Section IV of the Subsidiary Security Agreement to which it is a party or paragraph 11 of the Guaranty to which it is a party.





CREDIT AGREEMENT - PAGE 56

                 (d) The Borrower or any Obligated Party shall fail to perform, observe, or comply with any covenant, agreement, or term contained in any Loan Document (other than covenants to pay the Obligations and the covenants described in subsection 12.1(c)) and such failure shall continue for a period of fifteen (15) Business Days after the earlier of (i) the date the Agent or any Bank provides the Borrower with notice thereof or (ii) the date the Borrower should have notified the Agent thereof in accordance with subsection 9.1(h).

                 (e) The Borrower, any Subsidiary, or any Obligated Party shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner, liquidator, or the like of itself or of all or a substantial part of its property,
         (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect, the "Bankruptcy Code"), (iv) institute any proceeding or file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, (vi) admit in writing its inability to, or be generally unable to pay its debts as such debts become due, or (vii) take any corporate action for the purpose of effecting any of the foregoing.

                 (f) A proceeding or case shall be commenced, without the application, approval, or consent of the Borrower, any Subsidiary, or any Obligated Party, in any court of competent jurisdiction, seeking
         (i) its reorganization, liquidation, dissolution, arrangement, or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator, or the like of the Borrower or such Subsidiary or Obligated Party or of all or any substantial part of its property, or (iii) similar relief in respect of the Borrower or such Subsidiary or Obligated Party under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty
         (60) or more days, or an order for relief against the Borrower, any Subsidiary, or any Obligated Party shall be entered in an involuntary case under the Bankruptcy Code.

                 (g) The Borrower, any Subsidiary, or any Obligated Party shall fail to discharge within a period of thirty (30) days after the commencement thereof any attachment, sequestration, forfeiture, or similar proceeding or proceedings involving an aggregate amount in excess of Five Million Dollars ($5,000,000) against any of its assets or properties.

                 (h) A final judgment or judgments for the payment of money in excess of Five Million Dollars ($5,000,000) in the aggregate shall be rendered by a court or courts against the Borrower, any Subsidiaries, or any Obligated Party and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof, and





CREDIT AGREEMENT - PAGE 57
         the Borrower or the relevant Subsidiary or Obligated Party shall not, within said period of thirty (30) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

                 (i) The Borrower, any Subsidiary, or any Obligated Party shall fail to pay when due any principal of or interest on any Debt if the aggregate principal amount of the affected Debt equals or exceeds One Million Dollars ($1,000,000) (other than the Obligations), or the maturity of any such Debt shall have been accelerated, or any such Debt shall have been required to be prepaid prior to the stated maturity thereof or any event shall have occurred with respect to any Debt in the aggregate principal amount equal to or in excess of Five Million Dollars ($5,000,000) that permits (or, with the giving of notice or lapse of time or both, would permit) any holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any such prepayment.

                 (j) This Agreement shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by the Borrower, any Subsidiary, or any Obligated Party or the Borrower or any Obligated Party shall deny that it has any further liability or obligation under any of the Loan Documents, or any lien or security interest created by the Loan Documents shall for any reason (other than the negligence of the Agent or the release thereof in accordance with the Loan Documents) cease to be a valid, first priority perfected security interest in and lien upon any of the Collateral purported to be covered thereby.

                 (k) Any of the following events shall occur or exist with respect to the Borrower or any ERISA Affiliate: (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event with respect to any Plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (iv) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; or (v) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, have subjected or could in the reasonable opinion of Required Banks subject the Borrower to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate exceed or could reasonably be expected to exceed One Million Dollars ($1,000,000).

                 (l) The Egghead Acquisition shall fail to be consummated on the Closing Date.

         Section 12.2 Remedies. If any Event of Default shall occur and be continuing, the Agent may (and if directed by Required Banks, shall) do any one or more of the following:





CREDIT AGREEMENT - PAGE 58

                 (a) Acceleration. By notice to the Borrower, declare all outstanding principal of and accrued and unpaid interest on the Notes and all other amounts payable by the Borrower under the Loan Documents immediately due and payable, and the same shall thereupon become immediately due and payable, without further notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

                 (b) Termination of Commitments. Terminate the Commitments, including, without limitation, the obligation of the Agent to issue Letters of Credit, without notice to the Borrower.

                 (c)      Judgment. Reduce any claim to judgment.

                 (d) Foreclosure. Foreclose or otherwise enforce any Lien granted to the Agent for the benefit of itself and the Banks to secure payment and performance of the Obligations in accordance with the terms of the Loan Documents.

                 (e) Rights. Exercise any and all rights and remedies afforded by the laws of the State of Texas or any other jurisdiction, by any of the Loan Documents, by equity, or otherwise.

Provided, however, that upon the occurrence of an Event of Default under
Section 12.1(e) or (f), the Commitments of all of the Banks shall automatically terminate (including, without limitation, the obligation of the Agent to issue Letters of Credit), and the outstanding principal of and accrued and unpaid interest on the Notes and all other amounts payable by the Borrower under the Loan Documents shall thereupon become immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

         Section 12.3 Cash Collateral. If an Event of Default shall have occurred and be continuing the Borrower shall, if requested by the Agent or Required Banks, pledge to the Agent as security for the Obligations an amount in immediately available funds equal to the then outstanding Letter of Credit Liabilities, such funds to be held in the Collateral Account at the Agent without any right of withdrawal by the Borrower.

         Section 12.4 Performance by the Agent. If the Borrower shall fail to perform any covenant or agreement in accordance with the terms of the Loan Documents, the Agent may, at the direction of Required Banks, perform or attempt to perform such covenant or agreement on behalf of the Borrower. In such event, the Borrower shall, at the request of the Agent, promptly pay any amount expended by the Agent or the Banks in connection with such performance or attempted performance to the Agent at the Principal Office, together with interest thereon at the applicable Default Rate from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that neither





CREDIT AGREEMENT - PAGE 59
the Agent nor any Bank shall have any liability or responsibility for the performance of any obligation of the Borrower under any Loan Document.

         Section 12.5 Setoff. If an Event of Default shall have occurred and be continuing, each Bank is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being hereby expressly waived by the Borrower), to set off and apply any and all deposits (general, time, demand, provisional, or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Borrower against any and all of the Obligations, irrespective of whether or not the Agent or such Bank shall have made any demand under such Loan Documents and although such Obligations may be unmatured. Each Bank agrees promptly to notify the Borrower (with a copy to the Agent) after any such setoff and application; provided, that the failure to give such notice shall not affect the validity of such setoff and application. The rights and remedies of each Bank hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Bank may have.


                                   ARTICLE 13

                                   The Agent


         Section 13.1 Appointment, Powers and Immunities. Each Bank hereby appoints and authorizes Texas Commerce to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Agent by the terms of the Loan Documents, together with such other powers as are reasonably incidental thereto. Neither the Agent nor any of its Affiliates, officers, directors, employees, attorneys, or agents shall be liable for any action taken or omitted to be taken by any of them hereunder or otherwise in connection with any Loan Document or any of the other Loan Documents except for its or their own gross negligence or willful misconduct. Without limiting the generality of the preceding sentence, the Agent (i) may treat the payee of any Note as the holder thereof until it receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; (ii) shall have no duties or responsibilities except those expressly set forth in the Loan Documents, and shall not by reason of any Loan Document be a trustee or fiduciary for any Bank; (iii) shall not be required to initiate any litigation or collection proceedings under any Loan Document except to the extent requested by Required Banks; (iv) shall not be responsible to the Banks for any recitals, statements, representations, or warranties contained in any Loan Document, or any certificate or other documentation referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, enforceability, or sufficiency of any Loan Document or any other documentation referred to or provided for therein or for any failure by any Person to perform any of its obligations thereunder; (v) may consult with legal counsel (including counsel for the Borrower), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts; and (vi) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate, or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties. As to any matters not expressly provided for by any Loan Document, the Agent shall in





CREDIT AGREEMENT - PAGE 60
all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by Required Banks, and such instructions of Required Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks; provided, however, that the Agent shall not be required to take any action which exposes it to personal liability or which is contrary to any Loan Document or applicable law.

         Section 13.2 Rights of Agent as a Bank. With respect to its Commitment, the Loans made by it and the Note issued to it, Texas Commerce (and any successor acting as the Agent) in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to, act as trustee under indentures of, provide merchant banking services to, and generally engage in any kind of banking, trust, or other business with the Borrower, any of its Subsidiaries, any Obligated Party, and any other Person who may do business with or own securities of the Borrower, any Subsidiary, or any Obligated Party, all as if it were not acting as the Agent and without any duty to account therefor to the Banks.

         Section 13.3 Defaults. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default (other than the non-payment of principal of or interest on the Loans or of commitment fees) unless the Agent has received notice from a Bank or the Borrower specifying such Default and stating that such notice is a "Notice of Default." In the event that the Agent receives such a notice of the occurrence of a Default, the Agent shall give prompt notice thereof to the Banks (and shall give each Bank prompt notice of each such non-payment). The Agent shall (subject to Section 13.1) take such action with respect to such Default as shall be directed by Required Banks, provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable and in the best interest of the Banks.

         Section 13.4 Indemnification. THE BANKS HEREBY AGREE TO INDEMNIFY THE AGENT FROM AND HOLD THE AGENT HARMLESS AGAINST (TO THE EXTENT NOT REIMBURSED UNDER SECTIONS 14.1 AND 14.2, BUT WITHOUT LIMITING THE OBLIGATIONS OF THE BORROWER UNDER SECTIONS 14.1 AND 14.2), RATABLY IN ACCORDANCE WITH THEIR RESPECTIVE COMMITMENT PERCENTAGES, ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING ATTORNEYS' FEES AND EXPENSES), AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE AGENT IN ANY WAY RELATING TO OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR THE TRANSACTION DOCUMENTS OR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY THE AGENT UNDER OR IN RESPECT OF ANY OF THE LOAN DOCUMENTS; PROVIDED, THAT NO BANK SHALL BE LIABLE FOR ANY PORTION OF THE FOREGOING TO THE EXTENT CAUSED BY THE AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITATION OF THE FOREGOING, IT IS THE EXPRESS INTENTION OF THE BANKS THAT THE AGENT





CREDIT AGREEMENT - PAGE 61

SHALL BE INDEMNIFIED HEREUNDER FROM AND HELD HARMLESS AGAINST ALL OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING ATTORNEYS' FEES AND EXPENSES), AND DISBURSEMENTS OF ANY KIND OR NATURE DIRECTLY OR INDIRECTLY ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF THE AGENT. WITHOUT LIMITING ANY OTHER PROVISION OF THIS SECTION, EACH BANK AGREES TO REIMBURSE THE AGENT PROMPTLY UPON DEMAND FOR ITS PRO RATA SHARE (CALCULATED ON THE BASIS OF THE COMMITMENTS PERCENTAGES) OF ANY AND ALL OUT- OF-POCKET EXPENSES (INCLUDING ATTORNEYS' FEES AND EXPENSES) INCURRED BY THE AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT, OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS, OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THE LOAN DOCUMENTS OR THE TRANSACTION DOCUMENTS, TO THE EXTENT THAT THE AGENT IS NOT REIMBURSED FOR SUCH EXPENSES BY THE BORROWER.

         Section 13.5 Independent Credit Decisions. Each Bank agrees that it has independently and without reliance on the Agent or any other Bank, and based on such documentation and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into any Loan Document and that it will, independently and without reliance upon the Agent or any other Bank, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under any Loan Document. Except as otherwise specifically set forth herein, the Agent shall not be required to keep itself informed as to the performance or observance by the Borrower or any Obligated Party of any Loan Document or to inspect the properties or books of the Borrower or any Obligated Party. Except for notices, reports, and other documents and information expressly required to be furnished to the Banks by the Agent hereunder or under the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other financial information concerning the affairs, financial condition, or business of the Borrower or any Obligated Party (or any of their Affiliates) which may come into the possession of the Agent or any of its Affiliates.

         Section 13.6 Several Commitments. The Commitments and other obligations of the Banks under any Loan Document are several. The default by any Bank in making a Loan in accordance with its Commitment shall not relieve the other Banks of their obligations under any Loan Document. In the event of any default by any Bank in making any Loan, each nondefaulting bank shall be obligated to make its Loan but shall not be obligated to advance the amount which the defaulting Bank was required to advance hereunder. No Bank shall be responsible for any act or omission of any other Bank.

         Section 13.7 Successor Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Banks and the Borrower, and the Agent may be removed at any time by Required Banks if it has breached its obligations under the Loan Documents. Upon any such resignation or removal, Required Banks will have the right to appoint a successor Agent with the Borrower's consent,





CREDIT AGREEMENT - PAGE 62
which shall not be unreasonably withheld. If no successor Agent shall have been so appointed by Required Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation or the Required Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or any State thereof and having combined capital and surplus of at least One Hundred Million Dollars ($100,000,000). Upon the acceptance of its appointment as successor Agent, such successor Agent shall thereupon succeed to and become vested with all rights, powers, privileges, immunities, contractual obligations, and duties of the resigning or removed Agent including all obligations under any Letters of Credit, and the resigning or removed Agent shall be discharged from its duties and obligations under the Loan Documents, including, without limitation, its obligations under all Letters of Credit. After any Agent's resignation or removal as Agent, the provisions of this
Article 13 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was the Agent.

         Section 13.8 Agent Fee. The Borrower agrees to pay to the Agent, on each anniversary of the Closing Date, the administrative fee set forth in the letter dated April 16, 1996 from Chase Securities, Inc. and Texas Commerce to the Borrower.


                                   ARTICLE 14

                                 Miscellaneous


         Section 14.1 Expenses. The Borrower hereby agrees to pay on demand: (a) all costs and expenses of the Agent arising in connection with the preparation, negotiation, execution, and delivery of the Loan Documents and Transaction Documents executed and delivered on the Closing Date, including, without limitation, the fees and expenses of legal counsel for the Agent charged in accordance with that certain letter dated April 23,1996 from the legal counsel for the Agent to the Agent; (b) all costs and expenses of the Agent arising in connection with (i) the preparation, negotiation, execution, and delivery of any of the Loan Documents and Transaction Documents executed and delivered after the Closing Date and any and all amendments or other modifications to the Loan Documents and Transaction Documents and (ii) the syndication of the Loans, including in all instances, without limitation, the fees and expenses of legal counsel for the Agent; (b) all fees, costs, and expenses of the Agent arising in connection with any Letter of Credit, including the Agent's customary fees for amendments, transfers, and drawings on Letters of Credit; (c) all costs and expenses of the Agent and the Banks in connection with any Default and the enforcement of any Loan Document, including, without limitation, the fees and expenses of legal counsel for the Agent and the Banks; (d) all transfer, stamp, documentary, or other similar taxes, assessments, or charges levied by any Governmental Authority in respect of any Loan Document; (e) all costs, expenses, assessments, and other charges incurred in connection with any filing, registration, recording, or perfection of any security interest or Lien contemplated by any Loan Document; and (f) all other costs and expenses incurred by the Agent in connection with any Loan Document or any Transaction Document, including, without limitation, all costs,





CREDIT AGREEMENT - PAGE 63
expenses, and other charges incurred in connection with obtaining any audit or appraisal in respect of the Collateral.

         Section 14.2 Indemnification. THE BORROWER SHALL INDEMNIFY THE AGENT AND EACH BANK AND EACH AFFILIATE (INCLUDING WITHOUT LIMITATION, CHASE SECURITIES, INC.) THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AND AGENTS FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS' FEES AND EXPENSES) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO
(A) THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION, OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS OR TRANSACTION DOCUMENTS, (B) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS OR TRANSACTION DOCUMENTS,
(C) ANY BREACH BY THE BORROWER OR ANY OBLIGATED PARTY OF ANY REPRESENTATION, WARRANTY, COVENANT, OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS,
(D) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL, OR CLEANUP OF ANY HAZARDOUS MATERIAL LOCATED ON, ABOUT, WITHIN, OR AFFECTING ANY OF THE PROPERTIES OR ASSETS OF THE BORROWER OR ANY SUBSIDIARY, (E) THE USE OR PROPOSED USE OF ANY LETTER OF CREDIT OR ANY PAYMENT OR FAILURE TO PAY WITH RESPECT TO ANY LETTER OF CREDIT, (G) ANY AND ALL TAXES, LEVIES, DEDUCTIONS, AND CHARGES IMPOSED ON THE AGENT OR ANY BANK IN RESPECT OF ANY LETTER OF CREDIT, OR (G) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION, OR OTHER PROCEEDING RELATING TO ANY OF THE FOREGOING; PROVIDED THAT THE PERSON ENTITLED TO BE INDEMNIFIED UNDER THIS SECTION SHALL NOT BE INDEMNIFIED FROM OR HELD HARMLESS AGAINST ANY LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, OR EXPENSES ARISING OUT OF OR RESULTING FROM ITS GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITING ANY PROVISION OF ANY LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS SECTION SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS' FEES AND EXPENSES) ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH PERSON.

         Section 14.3 Limitation of Liability. None of the Agent, any Bank, or any Affiliate, officer, director, employee, attorney, or agent thereof shall have any liability with respect to, and the Borrower and, by the execution of the Loan Documents to which it is a party each Obligated Party, hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, consequential, or punitive damages suffered or incurred by the Borrower or any Obligated Party in connection with, arising out of, or in any way related to any of the Loan Documents, or any of the transactions contemplated by any of the Loan Documents.





CREDIT AGREEMENT - PAGE 64

         Section 14.4 No Duty. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by the Agent or any Bank shall have the right to act exclusively in the interest of the Agent and the Banks and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Borrower or any of the Borrower's shareholders or any other Person.

         Section 14.5 No Fiduciary Relationship. The relationship between the Borrower and the Obligated Parties on the one hand and the Agent and each Bank on the other is solely that of debtor and creditor, and neither the Agent nor any Bank has any fiduciary or other special relationship with the Borrower or any Obligated Parties, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between the Borrower and the Obligated Parties on the one hand and the Agent and each Bank on the other and any Bank to be other than that of debtor and creditor.

         Section 14.6 Equitable Relief. The Borrower recognizes that in the event the Borrower or any Obligated Party fails to pay, perform, observe, or discharge any or all of the obligations under the Loan Documents, any remedy at law may prove to be inadequate relief to the Agent and the Banks. The Borrower therefore agrees that the Agent and the Banks, if the Agent or the Required Banks so request, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         Section 14.7 No Waiver; Cumulative Remedies. No failure on the part of the Agent or any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in the Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

         Section 14.8     Successors and Assigns.

                 (a) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Agent and all of the Banks.

                 (b) Participations. Any Bank may sell participations to one or more banks or other institutions in or to all or a portion of its rights and obligations under the Loan Documents (including, without limitation, all or a portion of its Commitments, the Loans owing to it and the Letter of Credit Liabilities which it has made or in which it has a participating interest); provided, however, that (i) such Bank's obligations under the Loan Documents (including, without limitation, its Commitments) shall remain unchanged, (ii) such Bank shall remain solely responsible to the Borrower for the performance of such obligations, (iii) such Bank shall remain the holder of its Notes and owner of its participation or other interests in Letter of Credit Liabilities for all purposes of any Loan Document, (iv) the Borrower shall continue to deal solely and directly with such Bank in





CREDIT AGREEMENT - PAGE 65
         connection with such Bank's rights and obligations under the Loan Documents, and (v) such Bank shall not sell a participation that conveys to the participant the right to vote or give or withhold consents under any Loan Document, other than the right to vote upon or consent to (1) any increase of such Bank's Commitments, (2) any reduction of the principal amount of, or interest to be paid on, the Loans or other Obligations of such Bank, (3) any reduction of any commitment fee, letter of credit fee, or other amount payable to such Bank under any Loan Document, (4) any postponement of any date for the payment of any amount payable in respect of the Loans or other Obligations of such Bank, or (5) the release of Borrower, any Obligated Party or any Collateral.

                 (c) Assignments. The Borrower and each of the Banks agree that any Bank (the "Assigning Bank") may at any time assign to an Eligible Assignee all, or a proportionate part of all, of its rights and obligations under the Loan Documents (including, without limitation, its Commitments, Loans and participation interests) (each an "Assignee"); provided, however, that (i) each such assignment shall be of a consistent, and not a varying, percentage of all of the assigning Bank's rights and obligations under the Loan Documents, (ii) except in the case of an assignment of all of a Bank's rights and obligations under the Loan Documents, the amount of the Commitments of the assigning Bank being assigned or if any Commitment has terminated, the outstanding principal amount of the related Loans, pursuant to each assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than Five Million Dollars ($5,000,000), (iii) the parties to each such assignment shall execute and deliver to the Agent for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with the Notes subject to such assignment, and a processing and recordation fee of Three Thousand Dollars ($3,000) payable by the assignor or assignee (and not the Borrower); provided that such fee shall not be payable to Agent if the Assigning Bank is making an assignment to one of its Affiliates; and (iv) the Borrower and the Agent must consent to such assignment, which consent shall not be unreasonably withheld, with such consents to be evidenced by the Borrower's and the Agent's execution of the Assignment and Acceptance; provided that Borrower's consent will not be necessary if the Assigning Bank is making an assignment to one of its Affiliates. Upon such execution, delivery, acceptance, and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, or, if so specified in such Assignment and Acceptance, the date of acceptance thereof by the Agent, (x) the assignee thereunder shall be a party hereto as a "Bank" and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and under the Loan Documents, and (y) the Bank that is an assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of a Bank's rights and obligations under the Loan Documents, such Bank shall cease to be a party thereto). The Agent shall maintain at its Principal Office a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitments of, and





CREDIT AGREEMENT - PAGE 66
         principal amount of the Loans owing to and Letter of Credit Liabilities participated in by, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent, and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes under the Loan Documents. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice. Upon its receipt of an Assignment and Acceptance executed by an Assigning Bank and Assignee representing that it is an Eligible Assignee, together with any Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit "H" hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt written notice thereof to the Borrower. Within five (5) Business Days after its receipt of such notice the Borrower, at its expense, shall execute and deliver to the Agent in exchange for the surrendered Notes new Notes to the order of such Eligible Assignee in an amount equal to the Commitments or Loans assumed by it pursuant to such Assignment and Acceptance and, if the assigning Bank has retained Commitments or Loans, Notes to the order of the assigning Bank in an amount equal to the Commitments and Loans retained by it hereunder (each such promissory note shall constitute a "Note" for purposes of the Loan Documents). Such new Notes shall be in an aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance, and shall otherwise be in substantially the form of the applicable Exhibit hereto.

                 (d) Information. Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower or its Subsidiaries furnished to such Bank by or on behalf of the Borrower or its Subsidiaries.

                 (e) Pledge to Federal Reserve. Notwithstanding anything in this Section 14.8 to the contrary, any Bank may, in the ordinary course of its business, pledge its Notes to any United States Federal Reserve Bank to secure advances made by such Federal Reserve Bank to such Bank.

         Section 14.9 Survival. All representations and warranties made in any Loan Document or in any document, statement, or certificate furnished in connection with any Loan Document shall survive the execution and delivery of the Loan Documents and no investigation by the Agent or any Bank or any closing shall affect the representations and warranties or the right of the Agent or any Bank to rely upon them. Without prejudice to the survival of any other obligation of the Borrower hereunder, the obligations of the Borrower under
Article 6 and Sections 14.1 and 14.2 shall survive repayment of the Notes and termination of the Commitments and the Letters of Credit.

         Section 14.10 Entire Agreement. THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR





CREDIT AGREEMENT - PAGE 67

COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

         Section 14.11 Amendments. No amendment or waiver of any provision of any Loan Document to which the Borrower is a party, nor any consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be agreed or consented to by Required Banks and the Borrower, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment, waiver, or consent shall, unless in writing and signed by all of the Banks and the Borrower, do any of the following: (a) increase Commitments of the Banks;
(b) reduce the principal of, or interest on, the Notes, the Reimbursement Obligations, or any fees or other amounts payable hereunder; (c) postpone any date fixed for any payment of principal of, or interest on, the Notes, the Reimbursement Obligations, or any fees or other amounts payable hereunder; (d) waive or amend any of the conditions specified in Article 7; (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes or the Letter of Credit Liabilities or the number of Banks which shall be required for the Banks or any of them to take any action under any Loan Document; (f) change any provision contained in this Section 14.11; or (g) release any Collateral or release the Borrower or any Obligated Party from liability. Notwithstanding anything to the contrary contained in this Section, no amendment waiver, or consent shall be made with respect to Section 2.7 or
Article 13 hereof without the prior written consent of the Agent.

         Section 14.12    Maximum Interest Rate.

                 (a) No interest rate specified in any Loan Document shall at any time exceed the Maximum Rate. If at any time the interest rate (the "Contract Rate") for any Obligation shall exceed the Maximum Rate, thereby causing the interest accruing on such Obligation to be limited to the Maximum Rate, then any subsequent reduction in the Contract Rate for such Obligation shall not reduce the rate of interest on such Obligation below the Maximum Rate until the aggregate amount of interest accrued on such Obligation equals the aggregate amount of interest which would have accrued on such Obligation if the Contract Rate for such Obligation had at all times been in effect.

                 (b) No provision of any Loan Document shall require the payment or the collection of interest in excess of the maximum amount permitted by applicable law. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in any Loan Document or otherwise in connection with this loan transaction, the provisions of this Section shall govern and prevail and neither the Borrower nor the sureties, guarantors, successors, or assigns of the Borrower shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event any Bank ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable law shall be applied as a payment and reduction





CREDIT AGREEMENT - PAGE 68
         of the principal of the Obligations, and, if the principal of the Obligations has been paid in full, any remaining excess shall forthwith be paid to the Borrower. In determining whether or not the interest paid or payable exceeds the Maximum Rate, the Borrower and each Bank shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the Obligations so that interest for the entire term does not exceed the Maximum Rate.

         Section 14.13 Notices. All notices and other communications provided for in any Loan Document to which the Borrower or any Obligated Party is a party shall be given or made in writing and telecopied, mailed by certified mail return receipt requested, or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof and, if to an Obligated Party, at the address for notices for the Borrower, or, as to any party, at such other address as shall be designated by such party in a notice to each other party given in accordance with this Section. Except as otherwise provided in any Loan Document, all such communications shall be deemed to have been duly given when transmitted by telecopy, subject to telephone confirmation of receipt, or when personally delivered or, in the case of a mailed notice, three (3) Business Days after being duly deposited in the mails, in each case given or addressed as aforesaid; provided, however, notices to the Agent pursuant to Section 2.7 or
5.3 shall not be effective until received by the Agent.

         Section 14.14 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America.

         Section 14.15 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         Section 14.16 Severability. Any provision of any Loan Document held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of any Loan Document and the effect thereof shall be confined to the provision held to be invalid or illegal.





CREDIT AGREEMENT - PAGE 69

         Section 14.17 Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

         Section 14.18 Non-Application of Chapter 15 of Texas Credit Code. The provisions of Chapter 15 of the Texas Credit Code (Vernon's Texas Civil Statutes, Article 5069-15) are specifically declared by the parties hereto not to be applicable to any Loan Documents or to the transactions contemplated thereby.

         Section 14.19 Construction. The Borrower, each Obligated Party (by its execution of the Loan Documents to which its is a party), the Agent, and each Bank acknowledges that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review the Loan Documents with its legal counsel and that the Loan Documents shall be construed as if jointly drafted by the parties thereto.

         Section 14.20 Independence of Covenants. All covenants under the Loan Documents shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

         Section 14.21 Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF THE AGENT OR ANY BANK IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                      BORROWER:
                                      --------

                                      SOFTWARE SPECTRUM, INC.


                                      By: /s/ Deborah A. Nugent
                                         -----------------------------------
                                              Deborah A. Nugent
                                              Vice President of Finance

                                      Address for Notices:

                                      2140 Merritt Drive
                                      Garland, Texas 75041
                                      Fax No.: 214-864-5120
                                      Telephone No.: 214- 840-6600
                                      Attention:  Chief Financial Officer






CREDIT AGREEMENT - PAGE 70

                                         AGENT:
                                         -----

 Revolving Commitment:                   TEXAS COMMERCE BANK NATIONAL
 --------------------                    ASSOCIATION, individually as a Bank
                                         and as the Agent
 $60,000,000.00

 Term Commitment:                        By: /s/ J. Scot Brunke
 ---------------                            -----------------------------------
                                                 J. Scot Brunke
 $30,000,000.00                                  Senior Vice President

                                         Address for Notices:
                                         -------------------

                                         1111 Fannin, 9th Floor, MS46
                                         Houston, Texas  77002
                                         Fax No.: 713 750-3810
                                         Telephone No.: 713 750-2784
                                         Attention:  Loan Syndication Services
                                                 re:  Software Spectrum

                                         With a copy to:
                                         P.O. Box 660197
                                         2200 Ross Avenue
                                         Dallas, Texas 75266-0197
                                         Fax No.:214-922-2608
                                         Telephone No.:214-922-2997
                                         Attention: Corporate Banking Group

                                         Lending Office for Base Rate
                                         Accounts and Libor Accounts:
                                         ---------------------------

                                         1111 Fannin
                                         Houston, Texas  77002






CREDIT AGREEMENT - PAGE 71

                               INDEX TO EXHIBITS


      Exhibit                           Description of Exhibit
      -------                           ----------------------

        "A"                                Revolving Note
        "B"                                Term Note
        "C"                                Borrowing Base Report
        "D"                                Guaranty
        "E"                                Borrower Security Agreement
        "F"                                Borrower Pledge Agreement
        "G"                                Subsidiary Security Agreement
        "H"                                Assignment and Acceptance
        "I"                                Compliance Certificate




                              INDEX TO SCHEDULES


       Schedule                     Description of Schedule
       --------                     -----------------------

       1.1 (a) Approved Foreign Account Debtors; Approved Account Debtors and Concentration Account Debtors
       8.14                         List of Subsidiaries
       10.1                         Debt
       10.2                         Existing Liens
       10.5                         Existing Investments





CREDIT AGREEMENT - PAGE 72

                                  EXHIBIT "A"
                                       TO
                            SOFTWARE SPECTRUM, INC.
                                CREDIT AGREEMENT


                                 Revolving Note

                                 REVOLVING NOTE


$________________               Dallas, Texas                        May 3, 1996

         FOR VALUE RECEIVED, the undersigned, SOFTWARE SPECTRUM, INC., a Texas corporation (the "Borrower"), hereby promises to pay to the order of ________________ (the "Bank"), at the Principal Office of the Agent, in lawful money of the United States of America and in immediately available funds, the principal amount of ______________________ ($___________) or such lesser amount as shall equal the aggregate unpaid principal amount of the Revolving Loans made by the Bank to the Borrower under the Credit Agreement referred to below, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Revolving Loan, at such office, in like money and funds, for the period commencing on the date of such Revolving Loan until such Revolving Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

         The Borrower hereby authorizes the Bank to record in its records the amount of each Revolving Loan and Type of Accounts established under each Revolving Loan and all Continuations, Conversions and payments of principal in respect thereof, which records shall, in the absence of manifest error, be conclusive; provided, however, that the failure to make such notation with respect to any such Revolving Loan or payment shall not limit or otherwise affect the obligations of the Borrower under the Credit Agreement or this Revolving Note.

         This Revolving Note is one of the Revolving Notes referred to in the Credit Agreement dated as of May 3, 1996, among the Borrower, the Bank, the other banks named therein and Texas Commerce Bank National Association, as agent for such banks ("Agent") (such Credit Agreement, as the same may be amended or otherwise modified from time to time, being referred to herein as the "Credit Agreement"), and evidences Revolving Loans made by the Bank thereunder. The Credit Agreement, among other things, contains provisions for acceleration of the maturity of this Revolving Note upon the happening of certain stated events and for prepayments of Revolving Loans prior to the maturity of this Revolving Note upon the terms and conditions specified in the Credit Agreement. Capitalized terms used in this Revolving Note have the respective meanings assigned to them in the Credit Agreement.

         This Revolving Note shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America.

         The Borrower and each surety, guarantor, endorser and other party ever liable for payment of any sums of money payable on this Revolving Note jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, and any impairment of





REVOLVING NOTE - Page 1
any collateral securing this Revolving Note, all without prejudice to the holder. The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to release any such party or to release or substitute part or all of the collateral securing this Revolving Note, or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.

                                        SOFTWARE SPECTRUM, INC.


                                        By:
                                           ------------------------------------

                                                  Name:
                                                       ------------------------

                                                  Title:
                                                        -----------------------






REVOLVING NOTE - Page 2

                                  EXHIBIT "B"
                                       TO
                            SOFTWARE SPECTRUM, INC.
                                CREDIT AGREEMENT


                                   Term Note

                                   TERM NOTE


$________________               Dallas, Texas                        May 3, 1996

         FOR VALUE RECEIVED, the undersigned, SOFTWARE SPECTRUM, INC., a Texas corporation (the "Borrower"), hereby promises to pay to the order of ________________ (the "Bank"), at the Principal Office of the Agent, in lawful money of the United States of America and in immediately available funds, the principal amount of ______________________ ($___________) or such lesser amount as shall equal the aggregate unpaid principal amount of the Term Loan made by the Bank to the Borrower under the Credit Agreement referred to below, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of the Term Loan, at such office, in like money and funds, for the period commencing on the date of such Term Loan until such Term Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

         The Borrower hereby authorizes the Bank to record in its records the amount of the Term Loan and Type of Accounts established thereunder and all Continuations, Conversions and payments of principal in respect thereto, which records shall, in the absence of manifest error, be conclusive; provided, however, that the failure to make such notation with respect to the Term Loan, or such Accounts or payment shall not limit or otherwise affect the obligations of the Borrower under the Credit Agreement or this Term Note.

         This Term Note is one of the Term Notes referred to in the Credit Agreement dated as of May 3, 1996, among the Borrower, the Bank, the other banks named therein and Texas Commerce Bank National Association, as agent for such banks ("Agent") (such Credit Agreement, as the same may be amended or otherwise modified from time to time, being referred to herein as the "Credit Agreement") and evidences the Term Loan made by the Bank thereunder. The Credit Agreement, among other things, contains provisions for acceleration of the maturity of this Term Note upon the happening of certain stated events and for prepayments of Term Loans prior to the maturity of this Term Note upon the terms and conditions specified in the Credit Agreement. Capitalized terms used in this Term Note have the respective meanings assigned to them in the Credit Agreement.

         This Term Note shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America.

         The Borrower and each surety, guarantor, endorser and other party ever liable for payment of any sums of money payable on this Term Note jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, and any impairment of any collateral securing this Term Note, all without prejudice to the holder. The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party,





TERM NOTE - Page 1
and to grant any such party any extensions of time for payment of any of said indebtedness, or to release any such party or release or substitute part or all of the collateral securing this Term Note, or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.

                                        SOFTWARE SPECTRUM, INC.


                                        By:
                                           ------------------------------------

                                                  Name:
                                                       ------------------------

                                                  Title:
                                                        -----------------------



TERM NOTE - Page 2

                                  EXHIBIT "C"
                                       TO
                            SOFTWARE SPECTRUM, INC.
                                CREDIT AGREEMENT

                           Borrowing Base Certificate

                           BORROWING BASE CERTIFICATE


TO:      Texas Commerce Bank
         National Association, as Agent
         1111 Fannin, 9th Floor MS46
         Houston, Texas  77002

         with a copy to

         2200 Ross Avenue, 3rd Floor
         Dallas, Texas  75201

         and each Bank

Ladies/Gentlemen:

         This Borrowing Base Report for the month ending ____________________, 19___, is executed and delivered by SOFTWARE SPECTRUM, INC. (the "Borrower") to TEXAS COMMERCE BANK NATIONAL ASSOCIATION (the "Agent"), pursuant to that certain Credit Agreement (the "Credit Agreement") dated as of May 3, 1996, among the Borrower, the Agent and the Banks named therein. All terms used herein shall have the meanings assigned to them in the Credit Agreement.

         The Borrower represents and warrants to the Agent and the Banks that all information contained herein is true, correct, and complete, and that the total Eligible Accounts referred to below represent the Eligible Accounts that qualify for purposes of determining the Borrowing Base under the Credit Agreement. The Borrower further represents and warrants to the Lender that attached hereto as Schedule 1 is a list of all accounts of the Borrower and the Granting Subsidiaries for the month ending _______________, 19___, showing all accounts aged in 30, 60, and 90 day intervals and specifying the names and balance due for each account debtor and the contra accounts owing to such account debtors.

 1.      Gross Accounts ending balance for period ended ___________,
         199__ . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                           $___________

 2.      Less: Ineligible Accounts (determined pursuant to the
         definition of Eligible Account in the Credit Agreement,
         without duplication)  . . . . . . . . . . . . . . . . . . . . .       $___________
         (a)     Foreign Accounts not due and payable within 90 days   .       $___________

         (b)     Domestic Accounts not due and payable within 120 days         $___________





BORROWING BASE CERTIFICATE - Page 1

         (c)     Foreign Accounts outstanding for more than 90 days
                 past the original date of invoice   . . . . . . . . . .       $___________

         (d)     Domestic Accounts outstanding for more than 120 days
                 past the original date of invoice   . . . . . . . . . .       $___________
         (e)     Accounts created outside of the ordinary course of
                 business  . . . . . . . . . . . . . . . . . . . . . . .       $___________

         (f)     Accounts relating to unenforceable or incomplete
                 contracts   . . . . . . . . . . . . . . . . . . . . . .       $___________

         (g)     Accounts from sales on bill-and-hold, guaranteed
                 sale, sale-and-return, or similar basis   . . . . . . .       $___________
         (h)     Accounts subject to, or arising from the sale of goods
                 subject to, a Lien other than Liens held by the Agent.        $___________

         (i)     Accounts as to which the Agent does not have first
                 priority Lien (unless Agent's Lien released pursuant          $___________
                 to Section 5.12)  . . . . . . . . . . . . . . . . . . .
         (j)     Accounts subject to anti-assignment provisions (e.g.
                 state government accounts unless assignment approved)         $___________

         (k)     Accounts subject to asserted set-off, dispute, etc.   .       $___________

         (l)     Accounts owed by account debtors subject to bankruptcy        $___________
         (m)     Accounts evidenced by chattel paper or instruments  . .       $___________

         (n)     Any Government Accounts unless the applicable
                 assignment of claims laws shall have been complied            $___________
                 with or unless Agent's Lien released pursuant to
                 Section 5.12  . . . . . . . . . . . . . . . . . . . . .
         (o)     Accounts owed by Affiliates etc.  . . . . . . . . . . .       $___________

         (p)     Accounts not payable in Dollars   . . . . . . . . . . .       $___________

         (q)     Accounts owed by foreign account debtors (other than
                 Approved Foreign Account Debtors) not supported by an         $___________
                 acceptable letter of credit   . . . . . . . . . . . . .
         (r)     Accounts subject to the 10% concentration rule  . . . .       $___________

         (s)     Accounts subject to the 20% concentration rule (i.e.
                 Concentration Account Debtors)  . . . . . . . . . . . .       $___________
         (t)     Accounts subject to 20% past due rule (except Accounts
                 of Approved Account Debtors)  . . . . . . . . . . . . .       $___________

         (u)     Contra accounts owed to the account debtors   . . . . .       $___________

         (v)     Excluded Accounts   . . . . . . . . . . . . . . . . . .       $___________
         (w)     Accounts that do not comply with laws, etc  . . . . . .       $___________

         (x)     Accounts back by performance, completion or other
                 bonds or performance subcontracted  . . . . . . . . . .      $____________





BORROWING BASE CERTIFICATE - Page 2

 3.      Total Ineligible Accounts (total of 2(a) through (w)) . . . . .      $____________

 4.      Total Eligible Accounts (1 minus 3) . . . . . . . . . . . . . .                          $____________
 5.      85% of line 4   . . . . . . . . . . . . . . . . . . . . . . . .      $____________

 6.      Market value of cash and cash equivalents held in Cash
         Collateral Account (market value detailed on Schedule 2              $____________
         hereto) . . . . . . . . . . . . . . . . . . . . . . . . . . . .

 7.      Outstanding Principal Balance of the Term Loans . . . . . . . .      $____________
 8.      Borrowing Base: Line 5 plus Line 6 minus Line 7 . . . . . . . .                         $_____________

 9.      Outstanding Revolving Credit
         (a)     Revolving Loans   . . . . . . . . . . . . . . . . . . .      $____________

         (b)     Letter of Credit Liabilities  . . . . . . . . . . . . .      $____________

         (c)     TOTAL   . . . . . . . . . . . . . . . . . . . . . . . .                         $_____________
 10.     Available Credit Amount [(the lesser of the amount of the
         Revolving Commitments or line 8) minus line 9(c)  . . . . . . .                         $_____________

         The Borrower represents and warrants to the Banks that the representations and warranties of the Borrower contained in Article 8 of the Credit Agreement and the other Loan Documents are true and correct on and as of the date of this Borrowing Base Report as if made on and as of the date hereof except to the extent that such representations and warranties speak to a specific date, and that no Default has occurred and is continuing.

Date:    __________, 19__.


                                      BORROWER:

                                      SOFTWARE SPECTRUM, INC.


                                      By:
                                         -----------------------------------
                                      Name:
                                           ---------------------------------
                                      Title:
                                            --------------------------------






BORROWING BASE CERTIFICATE - Page 3

                                  EXHIBIT "D"
                                       TO
                            SOFTWARE SPECTRUM, INC.
                                CREDIT AGREEMENT

                               Guaranty Agreement

                             GUARANTY AGREEMENT
                           (____________________)

         WHEREAS, SOFTWARE SPECTRUM, INC., a Texas corporation ("Borrower") has entered into that certain Credit Agreement of even date herewith, among Borrower, the banks named therein and Texas Commerce Bank National Association, as agent for such banks ("Agent") (such Credit Agreement, as it may hereafter be amended or otherwise modified from time to time, being hereinafter referred to as the "Credit Agreement" and capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Credit Agreement);

         WHEREAS, the execution of this Guaranty Agreement is a condition to each Bank's obligations under the Credit Agreement;

         NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned, ________________, a ________________ corporation (the "Guarantor"), hereby irrevocably and unconditionally guarantees to the Agent and the Banks the full and prompt payment and performance of the Guaranteed Indebtedness (hereinafter defined), this Guaranty Agreement being upon the following terms:

         1. The term "Guaranteed Indebtedness", as used herein means all of the "Obligations", as defined in the Credit Agreement and shall include any and all post-petition interest and expenses (including attorneys' fees) whether or not allowed under any bankruptcy, insolvency, or other similar law; provided that the Guaranteed Indebtedness shall be limited to an aggregate amount equal to the largest amount that would not render Guarantor's obligations hereunder subject to avoidance under Section 544 or 548 of the United States Bankruptcy Code or under any applicable state law relating to fraudulent transfers or conveyances.

         2. Guarantor under this Guaranty, and each guarantor under other guaranties, if any, relating to the Credit Agreement (the "Related Guaranties") which contain a contribution provision similar to that set forth in this paragraph 2, together desire to allocate among themselves (collectively, the "Contributing Guarantors"), in a fair and equitable manner, their obligations arising under this Guaranty and the Related Guaranties. Accordingly, in the event any payment or distribution is made by Guarantor under this Guaranty or a guarantor under a Related Guaranty (a "Funding Guarantor") that exceeds its Fair Share (as defined below), that Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the amount of such other contributing Guarantor's Fair Share Shortfall (as defined below), with the result that all such contributions will cause each Contributing Guarantor's Aggregate Payments (as defined below) to equal its Fair Share. "Fair Share" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Amount (as defined below) with respect to such Contributing Guarantor to (y) the aggregate of the Adjusted Maximum Amounts with respect to all Contributing Guarantors, multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty and the Related Guaranties in respect of the obligations guarantied. "Fair Share





GUARANTY AGREEMENT (________________________) - Page 1

Shortfall" means, with respect to a Contributing Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Contributing Guarantor over the Aggregate Payments of such Contributing Guarantor.
"Adjusted Maximum Amount" means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty and the Related Guaranties, in each case determined in accordance with the provisions hereof and thereof; provided that, solely for purposes of calculating the "Adjusted Maximum Amount" with respect to any Contributing Guarantor for purposes of this paragraph 2, the assets or liabilities arising by virtue of any rights to or obligation of contribution hereunder or under any similar provision contained in a Related Guaranty shall not be considered as assets or liabilities of such Contributing Guarantor. "Aggregate Payments" means, with respect to a Contributing Guarantor as of any date of determination, the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty and the Related Guaranties (including, without limitation, in respect of this paragraph 2 or any similar provision contained in a Related Guaranty). The amounts payable as contributions hereunder and under similar provisions in the Related Guaranties shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this paragraph 2 or any similar provision contained in a Related Guaranty shall not be construed in any way to limit the liability to the Agent and the Banks of any Contributing Guarantor hereunder or under a Related Guaranty. Each Contributing Guarantor under a Related Guaranty is a third party beneficiary to the contribution agreement set forth in this paragraph 2.

         3. This instrument shall be an absolute, continuing, irrevocable and unconditional guaranty of payment and performance, and not a guaranty of collection, and Guarantor shall remain liable on its obligations hereunder until the payment and performance in full of the Guaranteed Indebtedness. No set-off, counterclaim, recoupment, reduction, or diminution of any obligation, or any defense of any kind or nature which Borrower may have against Agent, any Bank or any other party, or which Guarantor may have against Borrower, Agent, any Bank or any other party, shall be available to, or shall be asserted by, Guarantor against Agent, any Bank or any subsequent holder of the Guaranteed Indebtedness or any part thereof or against payment of the Guaranteed Indebtedness or any part thereof.

         4. If Guarantor becomes liable for any indebtedness owing by Borrower to Agent or any Bank by endorsement or otherwise, other than under this Guaranty Agreement, such liability shall not be in any manner impaired or affected hereby, and the rights of Agent and Banks hereunder shall be cumulative of any and all other rights that Agent and Banks may ever have against Guarantor. The exercise by Agent and Banks of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

         5. In the event of default by Borrower in payment or performance of the Guaranteed Indebtedness, or any part thereof, when such Guaranteed Indebtedness becomes due, whether by its terms, by acceleration, or otherwise, Guarantor shall promptly pay the amount due thereon to





GUARANTY AGREEMENT (________________________) - Page 2

Agent and Banks without notice or demand in lawful currency of the United States of America and it shall not be necessary for Agent and Banks, in order to enforce such payment by Guarantor, first to institute suit or exhaust its remedies against Borrower or others liable on such Guaranteed Indebtedness, or to enforce any rights against any collateral which shall ever have been given to secure such Guaranteed Indebtedness. In the event such payment is made by Guarantor, then Guarantor shall be subrogated to the rights then held by Agent and any Bank with respect to the Guaranteed Indebtedness to the extent to which the Guaranteed Indebtedness was discharged by Guarantor and, in addition, upon payment by Guarantor of any sums to Agent and any Bank hereunder, all rights of Guarantor against Borrower or any Collateral arising as a result therefrom by way of right of subrogation, reimbursement, or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full of the Guaranteed Indebtedness.

         6. If acceleration of the time for payment of any amount payable by Borrower under the Guaranteed Indebtedness is stayed upon the insolvency, bankruptcy, or reorganization of Borrower, all such amounts otherwise subject to acceleration under the terms of the Guaranteed Indebtedness shall nonetheless be payable by Guarantor hereunder forthwith on demand by Agent or any Bank.

         7. Guarantor hereby agrees that its obligations under this Guaranty Agreement shall not be released, discharged, diminished, impaired, reduced, or affected for any reason or by the occurrence of any event, including, without limitation, one or more of the following events, whether or not with notice to or the consent of Guarantor: (a) the taking or accepting of collateral as security for any or all of the Guaranteed Indebtedness or the release, surrender, exchange, or subordination of any collateral now or hereafter securing any or all of the Guaranteed Indebtedness; (b) any partial release of the liability of Guarantor hereunder, or the full or partial release of any other guarantor from liability for any or all of the Guaranteed Indebtedness; (c) any disability of Borrower, or the dissolution, insolvency, or bankruptcy of Borrower, Guarantor, or any other party at any time liable for the payment of any or all of the Guaranteed Indebtedness; (d) any renewal, extension, modification, waiver, amendment, or rearrangement of any or all of the Guaranteed Indebtedness or any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (e) any adjustment, indulgence, forbearance, waiver, or compromise that may be granted or given by Agent or any Bank to Borrower, Guarantor, or any other party ever liable for any or all of the Guaranteed Indebtedness; (f) any neglect, delay, omission, failure, or refusal of Agent or any Bank to take or prosecute any action for the collection of any of the Guaranteed Indebtedness or to foreclose or take or prosecute any action in connection with any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (g) the unenforceability or invalidity of any or all of the Guaranteed Indebtedness or of any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (h) any payment by Borrower or any other party to Agent or any Bank is held to constitute a preference under applicable bankruptcy or insolvency law or if for any other reason Agent or any Bank is required to refund any payment or pay the amount thereof to someone else; (i) the settlement or compromise of any of the Guaranteed Indebtedness; (j) the non-perfection of





GUARANTY AGREEMENT (________________________) - Page 3
any security interest or lien securing any or all of the Guaranteed Indebtedness; (k) any impairment of any collateral securing any or all of the Guaranteed Indebtedness; (l) the failure of Agent or any Bank to sell any collateral securing any or all of the Guaranteed Indebtedness in a commercially reasonable manner or as otherwise required by law; (m) any change in the corporate existence, structure, or ownership of Borrower; or (n) any other circumstance which might otherwise constitute a defense available to, or discharge of, Borrower or Guarantor.

         8. Guarantor represents and warrants to Agent and Banks as follows:

                 (a) All representations and warranties in the Credit Agreement relating to Guarantor are true and correct.

                 (b) The value of the consideration received and to be received by Guarantor as a result of Borrower, Agent and Banks entering into the Credit Agreement and Guarantor executing and delivering this Guaranty Agreement and the other Loan Documents to which it is a party is reasonably worth at least as much as the liability and obligation of Guarantor hereunder and thereunder, and the Credit Agreement and the liability and obligation of Guarantor in connection therewith have benefitted and may reasonably be expected to benefit Guarantor directly or indirectly.

                 (c) Guarantor has, independently and without reliance upon Agent or any Bank and based upon such documents and information as Guarantor has deemed appropriate, made its own analysis and decision to enter into the Loan Documents to which it is a party.

                 (d) Guarantor has adequate means to obtain from Borrower on a continuing basis information concerning the financial condition and assets of Borrower and Guarantor is not relying upon Agent or the Banks to provide (and neither the Agent nor any Bank shall have any duty to provide) any such information to Guarantor either now or in the future.

         9. Guarantor covenants and agrees that, as long as the Guaranteed Indebtedness or any part thereof is outstanding or any Bank has any commitment under the Credit Agreement, Guarantor will comply with all covenants set forth in the Credit Agreement specifically applicable to Guarantor.

         10. When an Event of Default exists, Agent and Banks shall have the right to set-off and apply against this Guaranty Agreement or the Guaranteed Indebtedness or both, at any time and without notice to Guarantor, any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from Agent and Banks to Guarantor whether or not the Guaranteed Indebtedness is then due and irrespective of whether or not Agent or any Bank shall have made any demand under this Guaranty Agreement. The rights and remedies of Agent and the Banks hereunder are in addition to other rights and remedies (including, without limitation, other rights of set-off) which Agent or any Bank may have.





GUARANTY AGREEMENT (________________________) - Page 4

         11. (a) Guarantor hereby agrees that the Subordinated Indebtedness (as defined below) shall be subordinate and junior in right of payment to the prior payment in full of all Guaranteed Indebtedness as herein provided. The Subordinated Indebtedness shall not be payable, and no payment of principal, interest or other amounts on account thereof, and no property or guarantee of any nature to secure or pay the Subordinated Indebtedness shall be made or given, directly or indirectly by or on behalf of any Debtor (hereafter defined) or received, accepted, retained or applied by Guarantor unless and until the Guaranteed Indebtedness shall have been paid in full in cash; except that so long as an Event of Default does not exist, Guarantor shall have the right to receive regularly scheduled installments of principal and interest on any Subordinated Indebtedness. During the continuation of an Event of Default, no payments of principal or interest on any Subordinated Indebtedness may be made or given, directly or indirectly, by or on behalf of any Debtor or received, accepted, retained or applied by Guarantor unless and until the Guaranteed Indebtedness shall have been paid in full in cash. If any sums shall be paid to Guarantor by any Debtor or any other Person on account of the Subordinated Indebtedness when such payment is not permitted hereunder, such sums shall be held in trust by Guarantor for the benefit of Agent and the Banks and shall forthwith be paid to Agent without affecting the liability of Guarantor under this Guaranty Agreement and may be applied by Agent against the Guaranteed Indebtedness in accordance with the Credit Agreement. Upon the request of Agent, Guarantor shall execute, deliver, and endorse to Agent such documentation as Agent may request to perfect, preserve, and enforce its rights hereunder. For purposes of this Guaranty Agreement, the term "Subordinated Indebtedness" means all indebtedness, liabilities, and obligations of Borrower or any Obligated Party other than Guarantor (Borrower and such Obligated Parties herein the "Debtors") to Guarantor, whether such indebtedness, liabilities, and obligations now exist or are hereafter incurred or arise, or are direct, indirect, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such indebtedness, liabilities, or obligations are evidenced by a note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such indebtedness, obligations, or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Guarantor.

                 (b) Guarantor agrees that any and all Liens of Guarantor (including any judgment liens), upon any Debtor's assets securing payment of any Subordinated Indebtedness shall be and remain inferior and subordinate to any and all Liens upon any Debtor's assets securing payment of the Guaranteed Indebtedness or any part thereof, regardless of whether such Liens in favor of Guarantor, Agent or any Bank presently exist or are hereafter created or attached. Without the prior written consent of Agent, Guarantor shall not (i) file suit against any Debtor or exercise or enforce any other creditor's right it may have against any Debtor, or (ii) foreclose, repossess, sequester, or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor's relief or insolvency proceeding) to enforce any obligations of any Debtor to Guarantor or any Liens held by Guarantor on assets of any Debtor.

                 (c) In the event of any receivership, bankruptcy, reorganization, rearrangement, debtor's relief, or other insolvency proceeding involving any Debtor as debtor,





GUARANTY AGREEMENT (________________________) - Page 5

Agent shall have the right to prove and vote any claim under the Subordinated Indebtedness and to receive directly from the receiver, trustee or other court custodian all dividends, distributions, and payments made in respect of the Subordinated Indebtedness until the Guaranteed Indebtedness has been paid in full in cash. Agent may apply any such dividends, distributions, and payments against the Guaranteed Indebtedness in accordance with the Credit Agreement.

         12. No amendment or waiver of any provision of this Guaranty Agreement or consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by Agent and Required Banks except as otherwise provided in the Credit Agreement. No failure on the part of Agent or any Bank to exercise, and no delay in exercising, any right, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         13. Any acknowledgment or new promise, whether by payment of principal or interest or otherwise and whether by Borrower or others (including Guarantor), with respect to any of the Guaranteed Indebtedness shall, if the statute of limitations in favor of Guarantor against Agent or any Bank shall have commenced to run, toll the running of such statute of limitations and, if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

         14. This Guaranty Agreement is for the benefit of Agent and the Banks and their successors and assigns, and in the event of an assignment of the Guaranteed Indebtedness, or any part thereof, the rights and benefits hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty Agreement is binding not only on Guarantor, but on Guarantor's successors and assigns.

         15. Guarantor recognizes that Agent and the Banks are relying upon this Guaranty Agreement and the undertakings of Guarantor hereunder and under the other Loan Documents to which it is a party in making extensions of credit to Borrower under the Credit Agreement and further recognizes that the execution and delivery of this Guaranty Agreement and the other Loan Documents to which it is a party is a material inducement to Agent and the Banks in entering into the Credit Agreement and continuing to extend credit thereunder. Guarantor hereby acknowledges that there are no conditions to the full effectiveness of this Guaranty Agreement or any other Loan Document to which it is a party.

         16. Any notice or demand to Guarantor under or in connection with this Guaranty Agreement or any other Loan Document to which it is a party shall be deemed effective if given to Guarantor, in care of Borrower at its address in accordance with the notice provisions in the Credit Agreement.





GUARANTY AGREEMENT (________________________) - Page 6

         17. Guarantor shall pay on demand all attorneys' fees and all other costs and expenses incurred by Agent and Banks in connection with the administration, enforcement, or collection of this Guaranty Agreement.

         18. Guarantor hereby waives promptness, diligence, notice of any default under the Guaranteed Indebtedness, demand of payment, notice of acceptance of this Guaranty Agreement, presentment, notice of protest, notice of dishonor, notice of the incurring by Borrower of additional indebtedness, and all other notices and demands with respect to the Guaranteed Indebtedness and this Guaranty Agreement.

         19. The Credit Agreement, and all of the terms thereof, are incorporated herein by reference, the same as if stated verbatim herein, and Guarantor agrees that Agent and the Banks may exercise any and all rights granted to any of them under the Credit Agreement and the other Loan Documents without affecting the validity or enforceability of this Guaranty Agreement.

         20. THIS GUARANTY AGREEMENT EMBODIES THE FINAL, ENTIRE AGREEMENT OF GUARANTOR, AGENT AND BANKS WITH RESPECT TO GUARANTOR'S GUARANTY OF THE GUARANTEED INDEBTEDNESS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTY AGREEMENT IS INTENDED BY GUARANTOR, AGENT AND BANKS AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY AGREEMENT, AND NO COURSE OF DEALING AMONG GUARANTOR, AGENT AND BANKS, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY AGREEMENT. THERE ARE NO ORAL AGREEMENTS AMONG GUARANTOR, AGENT AND BANKS.

         EXECUTED as of the 3rd day of May 1996.

                                   GUARANTOR:

                                   --------------------------------------------

                                   By:
                                      -----------------------------------------

                                   Name:
                                        ---------------------------------------

                                   Title:
                                         --------------------------------------









GUARANTY AGREEMENT (________________________) - Page 7

                                  EXHIBIT "E"
                                       TO
                            SOFTWARE SPECTRUM, INC.
                                CREDIT AGREEMENT

                          Borrower Security Agreement

                               SECURITY AGREEMENT
                                   (Borrower)

         THIS SECURITY AGREEMENT (the "Agreement") dated as of May 3, 1996 is by and between SOFTWARE SPECTRUM, INC., a Texas corporation (the "Debtor") and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, as agent for itself and the other Banks (as defined in the hereafter defined Credit Agreement) (the "Secured Party").

                                R E C I T A L S:

         A. The Debtor, the banks named therein, and the Secured Party have entered into that certain Credit Agreement of even date herewith (such Credit Agreement, as the same may be amended or otherwise modified from time to time, being hereinafter referred to as the "Credit Agreement"; terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined therein).

         B. The Secured Party and the Banks have conditioned their obligations under the Credit Agreement upon the execution and delivery of this Agreement by the Debtor.

         NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                  Definitions

         Section 1.1 Definitions. As used in this Agreement, the following terms have the following meanings:

                 "Account" means any "account", as such term is defined in
         Section 9.106 of the UCC, whether now owned or hereafter acquired by the Debtor, and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by the
         Debtor: (a) all rights of the Debtor to payment for goods sold or leased or services rendered, whether or not earned by performance; (b) all accounts receivable of the Debtor; (c) all security pledged, assigned, or granted to or held by the Debtor to secure any of the foregoing; (d) all letters of credit securing, guaranties of, or indemnifications with respect to, any of the foregoing; and (e) all rights of the Debtor as an unpaid seller of goods or services, including, but not limited to, all rights of stoppage in transit, replevin, reclamation and resale.





SECURITY AGREEMENT (BORROWER) - Page 1

                 "Cash and Cash Equivalent Collateral" means all of the following whether now owned or hereafter acquired by Debtor: (a) the deposit, brokerage, investment or other account or accounts established at Secured Party by Debtor pursuant to Section 5.13 of the Credit Agreement (the "Collateral Account"); (b) all money deposited
         in, held       pursuant to or credited to the Collateral Account; (c)
         all financial assets and securities held in or subject to the Collateral Account or otherwise held by Secured Party as collateral pursuant to the provisions of Section 5.13 of the Credit Agreement;
         (d) all securities entitlements carried in or relating to the Collateral Account and all other investment property, money, securities (both certificated and uncertificated) and instruments held by Secured Party in, which are issued to Debtor out of, which are otherwise subject to or which otherwise relate to the Collateral Account.

                 "Collateral" has the meaning specified in Section 2.1 of this Agreement.

                 "General Intangibles" means any "general intangibles", as such term is defined in Section 9.106 of the UCC, whether now owned or hereafter acquired by the Debtor and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by the Debtor: (a) to the extent assignable or to the extent a consent to assignment has been obtained, all of the Debtor's books, records, data, plans, manuals, computer software, computer tapes, computer disks, computer programs, source codes, object codes and all rights of the Debtor to retrieve data and other information from third parties; (b) to the extent assignable or to the extent a consent to assignment has been obtained, all of the Debtor's contract rights, including without limitation, all right, title and interest of Debtor in and to any reseller, volume licensing, maintenance or similar agreement relating to Inventory; (c) all rights of the Debtor to payment under letters of credit and similar agreements; (d) all choses in action and causes of action of the Debtor (whether arising in contract, tort, or otherwise and whether or not currently in litigation) and all judgments in favor of the Debtor;
         (e) all rights and claims of the Debtor under warranties and indemnities; and (f) all rights of the Debtor under any insurance, surety, or similar contract or arrangement.

                 "Inventory" means any "inventory", as such term is defined in
         Section 9.109(4) of the UCC, whether now owned or hereafter acquired by the Debtor, and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by the
         Debtor: (a) all goods and other personal property of the Debtor that are held for sale or lease or to be furnished under any contract of service; (b) all raw materials, work-in-process, finished goods, inventory, supplies and materials of the Debtor; (c) all wrapping, packaging, advertising and shipping materials of the Debtor; and (d) all goods that have been returned to, repossessed by, or stopped in transit by the Debtor.

                 "Proceeds" means any "proceeds", as such term is defined in
         Section 9.306 of the UCC and, in any event, shall include, but not be limited to: (a) any and all proceeds of any insurance, indemnity, warranty, or guaranty payable to the Debtor from time to time





SECURITY AGREEMENT (BORROWER) - Page 2
         with respect to any of the Collateral; (b) any and all payments (in any form whatsoever) made or due and payable to the Debtor from time to time in connection with any requisition, confiscation,
         condemnation, seizure, or      forfeiture of all or any part of the
         Collateral by any Governmental Authority (or any Person acting under color of Governmental Authority); (c) all instruments, documents, chattel paper and General Intangibles received or arising in connection with a disposition of the Collateral; and (d) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

                 "UCC" means the Uniform Commercial Code as in effect in the State of Texas; provided, that if by mandatory provisions of law, the perfection or effect of perfection or non-perfection of the security interest created hereunder in any Collateral is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provision hereof relating to such perfection or the effect of perfection or non-perfection.

         Section 1.2 Other Definitional Provisions. References to "Sections", "subsections", "Exhibits" and "Schedules" shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. All references to statutes and regulations shall include any amendments of the same and any successor statutes and regulations. Terms used herein, which are defined in the UCC, unless otherwise defined herein or in the Credit Agreement, shall have the meanings as set forth in the UCC.

                                   ARTICLE II

                               Security Interest

         Section 2.1 Security Interest. As collateral security for the prompt payment and performance in full when due of the Obligations (whether at stated maturity, by acceleration, or otherwise), the Debtor hereby collaterally assigns to Secured Party, and grants to the Secured Party a security interest in, all of the Debtor's right, title and interest in and to the following, whether now owned or hereafter arising or acquired and wherever located (collectively, the "Collateral"):

         (a)     all Accounts;

         (b)     all Inventory;

         (c)     all Cash and Cash Equivalent Collateral;





SECURITY AGREEMENT (BORROWER) - Page 3

         (d) all instruments, documents, chattel paper and General Intangibles evidencing or otherwise relating to the Accounts, the Inventory and the Cash and Cash Equivalent Collateral; and

         (e)     all Proceeds and products of any or all of the foregoing.

         Section 2.2 Debtor Remains Liable. Notwithstanding anything to the contrary contained herein, (a) the Debtor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Secured Party of any of its rights hereunder shall not release the Debtor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) the Secured Party shall not have any obligation or liability under any of the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Secured Party be obligated to perform any of the obligations or duties of the Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

                                  ARTICLE III

                         Representations and Warranties

         To induce the Secured Party to enter into this Agreement and the Credit Agreement, the Debtor represents and warrants to the Secured Party and the Banks that:

         Section 3.1 Accounts. Unless the Debtor has given the Secured Party written notice to the contrary, whenever the security interest granted hereunder attaches to an Account, the Debtor shall be deemed to have represented and warranted to the Secured Party as to each of its Accounts that
(a) each Account is genuine and in all respects what it purports to be, (b) each Account represents the legal, valid and binding obligation of the account debtor evidencing indebtedness unpaid and owed by such account debtor, (c) the amount of each Account represented as owing is the correct amount actually and unconditionally owing except for normal trade discounts granted and contra accounts, in each case, arising in the ordinary course of business and (d) no Account is subject to any offset, counterclaim, or other defense.

         Section 3.2 Financing Statements. No financing statement, security agreement or other Lien instrument covering all or any part of the Collateral is on file in any public office, except as may have been filed in favor of the Secured Party pursuant to this Agreement. The Debtor does not do business and has not done business within the past five (5) years under a trade name or any name other than (a) the name set forth at the beginning of this Agreement which is its exact name as set forth in its certificate of incorporation and (b) the names set forth on Schedule 1 hereto.

         Section 3.3 Principal Place of Business. The principal place of business and chief executive office of the Debtor, and the office where the Debtor keeps its books and records, is located at the "Address for Notices" for Debtor set forth in the Credit Agreement.





SECURITY AGREEMENT (BORROWER) - Page 4

         Section 3.4 Location of Collateral. Schedule 1 attached hereto sets forth all locations where the Debtor has a place of business and where the Debtor maintains Collateral other than (A) In-Transit Inventory (as defined in
Section 4.2) and (B) Inventory held by customers or Inventory otherwise held by third parties with an aggregate book value that does not exceed the sum of Two Million Five Hundred Thousand Dollars ($2,500,000) minus the book value of all such inventory owned by all the Granting Subsidiaries (any such Inventory described in this clause (B) herein the "Excluded Sale on Approval Inventory"). The Debtor does not carry on any business in any location other than as set forth on Schedule 1. No Inventory (other than In-Transit Inventory and Excluded Sale on Approval Inventory) of Debtor is held at any location other than the locations set forth in Section II on Schedule I. Schedule 1 correctly identifies the landlords or mortgagees, if any, of the property where the Debtor's Inventory (other than Excluded Sale on Approval Inventory) is located. No Persons other than the Debtor and the Secured Party have possession of any of the Collateral except as disclosed on Schedule 1 and except for In-Transit Inventory and Excluded Sale on Approval Inventory. No Collateral has been located in any state or county other than as disclosed on Schedule 1 within the last four (4) months from the date hereof other than In-Transit Inventory and Excluded Sale on Approval Inventory. All instruments, documents, letters of credit and chattel paper which constitute Collateral of the Debtor have been delivered to the Secured Party except as permitted by Section 4.5.

         Section 3.5 Perfection. Upon the filing of Uniform Commercial Code financing statements in the jurisdictions listed on Schedule 2 attached hereto and upon the Secured Party's obtaining possession of all money, instruments, documents and chattel paper pledged hereunder, the security interest in favor of the Secured Party created herein will constitute a valid and perfected Lien upon and security interest in all the Collateral other than the Excluded Sale on Approval Inventory, subject to no equal or prior Liens other than Liens permitted by the Credit Agreement.

                                   ARTICLE IV

                                   Covenants

         The Debtor covenants and agrees with the Secured Party that until the Obligations are paid and performed in full and all Commitments of the Banks and the Secured Party to the Debtor have terminated:

         Section 4.1 Modification of Accounts. The Debtor shall, in accordance with prudent business practices, endeavor to collect or cause to be collected from each account debtor under its Accounts, as and when due, any and all amounts owing under such Accounts. The Debtor shall not, except in the ordinary course of business, (a) grant any extension of time for any payment with respect to any of the Accounts, (b) compromise, compound, or settle any of the Accounts for less than the full amount thereof, (c) release, in whole or in part, any Person liable for payment of any of the Accounts, (d) allow any credit or discount for payment with respect to any Account other than trade discounts granted in the ordinary course of business, or (e) release any Lien or guaranty securing any Account (any of the foregoing an "Account Modification").





SECURITY AGREEMENT (BORROWER) - Page 5

If any Account Modification by Debtor hereunder or a similar modification by a Granting Subsidiary of its accounts causes an Eligible Account to no longer meet the conditions of eligibility under the Credit Agreement and as a result the Borrowing Base decreases by a material amount or the Outstanding Revolving Credit exceeds the Borrowing Base after giving effect to such Account Modification, Borrower agrees to promptly deliver to Secured Party a revised Borrowing Base Report under the Credit Agreement.

         Section 4.2 Bailees. If any of the Collateral is at any time in the possession or control of any warehouseman, bailee, any of the Debtor's agents or processors or any other third Person, the Debtor shall notify such warehouseman, bailee, agent, processor or third Person of the security interest created hereunder, shall instruct such Person to hold such Collateral for the Secured Party's account subject to the Secured Party's instructions and shall take all actions deemed necessary or desirable by Secured Party to protect and perfect its security interest in the Collateral such Person is to hold with the priority required by the Loan Documents; provided that prior to the occurrence of a Default, Debtor shall not be required to take any of the foregoing actions or any other action necessary to protect or perfect the Agent's security interest in (a) any Inventory (or documents relating to Inventory) held by a freight forwarder or shipper which is subject to an enforceable contract for sale and is in transit to the purchaser thereof (any such Inventory herein the "In-Transit Inventory") or (b) any Excluded Sale on Approval Inventory.

         Section 4.3 Corporate Changes. The Debtor shall not change its name, Federal Tax Identification Number, identity, or corporate structure in any manner that might make any financing statement filed in connection with this Agreement seriously misleading unless the Debtor shall have given the Secured Party thirty (30) days prior written notice thereof and shall have taken all action reasonably deemed necessary or desirable by the Secured Party to make each financing statement not seriously misleading. The Debtor shall not change its principal place of business, chief executive office, or the place where it keeps its books and records unless it shall have given the Secured Party thirty (30) days prior written notice thereof and shall have taken all action reasonably deemed necessary or desirable by the Secured Party to cause its security interest in the Collateral to be perfected with the priority required by the Loan Documents.

         Section 4.4 Inventory. The Debtor shall keep all Inventory (other than In-Transit Inventory and Excluded Sale on Approval Inventory) at one or more of the locations specified in Section II on Schedule 1 hereto or, upon thirty (30) days prior written notice to the Secured Party, at such other places within the United States of America where all action required to perfect the Secured Party's security interest in the Inventory with the priority required by the Loan Documents shall have been taken. The Debtor shall maintain the Inventory in good condition and repair (ordinary wear and tear excepted). The Debtor shall not permit any waste of the Inventory or any part thereof (reasonable obsolescence excepted). The Debtor shall not permit the Inventory to be used in violation of any law, rule, or regulation or inconsistently with the terms of any policy of insurance. The Debtor shall not use or permit any of the Inventory to be used in any manner or for any purpose that would impair its value or expose it to unusual risk.





SECURITY AGREEMENT (BORROWER) - Page 6

         Section 4.5 Collection of Accounts; Delivery of Collateral. Except as otherwise provided in this Section or in Section 5.13 of the Credit Agreement, the Debtor shall have the right to collect and receive payments on the Accounts, instruments, letters of credit and chattel paper included in the Collateral, to receive and further negotiate in the ordinary course of business all documents (including, without limitation, documents of title) evidencing Inventory, and to receive, retain and draw under, in the ordinary course of business, all letters of credit included in the Collateral, but Debtor shall promptly deliver all other Collateral (the possession of which is necessary to perfect the security interest therein) and all proceeds of Collateral (other than the proceeds that the Debtor is entitled to retain as described previously in this sentence) to Secured Party. In connection with the collections on Accounts, the Debtor may take (and, at the Secured Party's direction, shall take) such actions as the Debtor or the Secured Party reasonably may deem necessary or advisable to enforce collection of the Accounts. If an Event of Default shall have occurred and be continuing, the Debtor shall, upon the request of the Secured Party, deliver all letters of credit and documents constituting Collateral to Secured Party and instruct all account debtors and other Persons obligated in respect of the Collateral to make all payments thereon either (a) directly to the Secured Party (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of the Secured Party), or (b) to one or more other banks in the United States of America (by instructing that such payments be remitted to a post office box which shall be in the name or under the control of the Secured Party) under arrangements in form and substance satisfactory to the Secured Party pursuant to which the Debtor shall have irrevocably instructed such other bank (and such other bank shall have agreed) to remit all such payments directly to the Secured Party. In addition to the foregoing, the Debtor agrees that if any Proceeds of any Collateral (including payments made in respect of Accounts) shall be received by the Debtor while an Event of Default exists, the Debtor shall promptly deliver such Proceeds to the Secured Party with any necessary endorsements. Until such Proceeds are delivered to the Secured Party, such Proceeds shall be held in trust by the Debtor for the benefit of the Secured Party and shall not be commingled with any other funds or property of the Debtor. All Proceeds of Collateral received by the Secured Party pursuant to this Section may be applied by the Secured Party to the Obligations in such order and manner as the Secured Party may elect in accordance with the Credit Agreement. The Secured Party may in connection with any asset audit of Debtor contact account debtors to verify the existence, amounts and terms of the Accounts.

                                   ARTICLE V

                          Rights of the Secured Party

         Section 5.1 POWER OF ATTORNEY. THE DEBTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE SECURED PARTY AND ANY OFFICER OR AGENT THEREOF, WITH FULL POWER OF SUBSTITUTION, AS ITS TRUE AND LAWFUL ATTORNEY-IN-FACT WITH FULL IRREVOCABLE POWER AND AUTHORITY IN THE NAME OF THE DEBTOR OR IN ITS OWN NAME, TO TAKE AFTER THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, ANY AND ALL ACTION AND TO EXECUTE ANY AND ALL DOCUMENTS AND INSTRUMENTS WHICH





SECURITY AGREEMENT (BORROWER) - Page 7

THE SECURED PARTY AT ANY TIME AND FROM TIME TO TIME DEEMS NECESSARY OR DESIRABLE TO ACCOMPLISH THE PURPOSES OF THIS AGREEMENT AND, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE DEBTOR HEREBY GIVES THE SECURED PARTY THE POWER AND RIGHT ON BEHALF OF THE DEBTOR AND IN ITS OWN NAME TO DO ANY OF THE FOLLOWING AFTER THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, WITHOUT NOTICE TO OR THE CONSENT OF THE DEBTOR:

                          (i)     to demand, sue for, collect, or receive in
the name of the Debtor or in its own name, any money or property at any time payable or receivable on account of or in exchange for any of the Collateral and, in connection therewith, endorse checks, notes, drafts, acceptances, money orders, documents of title, or any other instruments for the payment of money under the Collateral or any policy of insurance;

                          (ii)    to pay or discharge taxes, Liens, or other
encumbrances levied or placed on or threatened against the Collateral;

                          (iii)   to notify post office authorities to change
the address for delivery of mail of the Debtor to an address designated by the Secured Party and to receive, open and dispose of mail addressed to the Debtor;

                          (iv)    (A) to direct account debtors and any other
parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Secured Party or as the Secured Party shall direct; (B) to receive payment of and receipt for any and all monies, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments and notices in connection with accounts and other documents relating to the Collateral; (D) to commence and prosecute any suit, action, or proceeding at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (E) to participate in the defense of, or if Debtor fails to defend, to defend any suit, action, or proceeding brought against the Debtor with respect to any Collateral; (F) to settle, compromise, or adjust any suit, action, or proceeding described in clause (D) and clause (E) above if, in the case of clause (E), Secured Party is conducting the applicable defense and, in connection therewith, to give such discharges or releases as the Secured Party may deem appropriate; (G) to exchange any of the Collateral for other property upon any merger, consolidation, reorganization, recapitalization, or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Collateral with any committee, depositary, transfer agent, registrar, or other designated agency upon such terms as the Secured Party may determine; (H) to add or release any guarantor, indorser, surety, or other party to any of the Collateral; (I) to renew, extend, or otherwise change the terms and conditions of any of the Collateral; (J) to make, settle, compromise, or adjust any claims under or pertaining to any of the Collateral (including claims under any policy of insurance); and (K) to sell, transfer, pledge, convey, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as





SECURITY AGREEMENT (BORROWER) - Page 8
though the Secured Party were the absolute owner thereof for all purposes, and to do, at the Secured Party's option and the Debtor's expense, at any time, or from time to time, all acts and things which the Secured Party deems necessary to protect, preserve, maintain, or realize upon the Collateral and the Secured Party's security interest therein.




         THIS POWER OF ATTORNEY IS A POWER COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE. The Secured Party shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Secured Party in this Agreement, and the Secured Party shall not be liable for any failure to do so or any delay in doing so. Neither the Secured Party nor any Person designated by the Secured Party shall be liable for any act or omission or for any error of judgment or any mistake of fact or law. This power of attorney is conferred on the Secured Party solely to protect, preserve, maintain and realize upon its security interest in the Collateral. The Secured Party shall not be responsible for any decline in the value of the Collateral and shall not be required to take any steps to preserve rights against prior parties or to protect, preserve, or maintain any Lien given to secure the Collateral.

         Section 5.2 Assignment by the Secured Party. Subject to the terms of the Credit Agreement, the Secured Party may at any time assign or otherwise transfer all or any portion of its rights and obligations under the Loan Documents (including, without limitation, the Obligations) to any other Person, and such Person shall thereupon become vested with all the benefits thereof granted to the Secured Party herein or otherwise.

                                   ARTICLE VI

                                    Default

         Section 6.1 Rights and Remedies. If an Event of Default shall have occurred and be continuing, the Secured Party shall have the following rights and remedies:

                 (a) In addition to all other rights and remedies granted to the Secured Party in this Agreement or in any other Loan Document or by applicable law, the Secured Party shall have all of the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral). Without limiting the generality of the foregoing, the Secured Party may (i) without demand or notice to the Debtor, set off against, collect, receive, or take possession of the Collateral or any part thereof and for that purpose the Secured Party may enter upon any premises on which the Collateral is located and remove the Collateral therefrom or render it inoperable and/or
(ii) sell, lease, or otherwise dispose of the Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at the Secured Party's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Secured Party may deem commercially reasonable. The Secured Party shall have the right at any public





SECURITY AGREEMENT (BORROWER) - Page 9
sale or sales, and, to the extent permitted by applicable law, at any private sale or sales, to bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) and become a purchaser of the Collateral or any part thereof free of any right or equity of redemption on the part of the Debtor, which right or equity of redemption is hereby expressly waived and released by the Debtor. Upon the request of the Secured Party, the Debtor shall assemble the Collateral and make it available to the Secured Party at any place designated by the Secured Party that is reasonably convenient to the Debtor and the Secured Party. The Debtor agrees that the Secured Party shall not be obligated to give more than ten (10) days prior written notice of the time and place of any public sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters. Secured Party shall not be obligated to give Debtor any notice of the sale of any Collateral that threatens to decline speedily in value or is of a type customarily sold on a recognized market. The Secured Party shall not be obligated to make any sale of Collateral if it shall determine not to do so, regardless of the fact that notice of sale of Collateral may have been given. The Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. The Debtor shall be liable for all reasonable expenses of retaking, holding, preparing for sale, or the like, and all reasonable attorneys' fees, legal expenses and other costs and expenses incurred by the Secured Party in connection with the collection of the Obligations and the enforcement of the Secured Party's rights under this Agreement. The Debtor shall remain liable for any deficiency if the Proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations in full. The Secured Party may apply the Collateral against the Obligations in such order and manner as the Secured Party may elect in its sole discretion. The Debtor waives all rights of marshaling, valuation and appraisal in respect of the Collateral.

                 (b) The Secured Party may cause any or all of the Collateral held by it to be transferred into the name of the Secured Party or the name or names of the Secured Party's nominee or nominees.

                 (c) The Secured Party may exercise any and all rights and remedies of the Debtor under or in respect of the Collateral, including, without limitation, any and all rights of the Debtor to demand or otherwise require payment of any amount under, or performance of any provision of, any of the Collateral and any and all voting rights and corporate powers in respect of the Collateral.

                 (d) The Secured Party may collect or receive all money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so.

                 (e) On any sale of the Collateral, the Secured Party is hereby authorized to comply with any limitation or restriction with which compliance is necessary, in the view of the Secured Party's counsel, in order to avoid any violation of applicable law or in order to obtain any required approval of the purchaser or purchasers by any applicable Governmental Authority.





SECURITY AGREEMENT (BORROWER) - Page 10

                                  ARTICLE VII

                                 Miscellaneous

         Section 7.1 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Debtor and the Secured Party and their respective successors and assigns, except that the Debtor may not assign any of its rights or obligations under this Agreement without the prior written consent of the Secured Party.

         Section 7.2 AMENDMENT; ENTIRE AGREEMENT. THIS AGREEMENT EMBODIES THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions of this Agreement may be amended or waived only by an agreement in writing signed by the parties hereto.

         Section 7.3 Notices. All notices and other communications provided for in this Agreement shall be given in accordance with the notice provisions set forth in the Credit Agreement.

         Section 7.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America.

         Section 7.5 Headings. The headings, captions and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

         Section 7.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         Section 7.7 Waiver of Bond. In the event the Secured Party seeks to take possession of any or all of the Collateral by judicial process, the Debtor hereby irrevocably waives any bonds and any surety or security relating thereto that may be required by applicable law as an incident to such possession, and waives any demand for possession prior to the commencement of any such suit or action.





SECURITY AGREEMENT (BORROWER) - Page 11

         Section 7.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

                                    DEBTOR:

                                    SOFTWARE SPECTRUM, INC.

                                    By:
                                       ---------------------------------------
                                       Deborah A. Nugent Vice
                                       President of Finance

                                    SECURED PARTY:

                                    TEXAS COMMERCE BANK
                                    NATIONAL ASSOCIATION, as agent

                                    By:
                                       ---------------------------------------
                                       J. Scot Brunke
                                       Senior Vice President





SECURITY AGREEMENT (BORROWER) - Page 12

                                   Schedule 1
                                       to
                          Borrower Security Agreement

                            Locations of Collateral


                               I.  ASSUMED NAMES

          Software Spectrum, Inc. changed its name from The Software
                           Store, Inc. in May 1991.

                          II.  LOCATIONS OF INVENTORY

- --------------------------------------------------------------------------------
                                                 Name and Address of Landlord or
      Address                 Lease/Own          Mortgagee of  Premises (if any)
- --------------------------------------------------------------------------------
Software Spectrum, Inc.          Lease           Trammell Crow Dallas/Ft. Worth
Corporate Headquarters                           2200 Ross Avenue, suite 3700
2140 Merritt Drive                               Dallas, Texas 75201
Garland, Texas 75041
- --------------------------------------------------------------------------------
Software Spectrum, Inc.          Lease           Riverport Commerce Center, Inc.
7107-C Intermodal Drive                          P.O. Box 58098
Louisville, Kentucky 40258                       Louisville, Kentucky 40288
- --------------------------------------------------------------------------------
Software Spectrum, Inc.          Lease           LaSalle National Trust, N.A.
596 Lamont Road                                  c/o Greenpoint Partnership
Elmhurst, Illinois 60126                         c/o   JPS Interests
                                                 30 West Monroe Street
                                                 Chicago, Illinois  60603
- --------------------------------------------------------------------------------

                         III.  OTHER BUSINESS LOCATIONS

- --------------------------------------------------------------------------------
      Address              Lease/Own         Mortgagee of Premises (if any)
- --------------------------------------------------------------------------------
Software Spectrum, Inc.      Lease           Compass Management and Leasing,
Corporate Headquarters                       12377 Merritt Drive, Suite 1400
2220 Merritt Drive                           Dallas, Texas 75251
Garland, Texas 75041
- --------------------------------------------------------------------------------
Software Spectrum, Inc.      Lease           DJ&J Software Corporation
1707 N. Signal                               22705 E. Mission
Liberty Lake, Washington 99019               Liberty Lake, Washington 99019

- --------------------------------------------------------------------------------





Schedule 1 to Security Agreement - Page Solo

                                   Schedule 2
                                       to
                          Borrower Security Agreement

                            Jurisdictions for Filing
                           UCC-1 Financing Statements


1.       Secretary of State of Illinois
2.       Secretary of State of the Commonwealth of Kentucky
3.       Jefferson County Clerk, Kentucky
4.       Secretary of State of Texas
5.       Department of Licensing of State of Washington





Schedule 2 to Security Agreement - Solo Page

                                  EXHIBIT "F"
                                       TO
                            SOFTWARE SPECTRUM, INC.
                                CREDIT AGREEMENT


                                Pledge Agreement

                                PLEDGE AGREEMENT


         THIS PLEDGE AGREEMENT (the "Agreement") dated as of May 3, 1996 is by and between SOFTWARE SPECTRUM, INC., a Texas corporation ("Pledgor") and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, as agent for itself and the other Banks (the "Secured Party").

                                   RECITALS:

         A. Pledgor, the certain lenders ("Banks") and Secured Party have entered into that certain Credit Agreement of even date herewith (such Credit Agreement, as the same may be amended or otherwise modified from time to time, being hereinafter referred to as the "Credit Agreement"; terms defined in the Credit Agreement and not otherwise defined herein being used as defined therein).

         B. Secured Party and the Banks have conditioned their obligations under the Credit Agreement upon the execution and delivery of this Agreement by Pledgor.

         NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1

                          Security Interest and Pledge

         Section 1.1 Security Interest and Pledge. As collateral security for the prompt payment in full when due of the Obligations (whether at stated maturity, by acceleration, or otherwise), Pledgor hereby pledges and grants to Secured Party a first priority security interest in the following property (such property being hereinafter sometimes called the "Collateral"):

                 (a) all of Pledgor's right, title and interest in and to the capital stock or other ownership interests specifically described on Schedule 1 hereto (the issuers of such stock or other interests herein the "Foreign Subsidiaries") and so much of Pledgor's right, title and interest in any other capital stock or other ownership interests in the Foreign Subsidiaries, whether now owned or hereafter acquired, as is necessary so that not more than and not less than sixty-six and two-thirds percent (66 2/3%) of the capital stock or other ownership interest in each such Foreign Subsidiary is pledged in total hereunder;

                 (b) all of Pledgor's right, title and interest in all shares of capital stock of Spectrum Integrated Services, Inc. a Texas corporation, whether now owned or hereafter acquired, including without limitation, the shares of capital stock of Spectrum Integrated Services, Inc. described on Schedule 1;





PLEDGE AGREEMENT - Page 1

                 (c) all products, proceeds, revenues, distributions, dividends, stock dividends, securities and other property, rights and interests that Pledgor receives or is at any time entitled to receive on account of the same; and

                 (d) the property of Borrower and each Granting Subsidiary described on Schedule 2 hereto which is hereby pledged to secure the Obligations in accordance with, and in all respects subject to, the terms of the Borrower Security Agreement and each Subsidiary Security Agreement.

                                   ARTICLE 2

                       Affirmative and Negative Covenants

         Pledgor covenants and agrees with Secured Party that:

         Section 2.1 Delivery. Prior to or concurrently with the execution and delivery of this Agreement, Pledgor shall deliver to Secured Party all certificate(s) identified in Schedule 1 hereof, accompanied by undated stock powers duly executed in blank.

         Section 2.2 Encumbrances. Pledgor shall not create, permit, or suffer to exist, and shall defend the Collateral against, any Lien, security interest, or other encumbrance on the Collateral except the pledge and security interest of Secured Party hereunder, and Pledgor shall defend Pledgor's rights in the Collateral and Secured Party's security interest in the Collateral against the claims of all Persons.

         Section 2.3 Sale of Collateral. Pledgor shall not sell, assign, or otherwise dispose of the Collateral or any part thereof without the prior written consent of Secured Party.

         Section 2.4 Distributions. If Pledgor shall become entitled to receive or shall receive: (i) any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase, or reduction of capital or issued in connection with any reorganization), option or rights, whether as an addition to, in substitution of, or in exchange for any Collateral; (ii) any sums paid in respect of the Collateral upon the liquidation or dissolution of the issuer thereof; (iii) any other distribution of capital made on or in respect of the Collateral or any other property distributed upon or in respect of the Collateral pursuant to any recapitalization or reclassification of the capital of the issuer thereof or pursuant to any reorganization of the issuer thereof; or (iv), subject to the right of Pledgor to receive cash dividends under Section 3.3 hereof, any other Collateral the possession of which is necessary to perfect the security interest of Secured Party therein, then Pledgor agrees to accept the same as Secured Party's agent and to hold the same in trust for Secured Party, and to deliver the same forthwith to Secured Party in the exact form received, with the appropriate endorsement of Pledgor when necessary and/or appropriate undated stock powers duly executed in blank, to be held by Secured Party as additional Collateral for the Obligations, subject to the terms hereof. All sums of money and property so paid or distributed in respect of the Collateral that are received





PLEDGE AGREEMENT - Page 2
by Pledgor shall, until paid or delivered to Secured Party, be held by Pledgor in trust as additional security for the Obligations.

         Section 2.5 Director Consents. Borrower agrees to cause the directors of each issuer of the stock described on Schedule 1 to pass resolutions to authorize the pledge and other transfers contemplated hereby both as of the date of this Agreement and on any date the Secured Party exercises its rights under Section 4.1 of this Agreement.

         Section 2.6 Additional Securities. Except for issuances to Pledgor which, to the extent required by Section 2.4, are pledged and delivered to Secured Party hereunder, Pledgor shall not consent to or approve the issuance of any additional shares of any class of capital stock of any issuer of the Collateral, or any securities convertible into, or exchangeable for, any such shares or any warrants, options, rights, or other commitments entitling any Person to purchase or otherwise acquire any such shares.

                                   ARTICLE 3

                      Rights of Secured Party and Pledgor

         Section 3.1 Power of Attorney. PLEDGOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS SECURED PARTY AND ANY OFFICER OR AGENT THEREOF, WITH FULL POWER OF SUBSTITUTION, AS ITS TRUE AND LAWFUL ATTORNEY-IN-FACT WITH FULL IRREVOCABLE POWER AND AUTHORITY IN THE PLACE AND STEAD AND IN THE NAME OF PLEDGOR OR IN ITS OWN NAME, IN SECURED PARTY'S DISCRETION, TO TAKE, AFTER THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, ANY AND ALL ACTION AND TO EXECUTE ANY AND ALL DOCUMENTS AND INSTRUMENTS WHICH MAY BE NECESSARY OR DESIRABLE TO ACCOMPLISH THE PURPOSES OF THIS AGREEMENT AND, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, HEREBY GIVES SECURED PARTY THE POWER AND RIGHT ON BEHALF OF PLEDGOR AND IN ITS OWN NAME TO DO, AFTER THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, ANY OF THE FOLLOWING WITHOUT NOTICE TO OR THE CONSENT OF PLEDGOR:

                 (a) to demand, sue for, collect, or receive in the name of Pledgor or in its own name, any money or property at any time payable or receivable on account of or in exchange for any of the Collateral and, in connection therewith, endorse checks, notes, drafts, acceptances, money orders, or any other instruments for the payment of money under the Collateral;

                 (b) to pay or discharge taxes, Liens, security interests, or other encumbrances levied or placed on or threatened against the Collateral;

                 (c) (i) to direct account debtors and any other parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due





PLEDGE AGREEMENT - Page 3
         thereunder directly to Secured Party or as Secured Party shall direct;
         (ii) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral; (iii) to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices, and other documents relating to the Collateral; (iv) to commence and prosecute any suit, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (v) to participate in the defense of, or if Pledgor fails to defend, to defend any suit, action, or proceeding brought against Pledgor with respect to any Collateral; (vi) to settle, compromise, or adjust any suit, action, or proceeding described in clauses (iv) or (v) above, if, in the case of clauses (v), Secured Party is conducting the applicable defense and, in connection therewith, to give such discharges or releases as Secured Party may deem appropriate; (vii) to exchange any of the Collateral for other property upon any merger, consolidation, reorganization, recapitalization, or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Collateral with any committee, depositary, transfer agent, registrar, or other designated agency upon such terms as Secured Party may determine; (viii) to add or release any guarantor, indorser, surety, or other party to any of the Collateral; (ix) to renew, extend, or otherwise change the terms and conditions of any of the Collateral;
         (x) to insure any of the Collateral; and (xi) to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party's option and Pledgor's expense, at any time, or from time to time, all acts and things which Secured Party deems necessary to protect, preserve, or realize upon the Collateral and Secured Party's security interest therein.

         THIS POWER OF ATTORNEY IS A POWER COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE. Secured Party shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to Secured Party in this Agreement, and Secured Party shall not be liable for any failure to do so or any delay in doing so. Secured Party shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or in its capacity as attorney-in-fact except acts or omissions resulting from its willful misconduct. This power of attorney is conferred on Secured Party solely to protect, preserve and realize upon its security interest in the Collateral.

         Section 3.2 Voting Rights. Unless and until an Event of Default shall have occurred and is continuing, Pledgor shall be entitled to exercise any and all voting rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement. Secured Party shall execute and deliver to the Pledgor all such proxies and other instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise the voting rights which it is entitled to exercise pursuant to this Section.

         Section 3.3 Dividends. Unless and until an Event of Default shall have occurred and is continuing, Pledgor shall be entitled to receive and retain any dividends on the Collateral paid in





PLEDGE AGREEMENT - Page 4
cash out of earned surplus to the extent and only to the extent that such dividends are permitted by the Credit Agreement.

         Section 3.4 Secured Party's Duty of Care. Other than the exercise of reasonable care in the physical custody of the Collateral while held by Secured Party hereunder, Secured Party shall have no responsibility for or obligation or duty with respect to all or any part of the Collateral or any matter or proceeding arising out of or relating thereto, including, without limitation, any obligation or duty to collect any sums due in respect thereof or to protect or preserve any rights against prior parties or any other rights pertaining thereto, it being understood and agreed that Pledgor shall be responsible for preservation of all rights in the Collateral. Without limiting the generality of the foregoing, Secured Party shall be conclusively deemed to have exercised reasonable care in the custody of the Collateral if Secured Party takes such action, for purposes of preserving rights in the Collateral, as Pledgor may reasonably request in writing, but no failure or omission or delay by Secured Party in complying with any such request by Pledgor, and no refusal by Secured Party to comply with any such request by Pledgor, shall be deemed to be a failure to exercise reasonable care.

         Section 3.5 Assignment by Secured Party. Subject to the terms of the Credit Agreement, Secured Party may at any time and from time to time assign the Obligations and any portion thereof and/or the Collateral and any portion thereof, and the assignee shall be entitled to all of the rights and remedies of Secured Party under this Agreement in relation thereto.

                                   ARTICLE 4

                                    Default

         Section 4.1 Rights and Remedies. If any Event of Default shall occur and be continuing, Secured Party shall have the following rights and remedies:

                 (a) In addition to all other rights and remedies granted to Secured Party in this Agreement and in any other instrument or agreement securing, evidencing, or relating to the Obligations, Secured Party shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted by the State of Texas or of a creditor with a lien or charge on the Collateral under the laws of the jurisdiction of the organization of the issuer of any of the Collateral. Without limiting the generality of the foregoing, Secured Party may (i) without demand or notice to Pledgor, collect, receive, or take possession of the Collateral or any part thereof,
         (ii) sell or otherwise dispose of the Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at Secured Party's offices or elsewhere, for cash, on credit, or for future delivery and/or (iii) bid and become a purchaser at any sale free of any right or equity of redemption in Pledgor, which right or equity is hereby expressly waived and released by Pledgor. Upon the request of Secured Party, Pledgor shall assemble the Collateral and make it available to Secured Party at any place designated by Secured Party that is reasonably convenient to Pledgor and Secured Party. Pledgor agrees that Secured Party shall not be obligated to give more than ten
         (10) days prior written notice of the time and place of any public





PLEDGE AGREEMENT - Page 5
         sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters. Secured Party shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Pledgor shall be liable for all reasonable expenses of retaking, holding, preparing for sale, or the like, and all reasonable attorneys' fees and other expenses incurred by Secured Party in connection with the collection of the Obligations and the enforcement of Secured Party's rights under this Agreement, all of which expenses and fees shall constitute additional Obligations secured by this Agreement. Secured Party may apply the Collateral against the Obligations in accordance with the Credit Agreement. Pledgor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay the Obligations. Pledgor waives all rights of marshaling in respect of the Collateral.

                 (b) Secured Party may cause any or all of the Collateral held by it to be transferred into the name of Secured Party or the name or names of Secured Party's nominee or nominees.

                 (c) Secured Party may collect or receive all money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so.

                 (d) Secured Party shall have the right, but shall not be obligated to, exercise or cause to be exercised all voting, consensual and other powers of ownership pertaining to the Collateral, and Pledgor shall deliver to Secured Party, if requested by Secured Party, irrevocable proxies with respect to the Collateral in form satisfactory to Secured Party. Notwithstanding the Articles of Incorporation of Software Spectrum B.V., Pledgor, as the sole shareholder of Software Spectrum B.V., hereby grants its approval for the pledge contemplated hereby and for Secured Party to exercise the voting rights in respect of the Collateral issued by Software Spectrum B.V. under the terms of this Section 4.1(d).

                 (e) Pledgor hereby acknowledges and confirms that Secured Party may be unable to effect a public sale of any or all of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state or foreign securities laws and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obligated to agree, among other things, to acquire any shares of the Collateral for their own respective accounts for investment and not with a view to distribution or resale thereof. Pledgor further acknowledges and confirms that any such private sale may result in prices or other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner, and Secured Party shall be under no obligation to take any steps in order to permit the Collateral to be sold at a public sale. Secured Party shall be under no obligation to delay a sale of any of the Collateral for any period of time necessary to





PLEDGE AGREEMENT - Page 6
         permit any issuer thereof to register such Collateral for public sale under the Securities Act of 1933, as amended, or under applicable state or foreign securities laws.

                 (f) On any sale of the Collateral, Secured Party is hereby authorized to comply with any limitation or restriction with which compliance is necessary, in the view of Secured Party's counsel, in order to avoid any violation of applicable law or in order to obtain any required approval of the purchaser or purchasers by any applicable governmental authority.

                 (g) On any sale of the Collateral, Secured Party shall not be required to make the announcements referred to in Article 3:249 and 3:252 of the Dutch Civil Code.

                                   ARTICLE 5

                                 Miscellaneous

         Section 5.1 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Pledgor and Secured Party and their respective heirs, successors and assigns, except that Pledgor may not assign any of its rights or obligations under this Agreement without the prior written consent of Secured Party.

         Section 5.2 AMENDMENT; ENTIRE AGREEMENT. THIS AGREEMENT EMBODIES THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the parties hereto.

         Section 5.3 Notices. All notices and other communications provided for in this Agreement shall be given or made in accordance with the Credit Agreement.

         Section 5.4 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America.

         Section 5.5 Headings. The headings, captions and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

         Section 5.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.





PLEDGE AGREEMENT - Page 7

         Section 5.7 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 5.8 Additional Pledge Agreements. As a result of its obligations under Section 9.10(d)(iv) of the Credit Agreement, Pledgor may be required to execute additional deeds of pledge, pledge agreements or other documentation (the "Additional Pledge Documents") as the Secured Party may request to ensure that this Agreement creates in favor of Secured Party an enforceable first priority pledge of the Collateral under the laws of each jurisdiction in which each issuer of the stock pledged hereunder is organized. Pledgor and Secured Party agree that unless specifically set forth in the applicable Additional Pledge Documents, the Additional Pledge Documents shall be in addition to and not in substitution for this Agreement or any provision hereof and in the event of any conflict between this Agreement and any Additional Pledge Documents, the provisions of this Agreement shall control.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.


                                      PLEDGOR:
                                      -------

                                      SOFTWARE SPECTRUM, INC.


                                      By:
                                         -----------------------------------
                                         Deborah A. Nugent
                                         Vice President of Finance


                                      SECURED PARTY:
                                      -------------

                                      TEXAS COMMERCE BANK
                                      NATIONAL ASSOCIATION, as Agent


                                      By:
                                         -----------------------------------
                                         J. Scot Brunke
                                         Senior Vice President





PLEDGE AGREEMENT - Page 8

                                   Schedule 1
                                       to
                                Pledge Agreement

========================================================================================================================
            Subsidiary                 Jurisdiction of        Type of         Par Value     No. of     Certificate No.
                                       Organization          Ownership                      Shares
                                                             Interest
========================================================================================================================
 1.   Software Spectrum Pty, Ltd.          Australia       Ordinary Shares       $1.00       75,668            3
- ------------------------------------------------------------------------------------------------------------------------
 2.   Software Spectrum Canada, Ltd.    Ontario, Canada     Common Shares         None         666            C-2
- ------------------------------------------------------------------------------------------------------------------------
 3.   Software Spectrum Limited             Ireland        Ordinary Shares       IRL. 1      93,333            5
- ------------------------------------------------------------------------------------------------------------------------
 4.   Software Spectrum B.V.              Netherlands        Shares of        One Thousand      26      (uncertificated)
                                                            Capital Stock        Dutch
                                                                                Guilders
                                                                              (NGL 1,000)
- ------------------------------------------------------------------------------------------------------------------------
 5.   Spectrum Integrated                                    Common Stock         $.01       518,880           1
      Services, Inc.                         Texas
========================================================================================================================





Schedule 1 - Solo Page

                                   Schedule 2
                                       to
                                Pledge Agreement



         All right, title and interest of Borrower and each Granting Subsidiary (collectively the "Debtor") in and to the following whether now owned or hereafter arising or acquired (such property being hereinafter sometimes called the "Collateral"):

         (a)     all Accounts;

         (b)     all Inventory;

         (c)     all Cash and Cash Equivalent Collateral;

         (d) all instruments, documents, chattel paper and General Intangibles evidencing or otherwise relating to the Accounts, Inventory and the Cash and Cash Equivalent Collateral;

         (f)     all products and Proceeds of the foregoing.

         As used above, the following terms shall have the following meaning:

         "Account" means any "account", as such term is defined in Section
9.106 of the UCC, whether now owned or hereafter acquired by the Debtor, and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by the Debtor: (a) all rights of the Debtor to payment for goods sold or leased or services rendered, whether or not earned by performance; (b) all accounts receivable of the Debtor; (c) all security pledged, assigned, or granted to or held by the Debtor to secure any of the foregoing; (d) all letters of credit securing, guaranties of, or indemnifications with respect to, any of the foregoing; and (e) all rights of the Debtor as an unpaid seller of goods or services, including, but not limited to, all rights of stoppage in transit, replevin, reclamation and resale.

         "Cash and Cash Equivalent Collateral" means all of the following whether now owned or hereafter acquired by Borrower: (a) the deposit, brokerage, investment or other account or accounts established at Secured Party by Borrower pursuant to Section 5.13 of the Credit Agreement (the "Collateral Account"); (b) all money deposited in, held pursuant to or credited to the Collateral Account; (c) all financial assets and securities held in or subject to the Collateral Account or otherwise held by Secured Party as collateral pursuant to the provisions of Section 5.13 of the Credit Agreement; (d) all securities entitlements carried in or relating to the Collateral Account and all other investment property, money, securities (both certificated and uncertificated) and instruments held by Secured Party in, which are issued to Borrower out of, which are otherwise subject to or which otherwise relate to the Collateral Account.





Schedule 2 - Page 1 of 3

         "General Intangibles" means any "general intangibles", as such term is defined in Section 9.106 of the UCC, whether now owned or hereafter acquired by the Debtor and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by the Debtor: (a) to the extent assignable or to the extent a consent to assignment has been obtained, all of the Debtor's books, records, data, plans, manuals, computer software, computer tapes, computer disks, computer programs, source codes, object codes and all rights of the Debtor to retrieve data and other information from third parties; (b) to the extent assignable or to the extent a consent to assignment has been obtained, all of the Debtor's contract rights, including without limitation, all right, title and interest of Debtor in and to any reseller, volume licensing, maintenance or similar agreement relating to Inventory; (c) all rights of the Debtor to payment under letters of credit and similar agreements; (d) all choses in action and causes of action of the Debtor (whether arising in contract, tort, or otherwise and whether or not currently in litigation) and all judgments in favor of the Debtor; (e) all rights and claims of the Debtor under warranties and indemnities; and (f) all rights of the Debtor under any insurance, surety, or similar contract or arrangement.

         "Governmental Authority" means any nation or government, any state or political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

         "Inventory" means any "inventory", as such term is defined in Section 9.109(4) of the UCC, whether now owned or hereafter acquired by the Debtor, and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by the Debtor: (a) all goods and other personal property of the Debtor that are held for sale or lease or to be furnished under any contract of service; (b) all raw materials, work-in-process, finished goods, inventory, supplies and materials of the Debtor; (c) all wrapping, packaging, advertising and shipping materials of the Debtor; and (d) all goods that have been returned to, repossessed by, or stopped in transit by the Debtor.

         "Person" means any individual, corporation, business trust, association, company, partnership, joint venture, Governmental Authority, or other entity.

         "Proceeds" means any "proceeds", as such term is defined in Section
9.306 of the UCC and, in any event, shall include, but not be limited to: (a) any and all proceeds of any insurance, indemnity, warranty, or guaranty payable to the Debtor from time to time with respect to any of the Collateral; (b) any and all payments (in any form whatsoever) made or due and payable to the Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure, or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of Governmental Authority); (c) all instruments, documents, chattel paper and General Intangibles received or arising in connection with a disposition of the Collateral; and (d) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

         "UCC" means the Uniform Commercial Code as in effect in the State of Texas; provided, that if by mandatory provisions of law, the perfection or effect of perfection or non-perfection of





Schedule 2 - Page 2 of 3
the security interest created hereunder in any Collateral is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provision hereof relating to such perfection or the effect of perfection or non- perfection.





Schedule 2 - Page 3 of 3

                                  EXHIBIT "G"
                                       TO
                            SOFTWARE SPECTRUM, INC.
                                CREDIT AGREEMENT

                         Subsidiary Security Agreement

                               SECURITY AGREEMENT


         THIS SECURITY AGREEMENT (the "Agreement") dated as of ____________ is by and between _________ ("Debtor") and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, as agent for itself and the other Banks (as defined below) (the "Secured Party").

                                R E C I T A L S:

         A. Software Spectrum, Inc., a Texas corporation (the "Borrower"), the lenders named therein (the "Banks") and the Secured Party have entered into that certain Credit Agreement dated May 3, 1996 (such Credit Agreement, as the same may be amended or otherwise modified from time to time, being hereinafter referred to as the "Credit Agreement"; terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined therein).

         B. The Secured Party and the Banks have conditioned their obligations under the Credit Agreement upon the execution and delivery of this Agreement by the Debtor.

         NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                  Definitions

         Section 1.1 Definitions. As used in this Agreement, the following terms have the following meanings:

                 "Account" means any "account", as such term is defined in
         Section 9.106 of the UCC, whether now owned or hereafter acquired by the Debtor, and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by the
         Debtor: (a) all rights of the Debtor to payment for goods sold or leased or services rendered, whether or not earned by performance; (b) all accounts receivable of the Debtor; (c) all security pledged, assigned, or granted to or held by the Debtor to secure any of the foregoing; (d) all letters of credit securing, all guaranties of, or indemnifications with respect to, any of the foregoing; and (e) all rights of the Debtor as an unpaid seller of goods or services, including, but not limited to, all rights of stoppage in transit, replevin, reclamation, and resale.


                 "Collateral" has the meaning specified in Section 2.1 of this Agreement.





SECURITY AGREEMENT (SUBSIDIARY)- Page 1

                 "General Intangibles" means any "general intangibles", as such term is defined in Section 9.106 of the UCC, whether now owned or hereafter acquired by the Debtor and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by the Debtor: (a) to the extent assignable or to the extent a consent to assignment has been obtained, all of the Debtor's books, records, data, plans, manuals, computer software, computer tapes, computer disks, computer programs, source codes, object codes and all rights of the Debtor to retrieve data and other information from third parties; (b) to the extent assignable or to the extent a consent to assignment has been obtained, all of the Debtor's contract rights; (c) all rights of the Debtor to payment under letters of credit and similar agreements; (d) all choses in action and causes of action of the Debtor (whether arising in contract, tort, or otherwise and whether or not currently in litigation) and all judgments in favor of the Debtor; (e) all rights and claims of the Debtor under warranties and indemnities; and (f) all rights of the Debtor under any insurance, surety, or similar contract or arrangement.

                 "Inventory" means any "inventory", as such term is defined in
         Section 9.109(4) of the UCC, whether now owned or hereafter acquired by the Debtor, and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by the
         Debtor: (a) all goods and other personal property of the Debtor that are held for sale or lease or to be furnished under any contract of service; (b) all raw materials, work-in-process, finished goods, inventory, supplies and materials of the Debtor; (c) all wrapping, packaging, advertising and shipping materials of the Debtor; and (d) all goods that have been returned to, repossessed by, or stopped in transit by the Debtor.

                 "Obligations" means all present and future indebtedness, liabilities and obligations of the Debtor to the Secured Party under the Loan Documents, including, without limitation, the "Guaranteed Indebtedness" as defined in the Guaranty to which Debtor is a party.

                 "Proceeds" means any "proceeds", as such term is defined in
         Section 9.306 of the UCC and, in any event, shall include, but not be limited to, (a) any and all proceeds of any insurance, indemnity, warranty, or guaranty payable to the Debtor from time to time with respect to any of the Collateral; (b) any and all payments (in any form whatsoever) made or due and payable to the Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure, or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of Governmental Authority); (c) all instruments, documents, chattel paper and General Intangibles received or arising in connection with a disposition of the Collateral; and (d) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.





SECURITY AGREEMENT (SUBSIDIARY)- Page 2

                 "UCC" means the Uniform Commercial Code as in effect in the State of Texas; provided, that if by mandatory provisions of law, the perfection or effect of perfection or non-perfection of the security interest created hereunder in any Collateral is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provision hereof relating to such perfection or the effect of perfection or non-perfection.

         Section 1.2 Other Definitional Provisions. References to "Sections", "subsections", "Exhibits" and "Schedules" shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. All references to statutes and regulations shall include any amendments of the same and any successor statutes and regulations. Terms used herein, which are defined in the UCC, unless otherwise defined herein or in the Credit Agreement, shall have the meanings as set forth in the UCC.

                                   ARTICLE II

                               Security Interest

         Section 2.1 Security Interest. As collateral security for the prompt payment and performance in full when due of the Obligations (whether at stated maturity, by acceleration, or otherwise), the Debtor hereby collaterally assigns to Secured Party, and grants to the Secured Party a security interest in, all of the Debtor's right, title and interest in and to the following, whether now owned or hereafter arising or acquired and wherever located (collectively, the "Collateral"):

         (a)     all Accounts;

         (b)     all Inventory;

         (c) all instruments, documents, chattel paper and General Intangibles evidencing or otherwise relating to the Accounts and Inventory; and

         (d)     all Proceeds and products of any or all of the foregoing.

         Section 2.2 Debtor Remains Liable. Notwithstanding anything to the contrary contained herein, (a) the Debtor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Secured Party of any of its rights hereunder shall not release the Debtor from any of its duties or obligations





SECURITY AGREEMENT (SUBSIDIARY)- Page 3
under the contracts and agreements included in the Collateral and (c) the Secured Party shall not have any obligation or liability under any of the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Secured Party be obligated to perform any of the obligations or duties of the Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

                                  ARTICLE III

                         Representations and Warranties

         To induce the Secured Party to enter into this Agreement and the Credit Agreement, the Debtor represents and warrants to the Secured Party that:

         Section 3.1 Representations and Warranties in the Credit Agreement. All representations and warranties relating to the Debtor in the Credit Agreement are true and correct.

         Section 3.2 Accounts. Unless the Debtor has given the Secured Party written notice to the contrary, whenever the security interest granted hereunder attaches to an Account, the Debtor shall be deemed to have represented and warranted to the Secured Party as to each of its Accounts that
(a) each Account is genuine and in all respects what it purports to be, (b) each Account represents the legal, valid and binding obligation of the account debtor evidencing indebtedness unpaid and owed by such account debtor, (c) the amount of each Account represented as owing is the correct amount actually and unconditionally owing except for normal trade discounts granted and contra accounts, in each case, arising in the ordinary course of business and (d) no Account is subject to any offset, counter claim, or other defense.

         Section 3.3 Financing Statements. No financing statement, security agreement, or other Lien instrument covering all or any part of the Collateral is on file in any public office, except as may have been filed in favor of the Secured Party pursuant to this Agreement. The Debtor does not do business and has not done business within the past five (5) years under a trade name or any name other than (a) the name set forth at the beginning of this Agreement which is its exact name set forth in its certificate of incorporation and (b) the names set forth on Schedule 1 hereto.

         Section 3.4 Principal Place of Business. The principal place of business and chief executive office of the Debtor, and the office where the Debtor keeps its books and records, is located at the "Address for Notices" for Borrower set forth in the Credit Agreement.

         Section 3.5 Location of Collateral. Schedule I attached hereto sets forth all locations where Debtor has a place of business and where the Debtor maintains Collateral other than (A) In-Transit Inventory (as defined in
Section 4.4 below) and (B) Inventory held by customers or Inventory otherwise held by third parties with an aggregate book value that does not exceed at any time the sum of Two Million Five Hundred Thousand Dollars ($2,500,000) minus the book value





SECURITY AGREEMENT (SUBSIDIARY)- Page 4
of all such inventory owned by Borrower and all other Granting Subsidiaries (any such Inventory described in this clause (B) herein the "Excluded Sale on Approval Inventory"). The Debtor does not carry on any business in any location other than as set forth on Schedule 1. Schedule 1 correctly identifies the landlords or mortgagees, if any, of the property where the Debtor's Inventory (other than Excluded Sale on Approval Inventory) is located. No Persons other than the Debtor and the Secured Party have possession of any of the Collateral except for In-Transit Inventory and Excluded Sale on Approval Inventory. No Collateral has been located in any state or county other than as disclosed on Schedule 1 within the last four (4) months from the date hereof other than In-Transit Inventory and Excluded Sale on Approval Inventory. All instruments, documents, letters of credit and chattel paper which constitute Collateral of the Debtor have been delivered to the Secured Party except as permitted by Section 4.8.

         Section 3.6 Perfection. Upon the filing of Uniform Commercial Code financing statements in the jurisdictions listed on Schedule 2 attached hereto and upon the Secured Party's obtaining possession of all instruments, documents and chattel paper pledged hereunder, the security interest in favor of the Secured Party created herein will constitute a valid and perfected Lien upon and security interest in all the Collateral other than the Excluded Sale on Approval Inventory, subject to no equal or prior Liens other than Liens permitted by the Credit Agreement.

                                   ARTICLE IV

                                   Covenants

         The Debtor covenants and agrees with the Secured Party that until the Obligations are paid and performed in full and all Commitments of the Banks and the Secured Party to the Borrower and the Debtor have terminated:

         Section 4.1 Credit Agreement Covenants. The Debtor shall observe all covenants relating to the Debtor set forth in the Credit Agreement.

         Section 4.2 Modification of Accounts. The Debtor shall, in accordance with prudent business practices, endeavor to collect or cause to be collected from each account debtor under its Accounts, as and when due, any and all amounts owing under such Accounts. The Debtor shall not, except in the ordinary course of business (a) grant any extension of time for any payment with respect to any of the Accounts, (b) compromise, compound, or settle any of the Accounts for less than the full amount thereof, (c) release, in whole or in part, any Person liable for payment of any of the Accounts, (d) allow any credit or discount for payment with respect to any Account other than trade discounts granted in the ordinary course of business, or (e) release any Lien or guaranty securing any Account.

         Section 4.3 Further Assurances. At any time and from time to time, upon the request of the Secured Party, and at the sole expense of the Debtor, the Debtor shall promptly execute and





SECURITY AGREEMENT (SUBSIDIARY)- Page 5
deliver all such further instruments, agreements and documents and take such further action as the Secured Party may deem necessary or desirable to preserve and perfect its security interest in the Collateral and carry out the provisions and purposes of this Agreement subject to Section 9.10 of the Credit Agreement.

         Section 4.4 Bailees. If any of the Collateral is at any time in the possession or control of any warehouseman, bailee, any of the Debtor's agents or processors or any other third Person, the Debtor shall notify such warehouseman, bailee, agent, processor or third Person of the security interest created hereunder and shall instruct such Person to hold such Collateral for the Secured Party's account subject to the Secured Party's instructions and shall take all actions deemed necessary or desirable by Secured Party to protect and perfect its security interest in the Collateral such Person is to hold with the priority required by the Loan Documents; provided that prior to the occurrence of a Default, Debtor shall not be required to take any of the foregoing actions or any other action necessary to protect or perfect the Agent's security interest in (a) any Inventory (or documents relating to Inventory) held by a freight forwarder or shipper which is subject to an enforceable contract for sale and is in transit to the purchaser thereof (any such Inventory herein the "In-Transit Inventory") or (b) any Excluded Sale on Approval Inventory.

         Section 4.5 Inspection Rights. The Debtor shall permit the Secured Party and its representatives to examine, inspect and audit the Collateral and to examine and inspect the Debtor's books and records at any reasonable time and as the Secured Party may desire. The Secured Party may in connection with any asset audit of Debtor contact account debtors to verify the existence, amounts and terms of the Accounts.

         Section 4.6 Corporate Changes. The Debtor shall not change its name, Federal Tax Identifier Number, identity, or corporate structure in any manner that might make any financing statement filed in connection with this Agreement seriously misleading unless the Debtor shall have given the Secured Party thirty (30) days prior written notice thereof and shall have taken all action reasonably deemed necessary or desirable by the Secured Party to make each financing statement not seriously misleading. The Debtor shall not change its principal place of business, chief executive office, or the place where it keeps its books and records unless it shall have given the Secured Party thirty
(30) days prior written notice thereof and shall have taken all action reasonably deemed necessary or desirable by the Secured Party to cause its security interest in the Collateral to be perfected with the priority required by the Loan Documents.

         Section 4.7 Inventory. The Debtor shall keep all Inventory (other than In-Transit Inventory and Excluded Sale on Approval Inventory) at one or more of the locations specified on Schedule 1 hereto or, upon thirty
(30) days prior written notice to the Secured Party, at such other places within the United States of America where all action required to perfect the Secured Party's security interest in the Inventory with the priority required by this Agreement shall have been taken. The Debtor shall maintain the Inventory in good condition and repair (ordinary wear and tear excepted). The Debtor shall not permit any waste of the Inventory or any part thereof





SECURITY AGREEMENT (SUBSIDIARY)- Page 6

(reasonable obsolesence excepted). The Debtor shall not permit the Inventory to be used in violation of any law, rule, or regulation or inconsistently with the terms of any policy of insurance. The Debtor shall not use or permit any of the Inventory to be used in any manner or for any purpose that would impair its value or expose it to unusual risk.

         Section 4.8 Collection of Accounts; Delivery of Collateral. Except as otherwise provided in this Section, the Debtor shall have the right to collect and receive payments on the Accounts, instruments, letters of credit and chattel paper included in the Collateral, to receive and further negotiate in the ordinary course of business all documents (including, without limitation, documents of title) evidencing Inventory, and to receive, retain and draw under, in the ordinary course of business, all letters of credit included in the Collateral, but Debtor shall promptly deliver all other Collateral (the possession of which is necessary to perfect the security interest therein) and all proceeds of Collateral (other than the proceeds which the Debtor is entitled to retain as described previously in this sentence) to Secured Party. In connection with the collections on Accounts, the Debtor may take (and, at the Secured Party's direction, shall take) such actions as the Debtor or the Secured Party reasonably may deem necessary or advisable to enforce collection of the Accounts. If an Event of Default shall have occurred and be continuing, the Debtor shall, upon the request of the Secured Party, deliver all letters of credit and documents constituting Collateral to Secured Party and instruct all account debtors and other Persons obligated in respect of the Collateral to make all payments thereon either (a) directly to the Secured Party (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of the Secured Party), or
(b) to one or more other banks in the United States of America (by instructing that such payments be remitted to a post office box which shall be in the name or under the control of the Secured Party) under arrangements in form and substance satisfactory to the Secured Party pursuant to which the Debtor shall have irrevocably instructed such other bank (and such other bank shall have agreed) to remit all such payments directly to the Secured Party. In addition to the foregoing, the Debtor agrees that if any Proceeds of any Collateral (including payments made in respect of Accounts) shall be received by the Debtor while an Event of Default exists, the Debtor shall promptly deliver such Proceeds to the Secured Party with any necessary endorsements. Until such Proceeds are delivered to the Secured Party, such Proceeds shall be held in trust by the Debtor for the benefit of the Secured Party and shall not be commingled with any other funds or property of the Debtor. All Proceeds of Collateral received by the Secured Party pursuant to this Section may be applied by the Secured Party to the Obligations in such order and manner as the Secured Party may elect in accordance with the Credit Agreement.





SECURITY AGREEMENT (SUBSIDIARY)- Page 7

                                   ARTICLE V

                          Rights of the Secured Party

         Section 5.1 POWER OF ATTORNEY. THE DEBTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE SECURED PARTY AND ANY OFFICER OR AGENT THEREOF, WITH FULL POWER OF SUBSTITUTION, AS ITS TRUE AND LAWFUL ATTORNEY-IN-FACT WITH FULL IRREVOCABLE POWER AND AUTHORITY IN THE NAME OF THE DEBTOR OR IN ITS OWN NAME, TO TAKE AFTER THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, ANY AND ALL ACTION AND TO EXECUTE ANY AND ALL DOCUMENTS AND INSTRUMENTS WHICH THE SECURED PARTY AT ANY TIME AND FROM TIME TO TIME DEEMS NECESSARY OR DESIRABLE TO ACCOMPLISH THE PURPOSES OF THIS AGREEMENT AND, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE DEBTOR HEREBY GIVES THE SECURED PARTY THE POWER AND RIGHT ON BEHALF OF THE DEBTOR AND IN ITS OWN NAME TO DO ANY OF THE FOLLOWING AFTER THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, WITHOUT NOTICE TO OR THE CONSENT OF THE DEBTOR:

                      (i) to demand, sue for, collect, or receive in the name of the Debtor or in its own name, any money or property at any time payable or receivable on account of or in exchange for any of the Collateral and, in connection therewith, endorse checks, notes, drafts, acceptances, money orders, documents of title, or any other instruments for the payment of money under the Collateral or any policy of insurance;

                      (ii) to pay or discharge taxes, Liens, or other encumbrances levied or placed on or threatened against the Collateral;

                    (iii) to notify post office authorities to change the address for delivery of mail of the Debtor to an address designated by the Secured Party and to receive, open and dispose of mail addressed to the Debtor;

                      (iv) (A) to direct account debtors and any other parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Secured Party or as the Secured Party shall direct;
         (B) to receive payment of and receipt for any and all monies, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts and other documents relating to the Collateral; (D) to commence and prosecute any suit, action, or proceeding at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in





SECURITY AGREEMENT (SUBSIDIARY)- Page 8
         respect of any Collateral; (E) to participate in the defense of, or if Debtor fails to defend, to defend any suit, action, or proceeding brought against the Debtor with respect to any Collateral; (F) to settle, compromise, or adjust any suit, action, or proceeding described in clause (D) and clause (E) above if, in the case of clause
         (E) Secured Party is conducting the applicable defense and, in connection therewith, to give such discharges or releases as the Secured Party may deem appropriate; (G) to exchange any of the Collateral for other property upon any merger, consolidation, reorganization, recapitalization, or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Collateral with any committee, depositary, transfer agent, registrar, or other designated agency upon such terms as the Secured Party may determine;
         (H) to add or release any guarantor, indorser, surety, or other party to any of the Collateral; (I) to renew, extend, or otherwise change the terms and conditions of any of the Collateral; (J) to make, settle, compromise, or adjust any claims under or pertaining to any of the Collateral (including claims under any policy of insurance); and
         (K) to sell, transfer, pledge, convey, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and to do, at the Secured Party's option and the Debtor's expense, at any time, or from time to time, all acts and things which the Secured Party deems necessary to protect, preserve, maintain, or realize upon the Collateral and the Secured Party's security interest therein.

         THIS POWER OF ATTORNEY IS A POWER COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE. The Secured Party shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Secured Party in this Agreement, and the Secured Party shall not be liable for any failure to do so or any delay in doing so. Neither the Secured Party nor any Person designated by the Secured Party shall be liable for any act or omission or for any error of judgment or any mistake of fact or law. This power of attorney is conferred on the Secured Party solely to protect, preserve, maintain and realize upon its security interest in the Collateral. The Secured Party shall not be responsible for any decline in the value of the Collateral and shall not be required to take any steps to preserve rights against prior parties or to protect, preserve, or maintain any Lien given to secure the Collateral.

         Section 5.2 Assignment by the Secured Party. Subject to the terms of the Credit Agreement, the Secured Party may at any time assign or otherwise transfer all or any portion of its rights and obligations under the Loan Documents (including, without limitation, the Obligations) to any other Person, and such Person shall thereupon become vested with all the benefits thereof granted to the Secured Party herein or otherwise.

         Section 5.3 Performance by the Secured Party. If the Debtor shall fail to perform any covenant or agreement contained in this Agreement, the Secured Party may perform or attempt to perform such covenant or agreement on behalf of the Debtor. In such event, the Debtor shall,





SECURITY AGREEMENT (SUBSIDIARY)- Page 9
at the request of the Secured Party, promptly pay any amount expended by the Secured Party in connection with such performance or attempted performance to the Secured Party, together with interest thereon at the Default Rate from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that the Secured Party shall not have any liability or responsibility for the performance of any obligation of the Debtor under this Agreement.

                                   ARTICLE VI

                                    Default

         Section 6.1 Rights and Remedies. If an Event of Default shall have occurred and be continuing, the Secured Party shall have the following rights and remedies:

                      (i) In addition to all other rights and remedies granted to the Secured Party in this Agreement or in any other Loan Document or by applicable law, the Secured Party shall have all of the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral). Without limiting the generality of the foregoing, the Secured Party may (A) without demand or notice to the Debtor, collect, receive, or take possession of the Collateral or any part thereof and for that purpose the Secured Party may enter upon any premises on which the Collateral is located and remove the Collateral therefrom or render it inoperable, and/or (B) sell, lease, or otherwise dispose of the Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at the Secured Party's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Secured Party may deem commercially reasonable. The Secured Party shall have the right at any public sale or sales, and, to the extent permitted by applicable law, at any private sale or sales, to bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) and become a purchaser of the Collateral or any part thereof free of any right or equity of redemption on the part of the Debtor, which right or equity of redemption is hereby expressly waived and released by the Debtor. Upon the request of the Secured Party, the Debtor shall assemble the Collateral and make it available to the Secured Party at any place designated by the Secured Party that is reasonably convenient to the Debtor and the Secured Party. The Debtor agrees that the Secured Party shall not be obligated to give more than ten
         (10) days prior written notice of the time and place of any public sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters. The Secured Party shall not be obligated to make any sale of Collateral if it shall determine not to do so, regardless of the fact that notice of sale of Collateral may have been given. The Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. The Debtor shall be liable for all





SECURITY AGREEMENT (SUBSIDIARY)- Page 10 reasonable expenses of retaking, holding, preparing for sale, or the like, and all reasonable attorneys' fees, legal expenses and other costs and expenses incurred by the Secured Party in connection with the collection of the Obligations and the enforcement of the Secured Party's rights under this Agreement. The Debtor shall remain liable for any deficiency if the Proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations in full. The Secured Party may apply the Collateral against the Obligations in such order and manner as the Secured Party may elect in its sole discretion. The Debtor waives all rights of marshaling, valuation and appraisal in respect of the Collateral.

                      (ii) The Secured Party may cause any or all of the Collateral held by it to be transferred into the name of the Secured Party or the name or names of the Secured Party's nominee or nominees.

                    (iii) The Secured Party may exercise any and all rights and remedies of the Debtor under or in respect of the Collateral, including, without limitation, any and all rights of the Debtor to demand or otherwise require payment of any amount under, or performance of any provision of, any of the Collateral and any and all voting rights and corporate powers in respect of the Collateral.

                      (iv) The Secured Party may collect or receive all money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so.

                      (v) On any sale of the Collateral, the Secured Party is hereby authorized to comply with any limitation or restriction with which compliance is necessary, in the view of the Secured Party's counsel, in order to avoid any violation of applicable law or in order to obtain any required approval of the purchaser or purchasers by any applicable Governmental Authority.

                                  ARTICLE VII

                                 Miscellaneous

         Section 7.1 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Debtor and the Secured Party and their respective successors and assigns, except that the Debtor may not assign any of its rights or obligations under this Agreement without the prior written consent of the Secured Party.

         Section 7.2 AMENDMENT; ENTIRE AGREEMENT. THIS AGREEMENT EMBODIES THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL,





SECURITY AGREEMENT (SUBSIDIARY)- Page 11

                                  ARTICLE VII

                                 Miscellaneous

         Section 7.1 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Debtor and the Secured Party and their respective successors and assigns, except that the Debtor may not assign any of its rights or obligations under this Agreement without the prior written consent of the Secured Party.

         Section 7.2 AMENDMENT; ENTIRE AGREEMENT. THIS AGREEMENT EMBODIES THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL,





SECURITY AGREEMENT (SUBSIDIARY)- Page 12

RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions of this Agreement may be amended or waived only by an agreement in writing signed by the parties hereto.

         Section 7.3 Notices. All notices and other communications provided for in this Agreement shall be given to the Debtor in care of the Borrower in accordance with the notice provisions set forth in the Credit Agreement.

         Section 7.4 Governing Law. This Agreement and the other Loan Documents shall be governed by, and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America.

         Section 7.5 Headings. The headings, captions and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

         Section 7.6 Survival of Representations and Warranties. All representations and warranties made in this Agreement or in any certificate delivered pursuant hereto shall survive the execution and delivery of this Agreement, and no investigation by the Secured Party shall affect the representations and warranties or the right of the Secured Party to rely upon them.

         Section 7.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         Section 7.8 Waiver of Bond. In the event the Secured Party seeks to take possession of any or all of the Collateral by judicial process, the Debtor hereby irrevocably waives any bonds and any surety or security relating thereto that may be required by applicable law as an incident to such possession, and waives any demand for possession prior to the commencement of any such suit or action.

         Section 7.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 7.10 Obligations Absolute. All rights and remedies of the Secured Party hereunder, and all obligations of the Debtor hereunder, shall be absolute and unconditional irrespective of:





SECURITY AGREEMENT (SUBSIDIARY)- Page 12

                 (a) any lack of validity or enforceability of the Credit Agreement or any of the other Loan Documents;

                 (b) any change in the time, manner, or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement or any of the other Loan Documents;

                 (c) any exchange, release, or nonperfection of any Collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Obligations; or

                 (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, a third party pledgor.

         Section 7.11 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEBTOR HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF THE SECURED PARTY IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.





         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.


                                      DEBTOR:
                                      ------


                                      --------------------------------------

                                      By:
                                         -----------------------------------
                                           Name:
                                                ----------------------------
                                           Title:
                                                 ---------------------------



                                      SECURED PARTY:
                                      -------------






SECURITY AGREEMENT (SUBSIDIARY)- Page 13

                                      TEXAS COMMERCE BANK
                                      NATIONAL ASSOCIATION, as Agent


                                      By:
                                         -----------------------------------
                                           Name:
                                                ----------------------------
                                           Title:
                                                 ---------------------------





SECURITY AGREEMENT (SUBSIDIARY)- Page 14

                                   Schedule 1
                                       to
                               Security Agreement
                             Locations of Inventory


                               I.  Assumed Names



                                 II.  Locations

- -------------------------------------------------------------------------------------------------------------------------
                                                                           Name and Address of Landlord or Mortgagee of
                Address                         Lease/Own                                Premises (if any)
- -------------------------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------------------------

- -------------------------------------------------------------------------------------------------------------------------

- -------------------------------------------------------------------------------------------------------------------------

- -------------------------------------------------------------------------------------------------------------------------

- -------------------------------------------------------------------------------------------------------------------------


Schedule 1 to Security Agreement - Solo Page

                                   Schedule 2
                                       to
                               Security Agreement

                            Jurisdictions for Filing
                           UCC-1 Financing Statements

                                  EXHIBIT "H"
                                       TO
                            SOFTWARE SPECTRUM, INC.
                                CREDIT AGREEMENT

                           Assignment and Acceptance

                           ASSIGNMENT AND ACCEPTANCE

                          Dated _______________, 19__


         Reference is made to the Credit Agreement dated as of May 3, 1996 (as the same may be amended and in effect from time to time, the "Credit Agreement"), among Software Spectrum, Inc., a Texas corporation (the "Borrower"), the banks named therein (the "Banks") and Texas Commerce Bank National Association, as agent for the Banks (the "Agent"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement. This Assignment and Acceptance is being executed pursuant to Section 14.8 the Credit Agreement.

________________________________ (the "Assignor") and _________________________
(the "Assignee") agree as follows:


         1. The Assignor hereby sells and assigns to the Assignee without recourse, representation or warranty except as specifically set forth herein, and the Assignee hereby purchases and assumes from the Assignor, a ___________% interest in and to all the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents as of the Effective Date (as defined below) (including, without limitation, such percentage interest in the Commitments of the Assignor on the Effective Date and such percentage interest in the Loans owing to, and Letter of Credit Liabilities (including participations purchased pursuant to the Credit Agreement) held by, the Assignor outstanding on the Effective Date together with such percentage interest in all unpaid interest and fees accrued from the Effective Date).

         2. The Assignor (i) represents that as of the date hereof, its Revolving Commitment is $_____________, the outstanding principal balance of its Revolving Loans is $_____________, and the outstanding Letter of Credit Liabilities (including participations purchased pursuant to the Credit Agreement) held by it is $____________, and the outstanding principal balance of its Term Loan is $____________ (all as unreduced by any assignments which have not yet become effective); (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Loan Document, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Obligated Party or the performance or observance by the Borrower or any Obligated Party of any of their obligations under the Agreement or any other Loan Document;





ASSIGNMENT AND ACCEPTANCE - Page 1
                 and (iv) attaches the Notes held by Assignor and requests that the Agent exchange such Notes for new Notes payable to the order of (A) Assignee in amounts equal to the Commitments assumed by the Assignee pursuant hereto and the outstanding principal amount of the Loans assigned to Assignee pursuant hereto, as applicable, and (B) the Assignor in amounts equal to the Commitments and Loans retained by the Assignor under the Credit Agreement, as specified above.

         3. The Assignee (i) represents and warrants that it is legally authorized to enter in this Assignment and Acceptance; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 9.1 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Agent, the Assignor, or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Loan Documents; (iv) confirms that it is eligible to be an Assignee; (v) appoints authorizes the Agent to take such action on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Bank; [and (vii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty].1

         4. The effective date for this Assignment and Acceptance shall be _______________, 19__ (the "Effective Date").2 Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent.

         5. Upon such acceptance and recording, from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, shall have the rights and obligations of a Bank thereunder and under the other Loan Documents and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be





_________________________

(1) If the Assignee is organized under the laws of a jurisdiction outside the United States.

(2) Such date shall be at least Three (3) Business Days after the execution of this Assignment and Acceptance and delivery thereof to the Agent.

ASSIGNMENT AND ACCEPTANCE - Page 2
                 released from its obligations under the Credit Agreement and the other Loan Documents.

         6. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees, and other amounts) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Note for periods prior to the Effective Date directly between themselves.

         7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Texas and applicable laws of the United States of America.


                                    [NAME OF ASSIGNOR]


                                    By:
                                         -----------------------------------
                                         Name:
                                              ------------------------------
                                         Title:
                                               -----------------------------


                                    [NAME OF ASSIGNEE]


                                    By:
                                         -----------------------------------
                                         Name:
                                              ------------------------------
                                         Title:
                                               -----------------------------

ACCEPTED BY:

TEXAS COMMERCE BANK
NATIONAL ASSOCIATION, as Agent


By:
   ----------------------------------------
Name:
     --------------------------------------
Title:
      -------------------------------------

SOFTWARE SPECTRUM, INC.


By:
   ----------------------------------------
Name:
     --------------------------------------
Title:
      -------------------------------------





ASSIGNMENT AND ACCEPTANCE - Page 3

                                  EXHIBIT "I"
                                       to
                            SOFTWARE SPECTRUM, INC.
                                CREDIT AGREEMENT

                             Compliance Certificate

                             COMPLIANCE CERTIFICATE
                                    for the
                        quarter ending ________ __, ____



To:      Texas Commerce Bank
         National Association, as agent
         1111 Fannin, 9th Floor MS46
         Houston, Texas  77002

         with a copy to

         2200 Ross Avenue, 3rd Floor
         Dallas, Texas  75201

         and each Bank

Ladies and Gentlemen:

         This Compliance Certificate (the "Certificate") is being delivered pursuant to Section 9.1(c) of that certain Credit Agreement (as amended, the "Agreement") dated as of May 3, 1996 among SOFTWARE SPECTRUM, INC. (the "Borrower"), TEXAS COMMERCE BANK NATIONAL ASSOCIATION, as agent and the Banks named therein. All capitalized terms, unless otherwise defined herein, shall have the same meanings as in the Agreement. All the calculations set forth below shall be made pursuant to the terms of the Agreement.

         The undersigned, an authorized financial officer of the Borrower, does hereby certify to the Agent and the Banks that:

 1.       DEFAULT.

          No Default has occurred and is continuing or if a Default has occurred and is continuing, I have described on the attached Exhibit "A" the nature thereof and the steps taken or proposed to remedy such Default.


                                                                                             Compliance
                                                                                             ----------

 2.     SECTION 9.1 - FINANCIAL STATEMENTS AND RECORDS

        (a)  Annual audited financial statements of Borrower on                          Yes      No      N/A
             or before 90 days after the end of each Fiscal Year.

        (b)  Quarterly unaudited financial statements of Borrower                        Yes      No      N/A
             on a consolidated basis and each Foreign Subsidiary
             within 45 days after each Fiscal Quarter end.






COMPLIANCE CERTIFICATE - Page 1

        (c)  Borrowing Base Report together with an aging of                             Yes      No      N/A
             accounts receivables within 30 days of each month
             end.

 3.     SECTION 10.1  - DEBT

        No Additional Debt except:

        (a)  Purchase money not to exceed:                                  $1,000,000
             Actual Outstanding:                                             $________   Yes               No
        (b)  Guaranties of surety and other bonds not to exceed:            $1,000,000
             Actual Outstanding:                                             $________   Yes               No
        (c)  Outstanding Guaranties of permitted Debt of Foreign
             Subs and Foreign Ventures                                       $________
             (i)  Outstanding Loans, advances and other
                  extensions of credit to Foreign Subs and                   $________
                  Foreign Ventures                                           $________
             (ii) Letters of Credit backing Foreign Sub Debt                 $________
             (iii)         Limit:  $30,000,000 minus c (i) and c            $5,000,000   Yes               No
                           (ii)                                              $________
        (d)  Other Debt not to exceed
             Actual Outstanding:
 4.     SECTION 10.5 - INVESTMENTS
        --------------------------

        (a)  Outstanding Loans, advances and extensions of credit
             to Foreign Subs and Foreign Ventures                            $________
             (i)  Outstanding Guaranties of permitted Foreign
                  Subs and Foreign Ventures                                  $________
             (ii) Letters of Credit backing Foreign Sub debt                 $________
             (iii)         Limit:  $30,000,000 minus (a) (i) and             $________   Yes               No
                           (a) (ii)                                          $________
        (b)  Consolidated Net Worth (from 5(h))                              $________
        (c)  15% of 4(b)                                                     $________   Yes               No
        (d)  Investments and capital contributions in Foreign                 $100,000   Yes               No
             Subs and Foreign Ventures (limited to 4(c))                     $________
        (e)  Other investments limited to                                    $________
        (f)  Actual book value

 5.     SCHEDULE 11.1 - CONSOLIDATED  NET WORTH
        ---------------------------------------

        (a)  $________ (i.e., 90% of 3/31/96 Consolidated Net
             Worth)                                                         $_________
        (b)  Net Income for current Fiscal Quarter
        (c)  Aggregate positive Net Income since 3/31/96 Fiscal             $_________
             Quarter end (excluding current Fiscal Quarter)                 $_________
        (d)  5(b) plus 5(c) =                                               $_________
        (e)  50% of 5(d) =
        (f)  Net process of the sale of all capital stock                   $_________
             of Borrower received since 3/31/96
        (g)  Required Consolidated Net Worth: 5(a) plus 5(e)                $_________
             plus 5(f)                                                      $_________   Yes               No
        (h)  Actual Consolidated Net Worth





COMPLIANCE CERTIFICATE - Page 2

 6.     SECTION 11.2 -FUNDED DEBT TO ADJUSTED EBITDA OR
        -----------------------------------------------
        ANNUALIZED EBITDA
        -----------------

        (a)  Debt for borrowed money                                        $_________
        (b)  Debt evidenced by bond, notes, etc.                            $_________
        (c)  Capital Lease Obligations                                      $_________
        (d)  Letters of Credit                                              $_________
        (e)  Total Funded Debt (sum of (a) through (d))                     $_________
        (f)  Net Income for last 4 Fiscal Quarters (or since                $_________
             6/30/96 if less)
        (g)  Plus provisions for tax                                        $_________
        (h)  less benefit from tax                                          $_________
        (i)  Plus Interest Expense                                          $_________
        (j)  Plus amortization                                              $_________
        (k)  Plus depreciation                                              $_________
        (l)  Borrower EBITDA: 6(f) plus 6(g), 6(i), 6(j) and 6(k)           $_________
             less 6(h)
        (m)  Nonrecurring Changes                                           $_________
        (n)  Adjusted EBITDA (line 6(l) plus line 6(m)                      $_________
        (o)  Annualized EBITDA (line 6(n) x 4, 2 or 4/3 as                  $_________
             determined pursuant to Section 11.2)                           $_________
        (p)  6(e) / 6(n) (or if applicable 6(o)) =                                       Yes               No
        (q)  Maximum Funded Debt to Adjusted EBITDA (or if,                      :1.00
             applicable, Annualized EBITDA)                                  ____:1.00
        (r)  Has the Average Funded Debt to Adjust EBITDA ratio
             been less than 2.00 to 1.00 for the last 2 Fiscal
             Quarters for purposes of and as calculated in
             accordance with Section 5.12?                                               Yes               No

 7.     SECTION 11.3 - FIXED CHARGE COVERAGE
        ------------------------------------

        (a)  Cash Flow for last 4 Fiscal Quarters or since
             6/30/96, if less
             (i)  Adjusted EBITDA (from 6(n))                              $__________
             (ii) minus federal and state income or franchise
                  taxes paid                                               $__________
             (iii)         7(a)(i) minus 7(a)(ii)                          $__________
        (b)  Fixed Charges for last 4 Fiscal Quarters or since
             6/30/96, if less
             (i)  Interest Expense                                         $__________
             (ii) Scheduled amortization of Debt                           $__________
             (iii)         Cash dividends and distributions                $__________
             (iv) Calculated Amount of Capital Expenditures                $__________
             (v)  Total 7(b)(i) plus 7(b)(ii)  plus 7(b)(iii)
                  plus 7(b)(iv)                                            $__________
        (c)  Actual Fixed Charge Coverage: 7(a)(iii) / 7(b)(v)=                  :1.00
        (d)  Minimum Fixed Charge Coverage                                   1.20:1.00   Yes               No





COMPLIANCE CERTIFICATE - Page 3

 8.     DETERMINATION OF MARGIN AND FEES
        --------------------------------

        (a)  Funded Debt to EBITDA Ratio (from 6(q))                        _____:1.00
        (b)  Adjustment to margin and fees required by Section                           Yes               No
             4.2?
        (c)  If adjustment required, set forth below new margins
             and fees in accordance with Section 4.2:                         _______%
             (i)  Base Margin                                                 _______%
             (ii) Commitment Fee Rate                                         _______%
             (iii)         Libor Rate Margin


 9.     ATTACHED SCHEDULES

        Attached hereto as schedules are the calculations supporting the computation set forth above in this Certificate. All information contained herein and on the attached schedules is true and correct.

 10.    FINANCIAL STATEMENTS

        The unaudited financial statements attached hereto were prepared in accordance with GAAP (or the generally accepted accounting principles of the jurisdiction of organization of the applicable Person) and fairly present (subject to year end audit adjustments) the financial conditions and the results of the operations of the Persons reflected thereon, at the date and for the periods indicated therein.

       IN WITNESS WHEREOF, the undersigned has executed this Certificate effective this _______ day of ____________, 199__.


                                        SOFTWARE SPECTRUM, INC.

                                        By:
                                           -----------------------------------
                                        Name:
                                             ---------------------------------
                                        Title:
                                              --------------------------------






COMPLIANCE CERTIFICATE - Page 4